PROSPECTUS SUPPLEMENT
(To Prospectus dated May 21, 1998)
                                  $277,194,500
                                  (APPROXIMATE)
                   Structured Asset Mortgage Investments Inc.
                                    DEPOSITOR
                            EMC Mortgage Corporation
                                 MASTER SERVICER
                Mortgage Pass-Through Certificates, Series 1998-6
         The Mortgage Pass-Through Certificates, Series 1998-6 (collectively, the "Certificates"), consist of all Classes identified in the chart below (the "Offered Certificates") as well as certain additional Classes of Other Certificates (as hereinafter defined) which are not being offered for sale hereunder. The original principal amount of one or more Classes of Certificates may be increased or decreased by up to 10% prior to their issuance, depending on the Mortgage Loans actually delivered to the Trustee named herein, and may be adjusted as necessary to obtain the required ratings on the Offered Certificates. It is a condition to their issuance that each Class of Offered Certificates receive the respective ratings (set forth under "Summary of Terms--Rating") of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch").
                                                  (COVER CONTINUED ON NEXT PAGE)
THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAMI, THE
     TRUSTEE, EMC, BSMCC OR ANY OF THEIR RESPECTIVE AFFILIATES, NEITHER THE
          CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, SAMI, EMC, BSMCC, THE
            TRUSTEE OR ANY OF THEIR AFFILIATES, OR ANY OTHER PERSON,
            DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY
             FROM THE ASSETS TRANSFERRED OR PLEDGED TO THE TRUST FOR
                       THE BENEFIT OF CERTIFICATEHOLDERS.
                            ------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
     MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL
                            ------------------------

$ 104,5CLASS0A-I) CERTIFICATES               $ 7,089,300 (CLASS B-1 CERTIFICATES
$ 55,40CLASS A-II CERTIFICATES               $ 3,544,600 (CLASS B-2 CERTIFICATES
$ 47,23CLASS A-III CERTIFICATES              $ 2,126,800 (CLASS B-3 CERTIFICATES
$ 28,01CLASS A-IV CERTIFICATES               $ 50 (1) CLASS R-1 CERTIFICATE
$ 29,173,900 (5)  CLASS A-V CERTIFICATES     $ 50 (1) CLASS R-2 CERTIFICATE
                   ------------------------------------------

(1) DURING EACH INTEREST ACCRUAL PERIOD (AS DEFINED HEREIN), THE CLASS A-I, CLASS R-1 AND CLASS R-2 CERTIFICATES WILL BEAR INTEREST AT A VARIABLE PASS-THROUGH RATE EQUAL TO THE WEIGHTED AVERAGE OF THE NET RATES (AS DEFINED HEREIN) OF THE GROUP I MORTGAGE LOANS. THE PASS-THROUGH RATE FOR THE FIRST INTEREST ACCRUAL PERIOD FOR THESE CERTIFICATES WILL BE APPROXIMATELY 7.168% PER ANNUM.
                                              (FOOTNOTES CONTINUED ON NEXT PAGE)
               --------------------------------------------------
         THE OFFERED CERTIFICATES WILL BE PURCHASED BY BEAR, STEARNS & CO. INC. (THE "UNDERWRITER") FROM SAMI AND WILL BE OFFERED BY THE UNDERWRITER FROM TIME TO TIME IN NEGOTIATED TRANSACTIONS AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE. PROCEEDS TO SAMI ARE EXPECTED TO BE APPROXIMATELY 102% OF THE AGGREGATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES PLUS ACCRUED INTEREST THEREON, BUT BEFORE DEDUCTING EXPENSES PAYABLE BY SAMI IN CONNECTION WITH THE OFFERED CERTIFICATES, ESTIMATED TO BE $400,000.
         THE OFFERED CERTIFICATES ARE OFFERED BY THE UNDERWRITER WHEN, AS AND IF ISSUED, DELIVERED TO AND ACCEPTED BY THE UNDERWRITER AND SUBJECT TO CERTAIN OTHER CONDITIONS. IT IS EXPECTED THAT DELIVERY OF THE CLASS R-1 AND CLASS R-2 CERTIFICATES WILL BE MADE AGAINST PAYMENT THEREFOR AT THE OFFICES OF BEAR, STEARNS & CO. INC., 245 PARK AVENUE, NEW YORK, NEW YORK 10167 AND THAT DELIVERY OF THE OTHER OFFERED CERTIFICATES WILL BE MADE IN BOOK ENTRY FORM ONLY, THROUGH THE SAME DAY FUNDS SETTLEMENT SYSTEM OF THE DEPOSITORY TRUST COMPANY, IN EACH CASE ON OR ABOUT MAY 29, 1998.
                            BEAR, STEARNS & CO. INC.
             The date of this Prospectus Supplement is May 21, 1998

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(2) During each Interest Accrual Period, the Class A-II Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 7.082% per annum.
(3) During each Interest Accrual Period, the Class A-III Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group III Mortgage Loans. The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 7.174% per annum.
(4) During each Interest Accrual Period, the Class A-IV Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group IV Mortgage Loans. The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 7.037% per annum.
(5) During each Interest Accrual Period, the Class A-V Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group V Mortgage Loans. The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 7.981% per annum.
(6) The Class B-1, Class B-2 and Class B-3 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates of all Classes of Senior Certificates weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group, the Current Principal Amount of the related Class or Classes of Senior Certificates. The Pass-Through Rate for the first Interest Accrual Period for these Certificates will be approximately 7.227% per annum.

            -------------------------------------------------------

(COVER CONTINUED FROM PREVIOUS PAGE)

         The Offered Certificates and the Other Certificates (as defined herein) will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of five groups ("Mortgage Loan Group I," "Mortgage Loan Group II," "Mortgage Loan Group III," "Mortgage Loan Group IV" and "Mortgage Loan Group V" and each, a "Mortgage Loan Group") generally consisting of thirty year, first lien, adjustable rate mortgages secured by one- to four-family residences, individual condominium units and town houses located primarily in California, Arizona and Florida (each a "Mortgaged Property"). The characteristics of the Mortgage Loans comprising all five Mortgage Loan Groups are described herein under "Description of the Mortgage Loans" and in Annex A hereto. All the Mortgage Loans will be acquired by Structured Asset Mortgage Investments Inc. ("SAMI") on the date of issuance of the Certificates from Bear Stearns Mortgage Capital Corporation ("BSMCC"), an affiliate of SAMI and the Underwriter, which acquired the Mortgage Loans from, and in connection with the termination of, four separate trusts established by the Resolution Trust Corporation in 1991 which issued Mortgage Pass-Through Certificates Series 1991-2, Series 1991-4, Series 1991-5 and Series 1991-7.

         Principal and interest on the Certificates are payable as described herein on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in June 1998 (each, a "Distribution Date"). Interest will accrue on the Certificates at the applicable Pass-Through Rates described above and will be distributed in the amounts as described under "Description of the Certificates--Distributions on the Certificates--Interest" herein. Distributions of principal among the Certificates will be made as described under "Description of the Certificates--Distributions on the Certificates--Principal" herein. Realized Losses (as defined under "Description of the Certificates--Realized Losses") on the Mortgage Loans will be allocated to the Certificates as described under "Description of the Certificates--Allocation of Losses; Subordination" herein.

         There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Offered Certificates but is not obligated to do so. There is no assurance that any such market, if established, will continue.

         THE YIELD TO INVESTORS IN EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP OR IN THE CASE OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES, ALL MORTGAGE LOANS, WHICH GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. SINCE SUBSTANTIALLY ALL OF THE MORTGAGE LOANS BEAR ADJUSTABLE INTEREST RATES, THE YIELD TO INVESTORS IN EACH

CLASS OF OFFERED CERTIFICATES WILL ALSO BE HIGHLY SENSITIVE TO THE LEVEL OF THE APPLICABLE INDEX OR INDICES (AS DEFINED HEREIN) ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP OR, IN THE CASE OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES ON ALL OF THE MORTGAGE LOANS. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY REALIZED LOSSES AND NET INTEREST SHORTFALLS (EACH AS DEFINED HEREIN). IN ADDITION, THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY THE AMOUNT OF DEFERRED INTEREST (AS DEFINED HEREIN) WITH RESPECT TO NEGATIVELY AMORTIZING MORTGAGE LOANS. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE LEVEL OF ANY INDEX, THE AMOUNT AND TIMING OF REALIZED LOSSES OR NET INTEREST SHORTFALLS, THE AMOUNT OF DEFERRED INTEREST OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF OFFERED CERTIFICATES. SEE "SUMMARY--YIELD AND PREPAYMENT CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

         As described herein, two separate real estate mortgage investment conduit ("REMIC") elections will be made in connection with the Trust for federal income tax purposes. As described more fully herein and in the Prospectus, all of the Certificates other than the Class R-1 and Class R-2 Certificates will be designated as "regular interests" in a REMIC and the Class R-1 and Class R-2 Certificates will each represent a "residual interest" in REMIC I and REMIC II, respectively. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. The Class R-1 and Class R-2 Certificates will be subject to certain restrictions on transfer and may have tax liabilities during the early years of the REMICs that substantially exceed the principal and interest paid thereon during such period. See "Restrictions on Purchase and Transfer of the Residual Certificates" herein.

         Certain limited representations and warranties concerning the Mortgage Loans will be made by BSMCC. The obligations of BSMCC to repurchase or substitute for a Mortgage Loan as to which a breach has occurred and is continuing will constitute the sole remedies available to Certificateholders with respect to a breach of any representations or warranties concerning the Mortgage Loans. EMC Mortgage Corporation ("EMC") will act as master servicer of the Mortgage Loans.

         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those contained in such statements as a result of the matters set forth above, under "Summary of Terms--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

         The Offered Certificates offered by this Prospectus Supplement constitute a portion of a separate series of Certificates being offered by SAMI pursuant to its Prospectus dated May 21, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                      (This Page Left Blank Intentionally)

                                SUMMARY OF TERMS


         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY SHALL HAVE THE MEANING ASSIGNED ELSEWHERE IN THE PROSPECTUS SUPPLEMENT. SEE "INDEX OF PRINCIPAL DEFINITIONS" HEREIN.

Title of Series........................Mortgage Pass-Through Certificates,
                                       Series 1998-6 (the "Certificates"). The
                                       Offered Certificates and the Other
                                       Certificates will represent in the
                                       aggregate the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans having aggregate principal balances as of the Cut-off Date of approximately
                                       $112,167,449, $59,418,692, $50,656,879,
                                       $30,046,544 and $31,285,723,
                                       respectively. The Certificates will be
                                       issued pursuant to a Pooling and
                                       Servicing Agreement (the "Agreement") to be dated as of May 1, 1998 (the "Cut-off Date") among Structured Asset Mortgage Investments Inc., as depositor ("SAMI"), EMC Mortgage Corporation, as master servicer ("EMC" or the "Master Servicer"), and the Trustee.

Offered Certificates.................. $         104,596,000       (1)        Class A-I Certificates
                                       $          55,407,900       (1)        Class A-II Certificates
                                       $          47,237,500       (1)        Class A-III Certificates
                                       $          28,018,400       (1)        Class A-IV Certificates
                                       $          29,173,900       (1)        Class A-V Certificates
                                       $           7,089,300       (2)        Class B-1 Certificates
                                       $           3,544,600       (2)        Class B-2 Certificates
                                       $           2,126,800       (2)        Class B-3 Certificates
                                       $                  50       (3)        Class R-1 Certificates
                                       $                  50       (3)        Class R-2 Certificates
                                        --------------
                                        (1)   During each Interest Accrual Period, the Class A-I,
                                              Class A-II, Class A-III, Class A-IV and Class A-V
                                              Certificates will bear interest at Variable Pass-
                                              Through Rates equal to the weighted average of the
                                              Net Rates (as defined herein) of the Group I, Group
                                              II, Group III, Group IV and Group V Mortgage
                                              Loans, respectively.  The Pass-Through Rates for the
                                              first Interest Accrual Period for these classes of
                                              Certificates will be approximately 7.168%, 7.082%,
                                              7.174%, 7.037% and 7.981% per annum,
                                              respectively.

                                        (2)   The Class B-1, Class B-2 and Class B-3 Certificates
                                              will bear interest at a variable Pass-Through
                                              Rate equal to the weighted average of the Pass-Through
                                              Rates of all Classes of Senior Certificates weighted


                                              in proportion to the results of subtracting from the
                                              aggregate principal balance of each Mortgage Loan Group, the
                                              Current Principal Amount of the related Class or Classes of
                                              Senior Certificates. The Pass- Through Rate for the first
                                              Interest Accrual Period for these Certificates will be
                                              approximately 7.227% per annum.

                                        (3)   The Class R-1 and Class R-2 Certificates will bear
                                              interest during the initial Interest Accrual Period at a
                                              Variable Pass-Through Rate equal to the weighted
                                              average of the Net Rates of the Group I Mortgage
                                              Loans.  The Pass-Through Rate for the first Interest
                                              Accrual Period for these Certificates will be
                                              approximately 7.168% per annum.

                                    The original principal amount of one or
                                       more Classes of Certificates may be
                                       increased or decreased by SAMI by up to
                                       10%, depending upon the Mortgage Loans
                                       actually acquired by SAMI and delivered
                                       to the Trustee. In addition, the original principal amount of any Class of Certificates may be adjusted, as necessary, to obtain the required ratings on the Certificates from the Rating Agencies. Accordingly, any investor's commitments with respect to the Certificates may be correspondingly decreased or increased.

Other Certificates..................In addition to the Offered Certificates, the Trust will issue the following
                                       Classes of "Other Certificates," in the
                                       indicated approximate original principal amounts, which will provide credit support to the Offered Certificates, but which are not offered hereby:

                                       Class B-4          (1)     $2,552,100
                                       Class B-5          (1)     $1,559,600
                                       Class B-6          (1)     $2,269,086
                                       ----------
                                       (1)     Interest accrues at the same rate
                                               as interest accrues on the
                                               Class B-1, Class B-2 and Class
                                               B-3 Certificates.

                                       Any information contained herein
                                           with respect to the Other
                                           Certificates is provided only to
                                           permit a better understanding of the
                                           Offered Certificates.

Designations
      CERTIFICATES.....................Offered Certificates and Other
                                       Certificates.

      OFFERED CERTIFICATES.............Class A-I, Class A-II, Class A-III, Class
                                       A-IV, Class A-V, Class B-1, Class B-2,
                                       Class B-3, Class R-1 and Class R-2
                                       Certificates.

      OTHER CERTIFICATES...............Class B-4, Class B-5, and Class B-6
                                       Certificates (not offered hereby).

      CLASS A CERTIFICATES.............The Class A-I, Class A-II, Class A-III,
                                         Class A-IV and Class A- V Certificates.

      CLASS B CERTIFICATES.............The Class B-1, Class B-2, Class B-3,
                                         Class B-4, Class B-5 and Class B-6
                                         Certificates.

      SENIOR CERTIFICATES..............The Class A and Residual Certificates.

      SUBORDINATE CERTIFICATES.........The Class B Certificates.

      REGULAR CERTIFICATES.............All Classes of Certificates other than the Class R-1 and Class R- 2
                                         Certificates.

      RESIDUAL CERTIFICATES............The Class R-1 and Class R-2 Certificates.

      PHYSICAL CERTIFICATES............The Class R-1 and Class R-2 Certificates.

      BOOK-ENTRY CERTIFICATES..........All Offered Certificates other than the
                                       Physical Certificates.

Denominations..........................Each Class of Book-Entry Certificates
                                       will be registered as a single
                                       Certificate held by a nominee of The
                                       Depository Trust Company, and beneficial interests will be held by investors through the book-entry facilities of The Depository Trust Company, as described herein, in minimum denominations of $1,000, with respect to the Class A Certificates, and $25,000, with respect to the Class B-1, Class B-2 and Class B-3 Certificates, and, in each case, increments of $1.00 in excess thereof. One Certificate of each Class of Book-Entry Certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class.

                                       The Class R-1 and Class R-2 Certificates will each be issued in certificated fully-registered form in a single certificate of $50.

Depositor..............................SAMI, a wholly-owned subsidiary of BSMCC.
                                       See "The Seller" in the Prospectus.

Seller.................................BSMCC, pursuant to a Mortgage Loan
                                       Purchase Agreement, dated as of May 29,
                                       1998, between BSMCC and SAMI.

Master Servicer........................EMC will act as master servicer with respect to the Mortgage Loans and is
                                       sometimes referred to herein as the
                                       "Master Servicer." See "The Pooling and
                                       Servicing Agreement" herein.

Trustee................................State Street Bank and Trust Company will act as trustee under the Pooling and
                                       Servicing Agreement and is referred to
                                       herein as the "Trustee." See "The Pooling and Servicing Agreement--The Trustee" herein.

Cut-off Date...........................May 1, 1998.

Closing Date...........................On or about May 29, 1998.

The Mortgage Pool......................The Mortgage Loans in the aggregate (the
                                       "Mortgage Pool") generally consist of
                                       thirty year, first lien, adjustable rate mortgage loans secured by one- to four-family residences, individual condominium units and town houses located primarily in California, Arizona and Florida.

                                       After an initial period, the interest
                                       rate borne by each Mortgage Loan (each, a "Mortgage Rate") is adjusted monthly, semiannually, annually or less frequently to equal an index (the "Index") plus (or minus) a fixed percentage set forth in or computed in accordance with the related note (a "Gross Margin") generally subject to rounding and to certain other limitations (including generally a maximum lifetime Mortgage Rate (a "Maximum Lifetime Mortgage Rate") and in certain cases a minimum lifetime Mortgage Rate (a "Minimum Lifetime Mortgage Rate") and in certain cases a maximum upward or downward adjustment on each Interest Adjustment Date (as defined herein), and the Monthly Payment (as defined herein) is adjusted periodically, all as more fully described under "Description of the Mortgage Loans" herein. The Index with respect to approximately 88.80% of the Mortgage Pool by Cut-off Date Scheduled Principal Balance (as defined below), and all of the Group I, Group II, Group III and Group IV Mortgage Loans (other than 1.57% of the Group IV Mortgage Loans, which have a fixed interest rate), is the monthly weighted average cost of funds index for savings institutions that are members of the Federal Home Loan Bank (the "FHLB") of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco (the "Cost of Funds Index"). The Index with respect to approximately 11.03% of the Mortgage Pool by Cut-off Date Scheduled Principal Balance (as defined below), and all of the Group V Mortgage Loans, is the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one-year (the "One-Year Constant Maturity Treasury Index"). Since the interest accruing on certain of the Mortgage Loans at the related Mortgage Rate may exceed the amount of interest actually paid by the borrowers under the corresponding notes (each, a "Mortgagor"), negative amortization of such Mortgage Loans is possible. See "Description of the Mortgage Loans--General" and "Yield and Prepayment Considerations" herein.

                                       The periods of time during which the
                                       adjustable Mortgage Rates on the Mortgage
                                       Loans could be converted to fixed
                                       Mortgage Rates has expired in all cases.

                                       As of the Cut-off Date, the Mortgage Pool consisted of approximately 2,648 Mortgage Loans with an aggregate Scheduled Principal Balance (as defined herein) of approximately $283,575,287 (subject to a permitted variance of up to 10%) (the "Cut-off Date Scheduled Principal Balance") and a weighted average Mortgage Rate of approximately 7.614% per annum. The Mortgage Loans were included as part of one of four separate pools mortgage loans securitized by the Resolution Trust Company ("RTC"). Approximately 49.55%, 37.06%, 11.06% and 2.33% of the Mortgage
                                       Loans were included in Mortgage
                                       Pass-Through Certificates Series 1991-2,
                                       Series 1991-4, Series 1991-5 and Series
                                       1991-7 in July 1991, August 1991, August
                                       1991 and September 1991, respectively. In each case State Street Bank and Trust Company served as Trustee.

                                       Until April 30, 1998 (the "Servicing
                                       Transfer Date") the Mortgage Loans
                                       acquired from Series 1991-2 and Series
                                       1991-4, which constitute approximately
                                       86.61% of the Mortgage Loans, were
                                       serviced by PNC Mortgage Corp. of
                                       America, and since that date the Mortgage
                                       Loans have been serviced by EMC. The
                                       Mortgage Loans acquired from Series
                                       1991-5 and Series 1991-7 have been
                                       serviced by EMC since 1997. As of the
                                       Servicing Transfer Date and as of the
                                       Cutoff Date, approximately 2.51% and
                                       6.74% respectively, of the Mortgage Loans by Cut-off Date Scheduled Principal Balance were 30 to 59 days delinquent. As of the Servicing Transfer Date and as of the Cut-off Date, approximately 0.23% and 0.86% respectively, of the Mortgage Loans by Cut-off Date Scheduled Principal Balance were 60 to 89 days delinquent. All of the remaining Mortgage Loans are current as of the Cut-off Date.

                                       The Mortgage Pool has been divided into
                                       five groups, "Group I Mortgage Loans,"
                                       "Group II Mortgage Loans," "Group III
                                       Mortgage Loans," "Group IV Mortgage
                                       Loans" and "Group V Mortgage Loans"
                                       (each, a "Mortgage Loan Group") as more
                                       fully described below and in Annex A
                                       hereto.

                                       In general, see "Description of the
                                       Mortgage Loans" and Annex A hereto herein for information with respect to the Mortgage Pool and each Mortgage Group.

MORTGAGE LOAN GROUP I..................Approximately $112,167,449 aggregate
                                       Cut-off Date Scheduled Principal Balance
                                       (subject to a permitted variance of up to 10%) of the Mortgage Loans are Group I Mortgage Loans. As of the Cut-off Date, the weighted average stated remaining term to maturity of the Group I Mortgage Loans is approximately 239 months, the outstanding Scheduled Principal Balances range from approximately $2,267 to approximately $317,321 and the average outstanding Scheduled Principal Balance was approximately $96,447. The weighted average ratio of Scheduled Principal Balance as of the Cut-off Date-to-value at origination was approximately 65.68%. As of the Servicing Transfer Date and as of the Cut-off Date, 2.17% and 7.52%, respectively, of the Group I Mortgage Loans, by Scheduled Principal Balance were delinquent 30 to 59 days. As of the Servicing Transfer Date and as of the Cut-off Date, 0.20% and 0.86%, respectively, of the Group I Mortgage Loans, by Scheduled Principal Balance were delinquent 60 to 89 days. All of the remaining Group I Mortgage Loans are current as of the Cutoff Date. The Mortgage Rates on all Group I Mortgage Loans adjust monthly based upon the Cost of Funds Index (as defined and more fully described under "Description of the Mortgage Loans--Interest Rate Indices").

                                       As of the Cut-off Date, the current
                                       Mortgage Rates on the Group I Mortgage
                                       Loans are expected to range from 4.631%
                                       per annum to 10.000% per annum, with a
                                       weighted average Mortgage Rate of
                                       approximately 7.555% per annum. The
                                       weighted average number of months from
                                       the Cut-off Date to the next Interest
                                       Adjustment Date is expected to be
                                       approximately 1 month. The Maximum
                                       Lifetime Mortgage Rates applicable to all of the Group I Mortgage Loans are expected to range from 12.500% per annum to 18.000% per annum with a weighted average Maximum Lifetime Mortgage Rate of approximately 13.776% per annum. Approximately 55.80% by Cut-off Date Scheduled Principal Balance of the Group I Mortgage Loans have no Minimum Lifetime Mortgage Rates. The Minimum Lifetime Mortgage Rates on the remaining Group I Mortgage Loans are expected to range from 2.000% per annum to 10.000% per annum, with a weighted average Minimum Lifetime Mortgage Rate of approximately 5.849% per annum. The weighted average Gross Margin is expected to be approximately 2.370%. The Net Rates as of the Cut-off Date are expected to range from approximately 4.245% per annum to approximately 9.614% per annum, with a weighted average Net Rate of approximately 7.168% per annum.

      MORTGAGE LOAN GROUP II...........Approximately $59,418,692 aggregate
                                       Cut-off Date Scheduled Principal Balance
                                       (subject to a permitted variance of up to 10%) of the Mortgage Loans are Group II Mortgage Loans. As of the Cut-off Date, the weighted average stated remaining term to maturity of the Group II Mortgage Loans is approximately 230 months, the outstanding Scheduled Principal Balances range from approximately $3,614 to approximately $372,866 and the average outstanding Scheduled Principal Balance was approximately $89,621. The weighted average ratio of Scheduled Principal Balance as of the Cut-off Date-to-value at origination was approximately 67.24%. As of the Servicing Transfer Date and as of the Cut-off Date, 2.60% and 5.22%, respectively, of the Group II Mortgage Loans, by Scheduled Principal Balance were delinquent 30 to 59 days. As of the Servicing Transfer Date and as of the Cut-off Date, 0.34% and 0.74%, respectively, of the Group II Mortgage Loans, by Scheduled Principal Balance were delinquent 60 to 89 days. All of the remaining Group II Mortgage Loans are current as of the Cut-off Date. The Mortgage Rates on substantially all Group II Mortgage Loans adjust semi-annually, annually or less frequently based upon the Cost of Funds Index.

                                       As of the Cut-off Date, the current
                                       Mortgage Rates on the Group II Mortgage
                                       Loans are expected to range from 3.625%
                                       per annum to 12.500% per annum, with a
                                       weighted average Mortgage Rate of
                                       approximately 7.469% per annum. The
                                       weighted average number of months from
                                       the Cut-off Date to the next Interest
                                       Adjustment Date is expected to be
                                       approximately 5.6 months. Approximately
                                       0.18% by Cut-off Date Scheduled Principal
                                       Balance of the Group II Mortgage Loans
                                       have no Maximum Lifetime Mortgage Rate.
                                       The Maximum Lifetime Mortgage Rates on
                                       the remaining Group II Mortgage Loans are expected to range from 7.500% per annum to 18.250% per annum with a weighted average Maximum Lifetime Mortgage Rate of approximately 13.382% per annum. Approximately 24.74% by Cut-off Date Scheduled Principal Balance of the Group II Mortgage Loans have no Minimum Lifetime Mortgage Rate. The Minimum Lifetime Mortgage Rates on the remaining Group II Mortgage Loans are expected to range from 1.000% per annum to 12.500% per annum, with a weighted average Minimum Lifetime Mortgage Rate of approximately 4.198% per annum. The weighted average Gross Margin is expected to be approximately 2.494%. The Net Rates as of the Cut-off Date are expected to range from approximately 3.239% per annum to approximately 12.114% per annum, with a weighted average Net Rate of approximately 7.082% per annum.

      MORTGAGE LOAN GROUP III..........Approximately $50,656,879 aggregate
                                       Cut-off Date Scheduled Principal Balance
                                       (subject to a permitted variance of up to 10%) of the Mortgage Loans are Group III Mortgage Loans. As of the Cut-off Date, the weighted average stated remaining term to maturity of the Group III Mortgage Loans is approximately 250 months, the outstanding Scheduled Principal Balances range from approximately $59,264 to approximately $776,896 and the average outstanding Scheduled Principal Balance was approximately $292,814. The weighted average ratio of Scheduled Principal Balance as of the Cut-off Date-to-value at origination was approximately 65.22%. As of the Servicing Transfer Date and as of the Cut-off Date, 3.18% and 7.63%, respectively, of the Group III Mortgage Loans, by Scheduled Principal Balance were delinquent 30 to 59 days. As of the Servicing Transfer Date and as of the Cut-off Date, 0.44% and 1.34%, respectively, of the Group III Mortgage Loans, by Scheduled Principal Balance were delinquent 60 to 89 days. All of the remaining Group III Mortgage Loans are current as of the Cut-off Date. The Mortgage Rates on all of the Group III

                                       Mortgage Loans adjust monthly based upon the Cost of Funds Index.

                                       As of the Cut-off Date, the current
                                       Mortgage Rates on the Group III Mortgage
                                       Loans are expected to range from 6.875%
                                       per annum to 9.000% per annum, with a
                                       weighted average Mortgage Rate of
                                       approximately 7.561% per annum. The
                                       weighted average number of months from
                                       the Cut-off Date to the next Interest
                                       Adjustment Date is expected to be
                                       approximately 1 month. The Maximum
                                       Lifetime Mortgage Rates on the Group III
                                       Mortgage Loans are expected to range from 12.500% per annum to 16.500% per annum with a weighted average Maximum Lifetime Mortgage Rate of approximately 13.566% per annum. Approximately 63.81% by Cut-off Date Scheduled Principal Balance of the Group III Mortgage Loans have no Minimum Lifetime Mortgage Rate. The Minimum Lifetime Mortgage Rates on the remaining Group III Mortgage Loans are expected to range from 2.000% per annum to 9.000% per annum, with a weighted average Minimum Lifetime Mortgage Rate of approximately 6.779% per annum. The weighted average Gross Margin is expected to be approximately 2.429%. The Net Rates as of the Cut-off Date are expected to range from approximately 6.489% per annum to approximately 8.614% per annum, with a weighted average Net Rate of approximately 7.174% per annum.

      MORTGAGE LOAN GROUP IV...........Approximately $30,046,544 aggregate
                                       Cut-off Date Scheduled Principal Balance
                                       (subject to a permitted variance of up to 10%) of the Mortgage Loans are Group IV Mortgage Loans. As of the Cut-off Date, the weighted average stated remaining term to maturity of the Group IV Mortgage Loans is approximately 238 months, the outstanding Scheduled Principal Balances range from approximately $37,800 to approximately $1,324,379 and the average outstanding Scheduled Principal Balance was approximately $280,809. The weighted average ratio of Scheduled Principal Balance as of the Cut-off Date-to-value at origination was approximately 61.95%. As of the Servicing Transfer Date and as of the Cut-off Date, 1.56% and 8.78%, respectively, of the Group IV Mortgage Loans, by Scheduled Principal Balance were delinquent 30 to 59 days. As of the Servicing Transfer Date and as of the Cut-off Date, 0.00% and 0.77%, respectively, of the Group IV Mortgage Loans, by Scheduled Principal Balance were delinquent 60 to 89 days. All of the remaining Group IV Mortgage Loans are current as of the Cut-off Date. The Mortgage Rates on 98.43% by principal balance of the Group IV Mortgage Loans adjust semiannually, annually or less frequently based upon the Cost of Funds Index. The Mortgage Rates on 1.57% by principal balance of the Group IV Mortgage Loans are fixed, with a weighted average annual interest rate of 8.649%.

                                       As of the Cut-off Date, the current
                                       Mortgage Rates on the Group IV Mortgage
                                       Loans are expected to range from 6.953%
                                       per annum to 9.125% per annum, with a
                                       weighted average Mortgage Rate of
                                       approximately 7.423% per annum. The
                                       weighted average number of months from
                                       the Cut-off Date to the next Interest
                                       Adjustment Date is expected to be
                                       approximately 5.1 months. The Maximum
                                       Lifetime Mortgage Rates on the remaining
                                       Group IV Mortgage Loans are expected to
                                       range from 12.250% per annum to 17.500%
                                       per annum with a weighted average Maximum
                                       Lifetime Mortgage Rate of approximately
                                       13.145% per annum. Approximately 56.37%
                                       by Cut-off Date Scheduled Principal
                                       Balance of the Group IV Mortgage Loans
                                       have no Minimum Lifetime Mortgage Rate.
                                       The Minimum Lifetime Mortgage Rates on
                                       the remaining Group IV Mortgage Loans are expected to range from 1.250% per annum to 8.875% per annum, with a weighted average Minimum Lifetime Mortgage Rate of approximately 4.023% per annum. The weighted average Gross Margin is expected to be approximately 2.436%. The Net Rates as of the Cut-off Date are expected to range from approximately 6.567% per annum to approximately 8.739% per annum, with a weighted average Net Rate of approximately 7.037% per annum.

      MORTGAGE LOAN GROUP V............Approximately $31,285,723 aggregate
                                       Cut-off Date Scheduled Principal Balance
                                       (subject to a permitted variance of up to 10%) of the Mortgage Loans are Group V Mortgage Loans. As of the Cut-off Date, the weighted average stated remaining term to maturity of the Group V Mortgage Loans is approximately 225 months, the outstanding Scheduled Principal Balances range from approximately $2,814 to approximately $848,170 and the average outstanding Scheduled Principal Balance was approximately $57,723. The weighted average ratio of Scheduled Principal Balance as of the Cut-off Date-to-value at origination was approximately 62.88%. As of the Servicing Transfer Date and as of the Cut-off Date, 3.35% and 3.44%, respectively, of the Group V Mortgage Loans, by Scheduled Principal Balance were delinquent 30 to 59 days. As of the Servicing Transfer Date and as of the Cut-off Date, 0.00% and 0.38%, respectively, of the Group V Mortgage Loans, by Scheduled Principal Balance were delinquent 60 to 89 days. All of the remaining Group V Mortgage Loans are current as of the Cut-off Date. The Mortgage Rates on all of the Group V Mortgage Loans adjust annually based upon the One-Year Constant Maturity Treasury Index.

                                       As of the Cut-off Date, the current
                                       Mortgage Rates on the Group V Mortgage
                                       Loans are expected to range from 7.250%
                                       per annum to 11.875% per annum, with a
                                       weighted average Mortgage Rate of
                                       approximately 8.368% per annum. The
                                       weighted average number of months from
                                       the Cut-off Date to the next Interest
                                       Adjustment Date is expected to be
                                       approximately 8.3 months. Approximately,
                                       2.23% by Cutoff Date Scheduled Principal
                                       Balance of the Group V Mortgage Loans
                                       have no Maximum Lifetime Mortgage Rate.
                                       The Maximum Lifetime Mortgage Rates on
                                       the remaining Group V Mortgage Loans are expected to range from 12.500% per annum to 17.500% per annum with a weighted average Maximum Lifetime Mortgage Rate of approximately 13.889% per annum. Approximately 13.96% by Cut-off Date Scheduled Principal Balance of the Group V Mortgage Loans have no Minimum Lifetime Mortgage Rate. The Minimum Lifetime Mortgage Rates on the remaining Group V Mortgage Loans are expected to range from 1.500% per annum to 11.000% per annum, with a weighted average Minimum Lifetime Mortgage Rate of approximately 5.879% per annum. The weighted average Gross Margin is expected to be approximately 2.795%. The Net Rates as of the Cut-off Date are expected to range from approximately 6.864% per annum to approximately 11.489% per annum, with a weighted average Net Rate of approximately 7.981% per annum.

Net Rate...............................The "Net Rate" for each Mortgage Loan is the Mortgage Rate less the sum of the
                                       Master Servicing Fee and Trustee's Fee
                                       (each, as defined in the Agreement)
                                       attributable thereto (in each case
                                       expressed as a per annum rate) (the
                                       "Aggregate Expense Rate"). It is expected that with respect to each Distribution Date, the Master Servicing Fee for each Mortgage Loan will be 0.375% per annum and the Trustee's Fee will be 0.01125% per annum of the Scheduled Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs. For any Distribution Date, the "Due Date" for a Mortgage Loan will be the date in each month on which its Monthly Payment (as defined under "Description of the Certificates--Distributions of Principal" herein) is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

                                       The"Scheduled Principal Balance" of a
                                       Mortgage Loan with respect to a
                                       Distribution Date is (i) (a) in the case of each Mortgage Loan other than a Mortgage Loan bearing simple interest (i.e. with interest based on a daily accrual (a "Simple Interest Loan")), the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation, as defined under "Description of the
                                       Certificates--Realized Losses" herein) or any moratorium or similar waiver or grace period) or (b) in the case of a Simple

                                       Interest Loan, the actual principal
                                       balance of such Mortgage Loan as of the
                                       Cut-off Date less the principal portion
                                       of all scheduled payments made thereon
                                       during the related Prepayment Period plus
                                       (ii) in the case of each Mortgage Loan
                                       which negatively amortizes, any Deferred
                                       Interest (as defined under "Description
                                       of the Mortgage Loans--General" added to principal through such Due Date and less
                                       (iii) any Principal Prepayments and the
                                       principal portion of any Net Liquidation
                                       Proceeds (as defined herein) received
                                       during or prior to the immediately
                                       preceding Prepayment Period (as defined
                                       herein); provided that the Scheduled
                                       Principal Balance of any Liquidated
                                       Mortgage Loan (as defined herein) is
                                       zero.

Distribution Dates.....................The 25th day of each month, or if such day is not a business day, then the next succeeding business day, beginning in June 1998 (each, a "Distribution Date").

Record Date............................The "Record Date" for each Distribution
                                       Date will be the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Due Period.............................With respect to each Distribution Date, the period commencing on the second day
                                       of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs (each, a "Due Period").

Prepayment Period......................With respect to each Distribution Date, the period from the first day through the last day of the month preceding the month in which the Distribution Date occurs (each, a "Prepayment Period").

Distributions on the Certificates......GENERAL. On each Distribution Date, (i)
                                       the Senior Certificates will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made to the Classes of Subordinate Certificates on such date and (ii) the Subordinate Certificates of each Class will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made on such date on any Class of Subordinate Certificates with a higher numerical Class designation. In general, an amount equal to the available funds for each Mortgage Loan Group for such Distribution Date will be allocated FIRST, to pay interest due the holders of the related Class of Senior Certificates (in the case of Mortgage Loan Group I, both the Class A-I and Residual Certificates) and then to reduce the Current Principal Amounts (as defined below) of such Class (or Classes) of Senior Certificates; and SECOND, to pay interest on and then principal of each Class of Subordinate Certificates in the order of their numerical Class designations. The available funds for all Mortgage Loan Groups in the aggregate (the "Available Funds") will be allocated among the Classes of Certificates in the manner set forth in "Description of the Certificates--Distributions on the
                                       Certificates--Allocation of Available
                                       Funds" herein. No distribution of
                                       interest or principal will be made on any Class of Subordinate Certificates on any Distribution Date until all distributions of interest and principal have been made on such date on each Class of Certificates having a higher priority with respect to the same Available Funds.

                                       INTEREST. Interest will accrue during the preceding Interest Accrual Period for each Class at the variable rate for such Class determined as set forth on the cover page hereof (each, a "Pass-Through Rate") on the Current Principal Amount of such Class immediately preceding such Distribution Date. With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Certificates will be the calendar month preceding the month in which the Distribution Date occurs, commencing in May 1998. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                                       On each Distribution Date, interest will be distributable on each Class of Senior Certificates from the Available Funds for its related Mortgage Loan Group, and from all Mortgage Loan Groups with respect to the Subordinate Certificates, for such Distribution Date in an aggregate amount equal to the Accrued Certificate Interest for such Class on such Distribution Date, plus any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates.

                                       The"Accrued Certificate Interest" for any
                                       Certificate for any Distribution Date
                                       will equal the interest accrued during
                                       the related Interest Accrual Period at
                                       the applicable Pass-Through Rate on the
                                       Current Principal Amount of such
                                       Certificate immediately prior to such
                                       Distribution Date, less (i) in the case
                                       of a Senior Certificate, such
                                       Certificate's share of any Net Interest
                                       Shortfall and Deferred Interest and,
                                       after the Distribution Date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero (the "Cross-Over Date"), the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Deferred Interest, Net Interest Shortfall and the interest portion of any Realized Losses.

                                       Such Net Interest Shortfall will be
                                       allocated among the Certificates in
                                       proportion to the amount of Accrued
                                       Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses with respect to all Mortgage Loans will be allocated first to the Subordinate Certificates in reverse order of their numerical designations commencing with the Class B-6
                                       Certificates and following the Cross-Over
                                       Date, such

                                       Realized Losses will be allocated PRO
                                       RATA to the Classes of Senior
                                       Certificates. See "Description of the
                                       Certificates--Distributions on the
                                       Certificates--Allocations of Losses;
                                       Subordination" herein. Deferred Interest will be allocated as described under "Description of the
                                       Certificates--Distributions on the
                                       Certificates--Interest" herein.

                                       AnyInterest Shortfalls resulting from
                                       prepayments during the related Prepayment
                                       Period will be offset by the Master
                                       Servicer to the extent such Interest
                                       Shortfalls do not exceed the Master
                                       Servicing Fee in connection with such
                                       Distribution Date (the amount of such fee so used, a "Compensating Interest Payment"). No assurance can be given that the servicing compensation available to cover Interest Shortfalls will be sufficient therefor. See "The Pooling and Servicing Agreement--Servicing
                                       Compensation and Payment of Expenses"
                                       herein.

                                       The"Current Principal Amount" of any
                                       Certificate as of any Distribution Date
                                       will equal such Certificate's initial
                                       principal amount on the Closing Date as
                                       increased by any Deferred Interest (as a result of negatively amortizing Mortgage Loans) previously allocated to such Certificate and as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the Subordinate Certificate Writedown Amount for previous
                                       Distribution Dates.

                                       PRINCIPAL. Principal will be
                                       distributable monthly on the Senior
                                       Certificates on each Distribution Date in an aggregate amount equal to the sum of the Group Senior Optimal Principal Amounts (as defined herein) for such Distribution Date to the extent of the Available Funds subject to certain limited exceptions, for such Distribution Date, remaining after distributions of interest are made on the related Senior Certificates on such date. Subject to such limitation, the Group Senior Optimal Principal Amounts, will be allocated among the Senior Certificates in the manner described herein.

                                       Principal will be distributed monthly on each Class of Subordinate Certificates on each Distribution Date in an aggregate amount equal to such Class's Allocable Share (as defined herein) for such Distribution Date to the extent of the Available Funds remaining after (i) distributions of interest and principal have been made on each Class of Senior Certificates entitled thereto as described herein and each Class of Subordinate Certificates, if any, with a lower numerical Class designation than such Class and

                                       (ii) distributions of interest have been made on such Class of Subordinate Certificates.

                                       Distributions of principal of a Class of Certificates will be made on a PRO RATA basis among all outstanding Certificates of such Class. See "Description of the Certificates--Distributions on the
                                       Certificates" herein.

Additional Rights of the
  Residual Certificates................In addition to distributions of principal and interest, the holders of the Residual
                                       Certificates will be entitled to receive
                                       (i) the amount, if any, of Available
                                       Funds remaining on any Distribution Date after distributions of interest and principal are made on the Certificates on such date and (ii) the proceeds, if any, of the assets of the Trust remaining after the Current Principal Amount of each Class of Certificates has been reduced to zero. It is not anticipated that any material assets will be remaining for such distributions at any such time.

Credit Enhancement --
   General.............................Credit enhancement for the Senior
                                       Certificates will be provided by the
                                       Subordinate Certificates. Credit
                                       enhancement for each Class of Subordinate
                                       Certificates will be provided by the
                                       Class or Classes of Subordinate
                                       Certificates with higher numerical Class designations.

Credit Enhancement --
   Subordination.......................The rights of the holders of each Class of Subordinate Certificates to receive
                                       distributions with respect to the
                                       Mortgage Loans will be subordinated to
                                       such rights of the holders of the Senior
                                       Certificates and of each Class of
                                       Subordinate Certificates having a lower
                                       numerical Class designation than such
                                       Class. The subordination of the
                                       Subordinate Certificates to the Senior
                                       Certificates and the further
                                       subordination among the Subordinate
                                       Certificates, are each intended to
                                       increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans, including Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each as defined herein). However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their PRO RATA share of any Realized Losses with respect to Mortgage Loans in excess of the available total subordination amount. See "Description of the Certificates--Distributions on the Certificates," "--Allo- cation of Losses; Subordination" and "--Subordination" herein.

                                       Since the Subordinate Certificates will
                                       absorb Realized Losses on Mortgage Loans in all Mortgage Loan Groups, a disproportionate amount of Realized Losses with respect to Mortgage Loans in one or more Mortgage Loan Groups will adversely impact the availability of subordination to the Certificates related to the other Mortgage Loan Groups.

                                       As of the Closing Date, the aggregate
                                       Current Principal Amounts of all Classes of Subordinate Certificates and of Other Certificates will equal approximately 6.75% and 2.25% of the aggregate Current Principal Amounts of all Classes of Certificates.

                                       In addition, to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the Mortgage Loans will be allocated to the related Senior Certificates to the extent described herein during the first three years after the Cut-off Date (with such allocation being subject to reduction over a three year period thereafter as described herein). This allocation has the effect of accelerating the amortization of the related Senior Certificates as a whole while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans in each Mortgage Loan Group evidenced by the Subordinate Certificates. See
                                       "Description of the Certificates--
                                       Distributions on the Certificates" and
                                       "--Subordination" herein.

                                       In certain other instances as described
                                       in paragraph (F) under "Description of
                                       the Certificates--Distributions on the
                                       Certificates" "--Allocation of Available
                                       Funds," Principal Prepayments otherwise
                                       distributable to the Subordinate
                                       Certificates will in lieu thereof be
                                       distributed to Senior Certificates.

Monthly Advances.......................The Master Servicer will be obligated to advance delinquent scheduled payments of principal and interest on Mortgage Loans, which are not Simple Interest Loans and delinquent scheduled payments of interest on Mortgage Loans, which are Simple Interest Loans, in each case under certain circumstances (each such advance, a "Monthly Advance"). See "The Pooling and Servicing Agreement--Monthly
                                       Advances" herein.

Allocation of Losses...................Subject to the limitations set forth below, Realized Losses on a Mortgage Loan will be allocated as follows: first, among the Subordinate Certificates in the inverse order of their numerical Class designations beginning with the Class B-6 Certificates and second, PRO RATA to the Classes of Senior Certificates as described herein, until, in each case, the

                                       Current Principal Amount of each such
                                       Class of Certificates is reduced to zero.
                                       See "Description of the Certificates--
                                       Allocation of Losses; Subordination"
                                       herein.

                                       Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by a governmental agency or instrumentality or by SAMI, the Trustee, EMC, BSMCC, or any affiliate thereof or any other person.

Yield and Prepayment
   Considerations......................GENERAL CONSIDERATIONS. The yield to maturity of each Class of Certificates
                                       will be affected by the amount and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, the allocation of Available Funds to such Class of Certificates, the applicable Pass-Through Rate for such Class of Certificates and the purchase price paid for such Certificates. In addition, the yields to investors in the Certificates will be adversely affected by Realized Losses and Net Interest Shortfalls and may be adversely affected by Deferred Interest allocated thereto. Furthermore the yield to investors will be affected by levels of the Indices on the Mortgage Loans in the applicable Mortgage Loan Group with respect to the Senior Certificates and on all Mortgage Loans with respect to the Subordinate Certificates. The interaction of the foregoing factors may have different effects on the various Classes of Certificates and the effects on any Class may vary at different times during the life of such Class. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the level of any Index, the amount and timing of Realized Losses or Net Interest Shortfalls, the amount of Deferred Interest or as to the anticipated yield to maturity of any Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans, the levels of the Indices and the suitability of the Certificates to their investment objectives. In addition to the discussion below, prospective investors should review the discussion under "Yield and Prepayment Considerations" herein and in the Prospectus.

                                       ADJUSTABLE MORTGAGE RATES. Substantially all of the Mortgage Rates which, subject to certain limitations will adjust monthly, semiannually, annually or less frequently in reference to changes in the level of an Index, which (i) with respect to approximately 88.80% by Cut-off Date Scheduled Principal Balance of the Mortgage Loans, and all of the Group I, Group II, Group III and Group IV Mortgage Loans (other than 1.57% of the Group IV Mortgage Loans, which have a fixed interest rate), will be the Cost of Funds Index, and (ii) with respect to approximately 11.03% by Cut-off Date Scheduled Principal Balance of the Mortgage Loans, and all of the Group V Mortgage Loans, will be the One- Year Constant Maturity Treasury Index. As a result, the yield to maturity on the Class A Certificates will be sensitive to the level of the related Index and the other applicable Indices described under "Description of the Mortgage
                                       Loans--Interest Rate Indices" which may
                                       not correlate with mortgage interest
                                       rates generally. It is possible that
                                       lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in the level of the applicable Index.

                                       With respect to substantially all of the Mortgage Loans, adjustments of the Mortgage Rates are subject to rounding (as described herein) and to a maximum Mortgage Rate (the "Maximum Lifetime Mortgage Rate"), and with respect to certain of the Mortgage Loans, the adjustments of the Mortgage Rates are subject to a minimum Mortgage Rate (the "Minimum Lifetime Mortgage Rate") and, with respect to certain of the Mortgage Loans, adjustments of the Mortgage Rates are subject to maximum limitations applicable to increases or decreases of the Mortgage Rate on such Interest Adjustment Date, all as set forth in the related Note.

                                       MORTGAGE LOAN PAYMENTS. If prevailing
                                       mortgage rates fall significantly below
                                       the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in Mortgagors' housing needs, job transfers, unemployment, net equity in the Mortgaged Properties and servicing decisions. Amounts received by virtue of liquidations of Mortgage Loans, repurchases of Mortgage Loans upon breach of representations or warranties and optional termination of the Trust also affect the receipt of principal on the Mortgage Loans. In general, the Mortgage Loans may be prepaid at any time without penalty.

                                       TIMING OF PAYMENTS AND DISTRIBUTIONS.
                                       Unlike certain corporate bonds, the
                                       timing and amount of principal payments
                                       on the Certificates are not fixed because they are generally determined by the timing and amount of principal payments on the applicable Mortgage Loans. The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest generally will accrue on each such Certificate from the first day of the month, the distribution of such interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to the extent any Net Interest Shortfall or the interest portion of any Realized Loss is allocated to a Class of Certificates the yield to investors in such Class will be reduced.

                                       DEFERRED INTEREST. To the extent any
                                       Deferred Interest is added to the
                                       principal balance of a Mortgage Loan,
                                       such Deferred Interest will reduce the
                                       interest payable on all Subordinate
                                       Certificates and the Senior Certificates related to the Mortgage Loan Group which contains such Mortgage Loan. Deferred Interest applicable to Mortgage Loans in each Mortgage Loan Group will also be added to the current Principal Amount of the related Class of Senior Certificates and all Classes of Subordinate Certificates as described under "Description of the
                                       Certificates--Distributions on the
                                       Certificates".

                                       DISCOUNTS AND PREMIUMS. In the case of
                                       any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

                                       REINVESTMENT RISK. Because the Mortgage
                                       Loans may be prepaid at any time, it is
                                       not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the Certificates should consider carefully the related reinvestment risks in light of other investments that may be available to such investors.

                                       WEIGHTED AVERAGE INTEREST RATES. Because the Pass-Through Rate applicable to each Class of Certificates will equal or be based upon the weighted average of the Net Rates of the applicable Group or Groups of Mortgage Loans, disproportionate prepayments of Mortgage Loans with higher Net Rates in a Mortgage Loan Group will adversely affect the yield on the related Class of Senior Certificates and on all Classes of Subordinate Certificates. Mortgage Loans with higher Net Rates will have higher Mortgage Rates as well, and such Mortgage Loans are likely to prepay at rates that are faster than those applicable to Mortgage Loans with lower Mortgage Rates with adverse effects on the yields on the Certificates.

                                       SUBORDINATION OF CERTAIN CLASSES OF
                                       CERTIFICATES. The rights of the holders
                                       of the Subordinate Certificates to
                                       receive distributions with respect to
                                       each Mortgage Loan will be subordinated
                                       to such rights of the holders of the
                                       applicable Senior Certificates, and to
                                       the rights of the holders of the
                                       Subordinate Certificates having a lower
                                       numerical Class designation, in each
                                       case, to the extent described herein. The level of subordination available as support to the Senior Certificates will be directly affected by the rate and timing of prepayments and the occurrence of Realized Losses.

                                       Prepayments on each Mortgage Loan will be allocated solely to the related Senior Certificates during at least the first three years after the Closing Date, and then such allocation will decrease subject to meeting certain loss and delinquency tests during the next three years until Senior Certificates and Subordinate Certificates share PRO RATA in such allocations. Consequently, during not less than the first six years after the Closing Date, prepayments will have the effect of accelerating the amortization of the applicable Senior Certificates while increasing the percentage interest in the related Mortgage Loans evidenced by the Subordinate Certificates.

                                       To the extent that Realized Losses are
                                       incurred on Mortgage Loans in a Mortgage
                                       Loan Group, the allocation of such
                                       Realized Losses to the Subordinate
                                       Certificates will have the effect of
                                       increasing the percentage interest in the Mortgage Loans of each Mortgage Loan Group evidenced by the Class of Senior Certificates related to such Mortgage Loan Group. See "Description of Certificates--Distributions of Principal" and "--Allocation of Losses;
                                       Subordination" herein.

                                       RESIDUAL CERTIFICATES. Holders of the
                                       Residual Certificates are entitled to
                                       receive distributions of principal and
                                       interest as described herein. However,
                                       holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of the REMIC that substantially exceed the principal and interest payable thereon during such periods.

Liquidity..............................There is currently no secondary market for the Certificates, and there can be no assurance that one will develop. Bear, Stearns & Co. Inc. intends to establish a market in the Offered Certificates, but it is not obligated to do so. There is no assurance that any such market, if established, will continue. Each Certificateholder will receive monthly reports pertaining to the Certificates as described under "The Pooling and Servicing Agreement--Reports to
                                       Certificate- holders" in the Prospectus.
                                       There are a limited number of sources
                                       which provide certain information about
                                       mortgage pass-through certificates in the secondary market, and there can be no assurance that any of these sources will provide information about the
                                       Certificates. Investors should consider
                                       the effect of limited information on the liquidity of the Certificates.

Optional Termination...................On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 5% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans, SAMI or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding and any REO Property remaining in the Trust at the purchase price set forth in the Agreement. The Trust may also be terminated and the Certificates retired on any Distribution Date upon the determination by SAMI, based upon an opinion of counsel, that the REMIC status of REMIC I or REMIC II (as defined below) has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. See "The Pooling and Servicing Agreement--Termination" herein.

Certain Federal Income Tax
  Consequences.........................An election will be made to treat the
                                       Mortgage Loans, the Certificate Account
                                       and certain other assets owned by the
                                       Trust as a real estate mortgage
                                       investment conduit ("REMIC II") for
                                       federal income tax purposes. REMIC II
                                       will issue "regular interests" and one
                                       "residual interest." An election will be made to treat the "regular interests" in REMIC II and certain other assets owned by the Trust as a REMIC ("REMIC I"). The Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated as regular interests in REMIC I and are herein referred to as the "Regular Certificates" or the "REMIC Regular Certificates." The Class R-1 Certificates and Class R-2 Certificates will be designated as the residual interest in REMIC I and REMIC II, respectively (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus and "Restrictions on Purchase and Transfer of the Residual
                                       Certificates" herein.

ERISA Considerations...................Fiduciaries of employee benefit plans subject to Title I of the Employee
                                       Retirement Income Security Act of 1974,
                                       as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as individual retirement accounts or certain Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Internal Revenue Code of 1986 (the "Code"), as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. ss.2510.3-101, thereby subjecting the Plan to the prohibited
                                       transaction rules with respect to the
                                       Trust Assets and the Trustee or the
                                       Master Servicer to the fiduciary
                                       investment standards of ERISA, or cause
                                       the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless some exemption granted by the Department of Labor applies to the acquisition, holding or transfer of the Certificates.

                                       Subject to the considerations set forth
                                       under "ERISA Considerations" herein and
                                       in the Prospectus, the purchase or
                                       holding of the Senior Certificates by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Prohibited Transaction Exemption 90-30 (the "Exemption").

                                       Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Class B Certificates (due to the subordinate nature thereof) or the Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition are restricted. See "ERISA Considerations" herein and in the Prospectus.

Restrictions on Purchase and
   Transfer of the Residual
   Certificates........................The Residual Certificates are not offered for sale to certain tax exempt
                                       organizations that are "disqualified
                                       organizations" as defined in "Certain
                                       Federal Income Tax Consequences-- REMIC
                                       Residual Certificates--Transfers of REMIC
                                       Residual Certificates--Tax on Disposition of REMIC Residual Certificates; Restrictions on Transfer, Holding by Pass-Through Entities" in the Prospectus. Such "disqualified organizations" are prohibited from acquiring or holding any beneficial interest in the Residual Certificates. Further, neither the Residual Certificates nor any beneficial interest therein may be sold or otherwise transferred without the express written consent of State Street Bank and Trust Company, acting as agent for the Holders of the Residual Certificates as tax matters person (the "Tax Matters Person"), which may be withheld to avoid a risk of REMIC disqualification or REMIC-level tax. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates-- Tax on Disposition of REMIC Residual Certificates; Restrictions on Transfer, Holding by Pass-Through Entities" in the Prospectus and "Restrictions on Purchase and Transfer of the Residual Certificates" herein. Finally, unless the Tax Matters Person consents in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in
                                       Section 7701(a)(30) of the Code. For
                                       certain additional tax- related
                                       restrictions on the transfer of the
                                       Residual Certificates, see "Certain
                                       Federal Income Tax Conse- quences--REMIC
                                       Residual Certificates--Mismatching of
                                       Income and Deductions; Excess Inclusions" and "Certain Federal Income Tax Consequences--Foreign Investors-- REMIC
                                       Residual Certificates" in the Prospectus.

Rating.................................It is a condition to their issuance that each Class of Offered Certificates
                                       receives the ratings set forth below from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch"). S&P and Fitch are referred to herein as the "Rating Agencies."



                                                 Rating
                               ---------------------------------------

Class                                   S&P                  Fitch
----------------------------------------------------------------------

Class A-I                               AAA                   AAA
Class A-II                              AAA                   AAA
Class A-III                             AAA                   AAA
Class A-IV                              AAA                   AAA
Class A-V                               AAA                   AAA
Class B-1                                AA                   AA
Class B-2                                A                     A
Class B-3                               BBB                   BBB
Class R-1                               AAA                   AAA
Class R-2                               AAA                   AAA

                                       Theratings of the Offered Certificates of any Class should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "Rating" herein.

                                       SAMI has not requested a rating of the
                                       Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

Legal Investment.......................The Senior Certificates and the Class B-1
                                       Certificates will constitute "mortgage
                                       related securities" for purposes of the
                                       Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. The remaining Classes of Certificates will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA
                                       Certificates"). The appropriate
                                       characterization of the Non-SMMEA
                                       Certificates under various legal
                                       investment restrictions, and thus the
                                       ability of investors subject to these
                                       restrictions to purchase Non-SMMEA
                                       Certificates, may be subject to
                                       significant interpretive uncertainties.

                                       Allinvestors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" herein and in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

         The Mortgage Pool will consist of approximately 2,648 Mortgage Loans. In general, these are thirty year, first lien, adjustable rate mortgages secured by one- to four-family residences, individual condominium units and town houses located primarily in the States of California, Arizona and Florida. The Cut-off Date Scheduled Principal Balance of each Mortgage Loan Group set forth herein is subject to a permitted variance of up to 10%. The Mortgage Loans have been divided into five Mortgage Loan Groups. The following paragraphs and the tables set forth in Annex A set forth additional information with respect to the Mortgage Pool in the aggregate and each Mortgage Loan Group.*

         The Mortgage Loans were originated by or on behalf of, or were acquired by, ten separate financial institutions taken over by the Resolution Trust Company ("RTC"). The Mortgage Loans were included as part of one of four separate pools mortgage loans securitized by the RTC. Approximately 49.55%, 37.06%, 11.06% and 2.33% of the Mortgage Loans were included in Mortgage Pass-Through Certificates Series 1991-2, Series 1991-4, Series 1991-5 and Series 1991-7 in July 1991, August 1991, August 1991 and September 1991, respectively. In each case State Street Bank and Trust Company served as Trustee. BSMCC acquired the Mortgage Loans following the termination of the underlying trust with respect to such series.

         Until April 30, 1998 (the "Servicing Transfer Date") the Mortgage Loans acquired from Series 1991-2 and Series 1991-4, which constitute approximately 86.61% of the Mortgage Loans, were serviced by PNC Mortgage Corp. of America, and since that date the Mortgage Loans have been serviced by EMC. The Mortgage Loans acquired from Series 1991-5 and Series 1991-7 have been serviced by EMC since 1997. As of the Servicing Transfer Date and as of the Cut-off Date, approximately 2.51% and 6.74% respectively, of the Mortgage Loans by Cut-off Date Scheduled Principal Balance were 30 to 59 days delinquent. As of the Servicing Transfer Date and as of the Cut-off Date, approximately 0.23% and 0.86% respectively, of the Mortgage Loans by Cut-off Date Scheduled Principal Balance were 60 to 89 days delinquent. All of the remaining Mortgage Loans are current as of the Cut-off Date. When the primary servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer.

         The Mortgage Loan files for approximately 22 of the Mortgage Loans, with an aggregate Cut-off Date Scheduled Principal Balance of approximately $1,247,757 are missing the original executed Notes (as defined below) as a result of being lost, misfiled, misplaced or destroyed due to a clerical error. In lieu thereof, BSMCC is delivering lost note affidavits to SAMI, whereunder BSMCC agrees to cover any Realized Losses with respect to the related Mortgage Loans resulting from the inability to foreclose due to the lack of such original Notes.

         Approximately 7.70% by Cut-off Date Scheduled Principal Balance of the Mortgage Loans have Primary Mortgage Insurance Policies.

         All but a limited number of Mortgage Loans are adjustable rate mortgage loans evidenced by a note (each a "Note") bearing interest at a Mortgage Rate which is adjusted monthly, semiannually, annually or less frequently (after an initial period) to equal an Index plus (or minus) a fixed percentage set forth in or computed in accordance with the related Note (the "Gross Margin"), the sum of which is, in most cases, rounded to the nearest one-eighth of one percentage point (0.125%) (the others are either not rounded or, in some cases, rounded up to the next higher one-eighth of one percentage point), as specified in the related Note, subject, however, to certain limitations described below. The Index with respect to approximately 88.80% of the Mortgage Pool by Cut-off Date Scheduled Principal Balance, and all of the Group I, Group II, Group III and Group IV Mortgage Loans (other than 1.57% of the Group IV Mortgage
--------
* The description herein and in Annex A hereof of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to May 1, 1998, (ii) requirements of S&P or Fitch or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.

Loans, which have a fixed interest rate), is the Cost of Funds Index. The Index with respect to approximately 11.03% of the Mortgage Pool by Cut-off Date Scheduled Principal Balance, and all of the Group V Mortgage Loans, is the One-Year Constant Maturity Treasury Index. The value of the Index on which each adjustment is based (as specified in the related Note) generally corresponds to that available on the date on which such adjustment is made (each such date, an "Interest Adjustment Date") or, in a majority of cases, 45 days prior to the Interest Adjustment Date, in some cases, 15 days prior to the Interest Adjustment, and in a few cases, 60 days prior to the Interest Adjustment Date. If the Index described herein becomes unavailable, the Master Servicer on behalf of the Trustee will, consistent with the terms of the Notes and Mortgages, select an alternative index based on comparable information and such alternative index will become the Index.

         With respect to substantially all of the Mortgage Loans, adjustments of the Mortgage Rates are subject to rounding (as described above) and to a maximum Mortgage Rate (the "Maximum Lifetime Mortgage Rate"), and with respect to certain of the Mortgage Loans, the adjustments of the Mortgage Rates are subject to a minimum Mortgage Rate (the "Minimum Lifetime Mortgage Rate") and, with respect to certain of the Mortgage Loans, adjustments of the Mortgage Rates are subject to maximum limitations applicable to increases or decreases of the Mortgage Rate on such Interest Adjustment Date, all as set forth in the related Note.

         The periods of time during which the adjustable Mortgage Rates on the Mortgage Loans could be converted to fixed Mortgage Rates has expired in all cases.

         The monthly payment amount due on the related Mortgage Loan (the "Monthly Payment") from the obligor thereon (each, a "Mortgagor") is generally adjusted for the Due Date following the first Interest Adjustment Date or another date specified in the related Note and at monthly, semiannual, annual or less frequent intervals thereafter, all as specified in the related Note, to an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis, generally at the Mortgage Rate in effect on the related Interest Adjustment Date or during the previous month, or such other Mortgage Rate or Rates as are specified in the related Note; provided, however, that in the case of certain of the Mortgage Loans, increases or decreases in the Monthly Payment are limited to an amount specified in the related Note above or below the Monthly Payment in effect prior to the related Interest Adjustment Date (a "Payment Increase Maximum" and a "Payment Decrease Maximum," respectively). For those Mortgage Loans that have a Payment Increase Maximum, the amount of the Payment Increase Maximum generally is 7.5%. With respect to certain negatively amortizing Mortgage Loans, Monthly Payments are recast, in order to fully amortize the unpaid principal balance within its stated remaining amortization term, on the fifth anniversary of the first Due Date and each fifth anniversary thereafter (each such date, a "Recast Date") without regard to the applicable Payment Increase Maximum.

         Because, with respect to certain of the Mortgage Loans, the rate at which interest accrues changes more frequently than payment adjustments and because such adjustment of Monthly Payments on such Mortgage Loans may be subject to the various limitations described above, the amount of interest accruing on the remaining principal balance of such a Mortgage Loan at the applicable Mortgage Rate may exceed the amount of the Monthly Payment. The resulting excess is added to the unpaid principal balance of the related Mortgage Loan in the month during which any such event occurs as "Deferred Interest," resulting in negative amortization of the Mortgage Loan. With respect to certain (but not all) of the Mortgage Loans such negative amortization is limited, however, such that the principal balance of the Mortgage Loan cannot exceed a percentage as is specified in the applicable Note of its original principal balance (the "Negative Amortization Cap"). If the calculated Monthly Payment would result in a negative amortization exceeding the limit specified in the related Note, the Mortgagor is required to pay as the Monthly Payment until the earliest of (i) the next Interest Adjustment Date, (ii) if applicable, the date on which a monthly payment is recast as described above or (iii) the next Due Date on which the limit specified in the related Note is exceeded, an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis without regard to any limitations. As a result of such negative amortization, the final payment at the end of the term of the related Mortgage Loan may be larger than previous scheduled payments under such Mortgage Loan.

         Approximately 1.17% of the Group II Mortgage Loans (which have an aggregate Cut-off Date Scheduled Principal Balance of approximately $698,066), approximately 0.77% of the Group IV Mortgage Loans (which have an aggregate Cut-off Date Scheduled Principal Balance of approximately $231,309) and approximately 0.25% of the Group V Mortgage Loans (which have an aggregate Cut-off Date Scheduled Principal Balance of approximately $77,031) are Simple Interest Loans which accrue interest on their outstanding principal balances on a daily basis. None of the Group I or Group III Mortgage Loans are Simple Interest Loans. Each Monthly Payment thereon is applied first to interest accrued to the date of payment and then to a reduction of principal balance. The amount so applied will depend on the date of receipt of the Monthly Payment. For example, a Monthly Payment received prior to the Due Date on a Mortgage Loan will result in a larger allocation to principal than if the Monthly Payment had been received on the Due Date. If a Monthly Payment is received after the related Due Date, this will result in a smaller reduction of the principal balance of the Mortgage Loan than if the Monthly Payment had been received on the Due Date. If a Monthly Payment received after the Due Date is insufficient to pay accrued interest on the Mortgage Loan, the unpaid amount will be payable from the next Monthly Payment. The Master Servicer will pay amounts necessary to provide for payment of interest with respect to such Mortgage Loans on the basis on a 360-day year of twelve 30-day months.

         INTEREST RATE INDICES

         The Index with respect to approximately 88.80% (by Cut-off Date Scheduled Principal Balance) of the Group I, Group II, Group III and Group IV Mortgage Loans (other than 1.57% of the Group IV Mortgage Loans, which have a fixed interest rate) is the monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California or Nevada that are member institutions of the Federal Home Loan Bank (the "FHLB") of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco ( the "Cost of Funds Index"). The FHLB of San Francisco publishes the Cost of Funds Index for the prior month in its monthly Information Bulletin and such bulletins may be obtained by writing or calling the FHLB of San Francisco, P.O. Box 7948, San Francisco, California 94120, telephone (415) 616-1000. The Cost of Funds Index may also be obtained by calling the FHLB of San Francisco at (415) 616-2600.

         Listed below are some historical values of the monthly Cost of Funds Index, which represent the monthly weighted average cost of funds of the member institutions of the FHLB of San Francisco for the months indicated.



                                                              Year
                ------------------------------------------------------------------------------------------------

MONTH           1989      1990      1991      1992      1993      1994      1995       1996      1997      1998
-----
January         8.13%     8.37%     7.86%     6.00%     4.36%     3.71%     4.75%      5.03%     4.82%     4.99%
February        8.35      8.40      7.85      5.80      4.33      3.69      4.93       4.98      4.76      4.97
March           8.42      8.26      7.65      5.61      4.25      3.63      5.01       4.87      4.78      4.92
April           8.65      8.21      7.50      5.43      4.17      3.67      5.06       4.84      4.82          -
May             8.80      8.17      7.33      5.29      4.10      3.73      5.14       4.82      4.86          -
June            8.92      8.09      7.16      5.26      4.05      3.80      5.18       4.81      4.85          -
July            8.84      8.11      7.00      5.07      4.00      3.86      5.14       4.82      4.89          -
August          8.76      8.08      6.85      4.87      3.96      3.95      5.13       4.84      4.90          -
September       8.81      8.09      6.71      4.81      3.88      4.04      5.11       4.83      4.94          -
October         8.64      8.05      6.57      4.60      3.82      4.19      5.12       4.84      4.96          -
November        8.60      8.04      6.41      4.51      3.82      4.37      5.12       4.84      4.95          -
December        8.48      7.96      6.25      4.43      3.88      4.59      5.06       4.84      4.96          -


         The Mortgage Rates on the Group V Loans adjust based upon the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one-year (the "One-Year Constant Maturity Treasury Index").

         Listed below are some historical values of the One-Year Constant Maturity Treasury Index.


                                                              Year
                ------------------------------------------------------------------------------------------------

MONTH           1989      1990      1991      1992      1993      1994      1995       1996      1997      1998
-----
January         9.05%     7.92%     6.64%     4.15%     3.50%     3.54%     7.05%      5.09%     5.61%     5.24%
February        9.25      8.11      6.27      4.29      3.39      3.87      6.70       4.94      5.53      5.31
March           9.57      8.35      6.40      4.63      3.33      4.32      6.43       5.34      5.80      5.39
April           9.36      8.40      6.24      4.30      3.24      4.82      6.27       5.54      5.99      5.38
May             8.98      8.32      6.13      4.19      3.36      5.31      6.00       5.64      5.87          -
June            8.44      8.10      6.36      4.17      3.54      5.27      5.64       5.81      5.69          -
July            7.89      7.94      6.31      3.60      3.47      5.48      5.59       5.85      5.54          -
August          8.18      7.78      5.78      3.47      3.44      5.56      5.75       5.67      5.56          -
September       8.22      7.76      5.57      3.18      3.36      5.76      5.62       5.83      5.52          -
October         7.99      7.55      5.33      3.30      3.39      6.11      5.59       5.55      5.46          -
November        7.77      7.31      4.89      3.68      3.58      6.54      5.43       5.42      5.46          -
December        7.72      7.05      4.38      3.71      3.61      7.14      5.31       5.47      5.53          -

                               THE MASTER SERVICER

         GENERAL. EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"). EMC was incorporated in the state of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from the RTC, from private investors and, most recently, from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories: (i) performing investment-quality loans serviced for EMC's own account or the account of Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), private mortgage conduits and various institutional investors, and (ii) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of March 31, 1998, EMC was servicing approximately $2.5 billion of mortgage loans and REO Property.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

                                                      DELINQUENCY AND FORECLOSURE EXPERIENCE1

                                                      AS OF JUNE 30, 1995                                   AS OF JUNE 30, 1996
                                          -------------------------------------------------    --------------------------------
                               AS OF JUNE 30, 1997                                      AS OF MARCH 31, 1998
                         -------------------------------------------------      -------------------------------

                                                      % BY                                  % BY
                         NO. OF     PRINCIPAL                    NO. OF     PRINCIPAL    PRINCIPAL       NO. OF      PRINCIPAL
                         LOANS       BALANCE2      PRINCIPAL      LOANS      BALANCE2     BALANCE        LOANS        BALANCE2
                         -----       -------                      -----      -------      -------        -----        -------
                                                    BALANCE
                                                    -------

CURRENT LOANS              2,810     $310,048,476       21.2%       8,991   $643,906,476      48.4%        13,756   $1,040,738,898
PERIOD OF DELINQUENCY (3)
   30-59 Days                316       29,953,149         2.0       1,362     65,753,357        4.9         1,123       63,591,591
   60-89 DAYS                136       15,250,409         1.0         541     28,594,964        2.1           405       24,783,972
   90 DAYS OR MORE           681       64,334,142         4.4       1,679     90,584,027        6.8         1,186       71,235,466
                           -----      -----------        ----       -----    -----------       ----           ---       ----------
          TOTAL            1,133      109,537,700         7.5       3,582    184,932,348       13.9         2,714      159,611,029
DELINQUENCIES
FORECLOSURE/BANKRUPTCIES(4)2,968      384,112,701        26.2       2,140    258,524,499       19.4         2,919      276,595,987
REAL ESTATE OWNED          4,629      660,717,871        45.1       1,883    244,173,131       18.3           831       87,923,377
                           -----      -----------        ----       -----    -----------       ----           ---       ----------


TOTAL PORTFOLIO           11,540   $1,464,416,748      100.0%      16,596 $1,331,536,454     100.0%        20,220   $1,564,869,291
                          ======   ==============      =====       ====== ==============     ======        ======   ==============




                              % BY                                   % BY
                           PRINCIPAL      NO. OF    PRINCIPAL    PRINCIPAL
                            BALANCE        LOANS     BALANCE2     BALANCE
                            -------        -----     -------      -------




CURRENT LOANS                   66.5%      23,558 $1,735,911,146      70.0%
PERIOD OF DELINQUENCY (3)
   30-59 Days                     4.1       2,580    164,543,108        6.6
   60-89 DAYS                     1.6       1,224     80,385,387        3.2
   90 DAYS OR MORE                4.6       2,149    147,452,145        6.0
                                  ---       -----    -----------        ---

          TOTAL                  10.2       5,953    392,380,640       15.8
DELINQUENCIES
FORECLOSURE/BANKRUPTCIES(4)      17.7       3,718    273,772,937       11.0
REAL ESTATE OWNED                 5.6         845     78,605,304        3.2
                                  ---       -----    -----------        ---


TOTAL PORTFOLIO                100.0%      34,074 $2,480,670,027     100.0%
                               ======      ====== ==============     ======


--------------

(1) THE TABLE SHOWS MORTGAGE LOANS WHICH WERE DELINQUENT OR FOR WHICH FORECLOSURE PROCEEDINGS HAD BEEN INSTITUTED AS OF THE DATE INDICATED.
(2) FOR THE REAL ESTATE OWNED PROPERTIES, THE PRINCIPAL BALANCE IS AT THE TIME OF FORECLOSURE.
(3) NO MORTGAGE LOAN IS INCLUDED IN THIS TABLE AS DELINQUENT UNTIL IT IS 30 DAYS PAST DUE.
(4) EXCLUSIVE OF THE NUMBER OF LOANS AND PRINCIPAL BALANCE SHOWN IN PERIOD OF DELINQUENCY.

                         DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

GENERAL

         The Mortgage Pass-Through Certificates, Series 1998-6 (the "Certificates") will consist of the classes of Certificates offered hereby (the "Offered Certificates") in addition to the Class B-4, Class B-5 and Class B-6 Certificates (the "Other Certificates"), which are not being offered hereby.

         The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account (the "Protected Account") established by the Master Servicer for the collection of payments on the Mortgage Loans and in the Certificate Account (as defined below) and belonging to the Trust, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure; (iv) any applicable Primary Insurance Policies (as defined below) and standard hazard insurance policies; and (v) all proceeds of the foregoing.

         Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). Regular Certificates, and beneficial interests in Book- Entry Certificates may be issued or held by investors in minimum denominations of $1,000, with respect to the Class A Certificates, and $25,000, with respect to the Class B-1, Class B-2 and Class B-3 Certificates, and, in each case, and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class. No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust, except in the event Definitive Certificates are issued under the limited circumstances set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to holders of Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

         The Class R-1 and Class R-2 Certificates will each be issued in certificated fully-registered form in a single certificate of $50.

         Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to the holders of the Physical Certificates. Upon the issuance of Definitive Certificates to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day (as defined below) of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Agreement or (ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or Boston, Massachusetts are authorized or obligated by law or executive order to be closed.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Bear, Stearns & Co. Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that, except as provided below under " --Definitive Certificates," the only "Certificateholder" with respect to the Book-Entry Certificates will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although, Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the absence of physical certificates for such Book-Entry Certificates.

         DTC has advised SAMI that it will take any action permitted to be taken by a holder of Book-Entry Certificates under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised SAMI that it will take such action where the consent of specified percentages of the Book-Entry Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

         Neither SAMI, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Except for the Physical Certificates, the Offered Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) SAMI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and SAMI is unable to locate a qualified successor within 30 days or (ii) SAMI, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either event described in clause (i) or (ii) of the immediately preceding paragraph, the Trustee is required to notify DTC, which in turn will notify all Certificate Owners through Participants, of the availability of Definitive Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners. Under no circumstances will Definitive Certificates of any Class be issued in an amount representing an interest in, as of the Cut-off Date, less than $25,000 principal amount of the respective Class of Book-Entry Certificate, except with respect to any initially issued Certificate in a lower principal amount as described above.

         Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in Boston, Massachusetts. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at Two International Place, Boston, Massachusetts 02110.

AVAILABLE FUNDS

         Available funds for any Distribution Date will be determined separately with respect to each Mortgage Loan Group ("Group I Available Funds," "Group II Available Funds," "Group III Available Funds," "Group IV Available Funds" and "Group V Available Funds," respectively, and each a "Group Available Funds") and in each case will be an amount equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date (including any amount required to be paid by the Master Servicer in respect of interest on Simple Interest Loans), (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement -- Monthly Advances" herein) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein by the Master Servicer and (c) any amount reimbursed by the Master Servicer in connection with losses on certain eligible investments, except:

                  (i) all payments that were due on or before the Cut-off Date, except for the principal portion of payments on Simple Interest Loans due before the Cut-off Date and received after the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period and all related payments of interest and any scheduled principal payments due in the related Due Period on Simple Interest Loans but received after the related Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

                  (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

                  (vi) amounts of Trustee's Fees and expenses for such Distribution Date; and

                  (vii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xi) described under the caption "The Pooling and Servicing Agreement--Certificate Account" herein.

"Available Funds" for any Distribution Date will equal the sum of the Group I Available Funds, the Group II Available Funds, the Group III Available Funds, the Group IV Available Funds and the Group V Available Funds.

DISTRIBUTIONS ON THE CERTIFICATES

         ALLOCATION OF AVAILABLE FUNDS. Interest and principal on the Certificates will be distributed monthly on each Distribution Date commencing in June 1998, in an aggregate amount equal to the Available Funds for such Distribution Date.

         (A) On each Distribution Date, an amount equal to the Group I Available Funds will be distributed in the following order of priority:

                  FIRST, to the Class A-I, Class R-1 and Class R-2 Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

                  SECOND, to the Class A-I, Class R-1 and Class R-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

                  THIRD, to the Class A-I, Class R-1 and Class R-2 Certificates in reduction of the Current Principal Amounts thereof, the Group I Senior Optimal Principal Amount for such Distribution Date, to the extent of remaining Group I Available Funds, in the following order of priority:

                          (l) to the Class R-1 and Class R-2 Certificates, PRO
                  RATA, until the Current Principal Amount of each such Class has been reduced to zero; and

                          (2) to the Class A-I Certificates, until the Current
                  Principal Amount of such Class has been reduced to zero;

         (B) On each Distribution Date, an amount equal to the Group II Available Funds will be distributed in the following order of priority:

                  FIRST,    to the Class A-II Certificates, the Accrued
                  Certificate Interest on such Class for such Distribution
                  Date;

                  SECOND, to the Class A-II Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group II Available Funds;

                  THIRD, to the Class A-II Certificates in reduction of the Current Principal Amounts thereof, the Group II Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group II Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (C) On each Distribution Date, an amount equal to the Group III Available Funds will be distributed in the following order of priority:

                  FIRST,    to the Class A-III Certificates, the Accrued
                  Certificate Interest on such Class for such Distribution
                  Date;

                  SECOND, to the Class A-III Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group III Available Funds;

                  THIRD, to the Class A-III Certificates in reduction of the Current Principal Amounts thereof, the Group III Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group III Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (D) On each Distribution Date, an amount equal to the Group IV Available Funds will be distributed in the following order of priority:

                  FIRST, to the Class A-IV Certificates, the Accrued Certificate Interest on such Class for such Distribution Date;

                  SECOND, to the Class A-IV Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group IV Available Funds;

                  THIRD, to the Class A-IV Certificates in reduction of the Current Principal Amounts thereof, the Group IV Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group IV Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (E) On each Distribution Date, an amount equal to the Group V Available Funds will be distributed in the following order of priority:

                  FIRST, to the Class A-V Certificates, the Accrued Certificate Interest on such Class for such Distribution Date;

                  SECOND, to the Class A-V Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group V Available Funds;

                  THIRD, to the Class A-V Certificates in reduction of the Current Principal Amounts thereof, the Group V Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group V Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (F) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to any remaining Available Funds following the distributions in (A) through (E) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order:
(a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined herein) for such Distribution Date.

         (G) On each Distribution Date prior to the occurrence of the Cross-Over Date but after the reduction of the Current Principal Amount of any Class of Class A Certificates to zero, the remaining Class or Classes of Class A Certificates will be entitled to receive in reduction of their Current Principal Amounts, PRO RATA based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Class A Certificates' respective Mortgage Loan Group allocated to such Class A Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the fully repaid Class A Certificates; provided, however, (i) if the Distribution Date is prior to the Distribution Date occurring in June 2004 and the aggregate Current Principal Amount of the Subordinate Certificates is more than 50% of the initial aggregate principal amount of the Subordinate Certificates, or (ii) if the Distribution Date is on or after the Distribution Date occurring in June 2004 and the aggregate Current Principal Amount of the Subordinate Certificates is more than 25% of the initial aggregate principal amount of the Subordinate Certificates, no such diversion of amounts of Principal Prepayments otherwise due to the Subordinate Certificates in accordance with (F) above will be required to be made. In addition, if on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Class A Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Class B Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of the Principal Prepayments otherwise allocable to the Class B Certificates on the Mortgage Loans in the other Mortgage Loan Groups will be distributed to such Class or Classes of Class A Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Class A Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group.

         (H) On each Distribution Date, any Group Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-II Certificates; provided that if on any Distribution Date there are any Group Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such Group Available Funds will be distributed to the other Classes of Class A Certificates, PRO RATA, based upon their Current Principal Amounts, until all amounts due to all Classes of Class A Certificates have been paid in full, before any amounts are distributed to the Class R-II Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         INTEREST. Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates at its then applicable Pass-Through Rate on the Current Principal Amount of such Class immediately preceding such Distribution Date. The variable Pass-Through Rate for each Class of Certificates is described on the cover page hereof. The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

         The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and Deferred Interest and, after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Deferred Interest, Net Interest Shortfall and the interest portion of any Realized Losses. Such Net Interest Shortfalls will be allocated among the Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses with respect to all Mortgage Loans will be allocated first to the Subordinate Certificates in reverse order of their numerical designations commencing with the Class B-6 Certificates and following the Cross-Over Date, such Realized Losses will be allocated PRO RATA to the Classes of Senior Certificates. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding principal balance of such Certificate has been reduced to zero.

         The "Current Principal Amount" of any Certificate as of any Distribution Date will equal such Certificate's initial principal amount on the Closing Date as increased by any Deferred Interest previously allocated to such Certificate and as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the Subordinate Certificate Writedown for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class.

         With respect to any Distribution Date any Deferred Interest with respect to a Mortgage Loan will be allocated among the Classes of Certificates in the following manner:

         FIRST, to the Class or Classes of Senior Certificates related to the Mortgage Loan Group containing such Mortgage Loan (PRO RATA based on Current Principal Amount in the case of the Class A-I, Class R-1 and Class R-2 Certificates) in an amount equal to the amount of Deferred Interest with respect thereto times (x) the aggregate Current Principal Amount of such Class or Classes of Senior Certificates over (y) the aggregate principal balance of all Mortgage Loans in the related Mortgage Loan Group; and

         SECOND, all remaining amounts of Deferred Interest, not allocated to the related Class or Classes of Senior Certificates pursuant to priority FIRST above, to the Classes of Subordinate Certificates, PRO RATA, based upon the Current Principal Amount of each such Class, and if after the Cross-Over Date, to the Class or Classes of Senior Certificates related to the Mortgage Loan Group containing such Mortgage Loan (PRO RATA based on Current Principal Amount in the case of the Class A-I, Class R-1 and Class R-2 Certificates).

         As of any Distribution Date, the "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) exceeds (b) the sum of the Scheduled Principal Balances of the Mortgage Loans on the first day of the month of such Distribution Date. The Subordinate Certificate Writedown Amount will be allocated to the Classes of Subordinate Certificates in inverse order of their numerical Class designations, until the Current Principal Amount of each such Class has been reduced to zero and, from and after the Cross-Over Date, the Subordinate Certificate Writedown Amount will be allocated PRO RATA among the Classes of Senior Certificates based on their outstanding Current Principal Amounts.

         With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) resulting from (a) prepayments in full received during the related Prepayment Period,

(b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and
(c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because (i) Mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Distribution Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Amount of any Certificate and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the Master Servicing Fee in connection with such Distribution Date. The amount of the Master Servicing Fee used to offset such Interest Shortfalls is referred to herein as a "Compensating Interest Payment." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls."

         If on any Distribution Date the Group Available Funds for a related Class of Senior Certificates is less than the Accrued Certificate Interest on such related Class or Classes of Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of such related Class of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Group Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the limited extent described above.

         PRINCIPAL. Distributions in reduction of the Current Principal Amounts of the Class A-I, Class R-1 and Class R-2 Certificates, the Class A-II Certificates, the Class A-III Certificates, the Class A-IV Certificates and the Class A-V Certificates will be made on each Distribution Date pursuant to priority THIRD in paragraphs (A), (B), (C), (D) and (E), respectively, under "--Allocation of Available Funds" above.

         Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to paragraph (F) under "--Allocation of Available Funds" above. The sum of the Group I Available Funds, the Group II Available Funds, the Group III Available Funds, the Group IV Available Funds and the Group V Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates on such Distribution Date will be allocated to the Subordinate Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

         The amount to which the Senior Certificates are entitled as principal on any Distribution Date will be determined separately for the Class A-I, Class R-1 and Class R-2 Certificates (the "Group I Senior Optimal Principal Amount"), the Class A-II Certificates (the "Group II Senior Optimal Principal Amount"), the Class A-III Certificates (the "Group III Senior Optimal Principal Amount"), the Class A-IV Certificates (the "Group IV Senior Optimal Principal Amount") and the Class A-V Certificates (the "Group V Senior Optimal Principal Amount"), and in each case will be an amount equal to the sum of:

                  (i) the applicable Senior Percentage (as defined below) of the sum of all (a) scheduled payments of principal due on each Mortgage Loan (other than a Simple Interest Loan) in the related Mortgage Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) and (b) actual payments of principal received on each Simple Interest Loan in the related Mortgage Loan Group during the related Prepayment Period;

                  (ii) the applicable Senior Prepayment Percentage (as defined below) of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period (as defined below);

                  (iii) the applicable Senior Prepayment Percentage of all partial prepayments of principal received on each Mortgage Loan in the related Mortgage Loan Group during the applicable Prepayment Period;

                  (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the applicable Senior Percentage of the sum of (y) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (z)) and (z) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

                  (v) the applicable Senior Prepayment Percentage of the sum of
         (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

         With respect to any Mortgage Loan and any Distribution Date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such Distribution Date.

         The "Class A-I Senior Percentage," the "Class A-II Senior Percentage," the "Class A-III Senior Percentage," the "Class A-IV Senior Percentage" and the "Class A-V Senior Percentage" (each, a "Senior Percentage") will each initially equal approximately 93.25%. Each Senior Percentage will be recalculated with respect to each Distribution Date to equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all of the Class A-I, Class R-1 and Class R-2 Certificates in the case of the Class A-I Senior Percentage, the Class A-II Certificates in the case of the Class A-II Senior Percentage, the Class A-III Certificates in the case of the Class A-III Senior Percentage, the Class A-IV Certificates in the case of the Class A-IV Senior Percentage and the Class A-V Certificates in the case of the Class A-V Senior Percentage immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of all the Mortgage Loans in the related Mortgage Loan Group immediately preceding such Distribution Date.

         The "Senior Prepayment Percentage" with respect to each Mortgage Loan Group on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                                                         SENIOR PREPAYMENT
                                                                                 PERCENTAGE
June 25, 1998 - May 25, 2001.................................................... 100%

June 25, 2001 - May 25, 2002.................................................... applicable Senior Percentage plus 75% of the applicable
                                                                                 Subordinate Percentage

June 25, 2002 - May 25, 2003.................................................... applicable Senior Percentage plus 50% of the applicable
                                                                                 Subordinate Percentage

June 25, 2003 - May 25, 2004.................................................... applicable Senior Percentage plus 25% of the applicable
                                                                                 Subordinate Percentage

June 25, 2004 and thereafter                                                     applicable Senior Percentage


         Notwithstanding the foregoing, if on any Distribution Date the applicable Senior Percentage exceeds the applicable Senior Percentage as of the Cut-off Date, the related Senior Prepayment Percentage for such Distribution Date will equal 100%. Upon reduction of the Current Principal Amounts of any Class of Class A Certificates and the Residual Certificates to zero, the related Senior Prepayment Percentage with respect to such Class of Certificates will equal 0%; provided that in the circumstances described in paragraph (G) above under "--Allocation of Available Funds," prepayments resulting from Mortgage Loans in one Mortgage Loan Group and otherwise distributable to the Subordinate Certificates will be distributed PRO RATA to the other Senior Certificates related to the other Mortgage Loan Groups.

         In addition, no reduction of a Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (a)(i) the aggregate outstanding principal balance of Mortgage Loans in all Mortgage Loan Groups delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates as of such Distribution Date, does not exceed 50%, and (ii) cumulative Realized Losses on the Mortgage Loans in all Mortgage Loan Groups do not exceed (A) 40% of the aggregate Current Principal Amounts of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including June 2001 and May 2002, (B) 45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including June 2002 and May 2003 and (C) 50% of the related Original Subordinate Principal Balance if such Distribution Date occurs during or after June 2003 or
(b)(i) the aggregate outstanding principal balance of the Mortgage Loans in all Mortgage Loan Groups delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans with respect to such Distribution Date, does not exceed 4% and
(ii) Realized Losses on the Mortgage Loans in all Mortgage Loan Groups to date for such Distribution Date are less than 10% of the Original Subordinate Principal Balance.

         The "Subordinate Percentage" with respect to each Mortgage Loan Group, which will initially equal approximately 6.75% with respect to each Mortgage Loan Group, will be recalculated for each Distribution Date to equal 100% minus the related Senior Percentage for such Distribution Date. The "Subordinate Prepayment Percentage" with respect to each Mortgage Loan Group on any Distribution Date will equal 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the related Senior Certificates have each been reduced to zero, the applicable Subordinate Prepayment Percentage will equal 100%.

         The "Subordinate Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

         (i) the applicable Subordinate Percentage of the sum of all (a) scheduled payments of principal due on each Mortgage Loan (other than Simple Interest Loans) in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period); and (b) actual payments of principal received on each Simple Interest Loan in the related Mortgage Loan Group during the related Prepayment Period;

         (ii) with respect to each Mortgage Loan in the related Mortgage Loan Group, the applicable Subordinate Prepayment Percentage of (a) the amount of all partial prepayments on each such Mortgage Loan and (b) the Scheduled Principal Balance of each such Mortgage Loan which was the subject of a prepayment in full, in each case received by the Master Servicer during the applicable Prepayment Period;

         (iv) the excess, if any, of the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Mortgage Loan Group (other than Mortgage Loans described in clause (b)) and (b) the principal balance of each Mortgage Loan in the related Mortgage Loan Group that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the related Senior Certificateholders pursuant to clause (iv) of each of the definitions of Group I Senior Optimal Principal Amount, Group II Senior Optimal Principal Amount, Group III Senior Optimal Principal Amount, Group IV Senior Optimal Principal Amount and Group V Senior Optimal Principal Amount, on such Distribution Date;

         (v) the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was repurchased by the Master Servicer in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Master Servicer with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan; and

         (vi) on the Distribution Date on which the Current Principal Amounts of the related Senior Certificates have been reduced to zero, 100% of any applicable Senior Optimal Principal Amount remaining undistributed on such date.

         The "Allocable Share" with respect to any Class of Subordinate Certificates on any Distribution Date will generally equal such Class's PRO RATA share (based on the Current Principal Amount of each Class entitled thereto) of the sum of each of the components of the definition of the Subordinate Optimal Principal Amount for each of the Mortgage Loan Groups; provided, that, except as described in the second succeeding sentence, no Class of Subordinate Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Subordinate Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Subordinate Optimal Principal Amount," to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, in the order of their numerical Class designations. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Subordinate Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Certificates.

         "Determination Date" means the 18th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Distribution Date).

         "Insurance Proceeds" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses.

         "Repurchase Proceeds" are proceeds of any Mortgage Loan repurchased by BSMCC and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Representations and Warranties" herein.

         "Principal Prepayment" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         "Monthly Payment" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO Property"), would otherwise have been payable under the related Mortgage Note.

ALLOCATION OF LOSSES; SUBORDINATION

         A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" are amounts received by the Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are Liquidation Proceeds net of expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

         A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

         A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

         A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

         The principal portion of any Realized Loss on a Mortgage Loan in any Mortgage Loan Group for any Distribution Date will not be allocated to any Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), any such Realized Loss will be allocated among the outstanding Classes of Subordinate Certificates, in inverse order of priority, until the Current Principal Amount of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B-6 Certificates while such Certificates are outstanding, second to the Class B-5 Certificates, third to the Class B-4 Certificates, and so on). Commencing on the Cross-Over Date, the principal portion of any Realized Loss (other than a Debt Service Reduction) on a Mortgage Loan will be allocated among the outstanding Classes of Senior Certificates PRO RATA based upon their Current Principal Amounts.

         Since the Subordinate Certificates will absorb Realized Losses on Mortgage Loans in all Mortgage Loan Groups, a disproportionate amount of Realized Losses with respect to Mortgage Loans in each Mortgage Loan Group will adversely impact the availability of subordination to the Certificates related to the other Mortgage Loan Groups.

         No reduction of the Current Principal Amount of any Class shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the Certificates as of such Distribution Date to an amount less than the Scheduled Principal Balances of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation being the "Loss Allocation Limitation").

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, after the Cross-Over Date, the amounts distributable under clause (i) of each of the definitions of Group I Senior Optimal Principal Amount, Group II Senior Optimal Principal Amount, Group III Senior Optimal Principal Amount, Group IV Senior Optimal Principal Amount, Group V Senior Optimal Principal Amount and Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, any Debt Service Reductions prior to the Cross-Over Date will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         Except as described above, all allocations of Realized Losses will be accomplished on a Distribution Date by reducing the Current Principal Amount of the applicable Classes by their appropriate shares of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date.

         On each Distribution Date, Excess Liquidation Proceeds received by the Master Servicer will be distributed to the Subordinate Certificates in order of payment priority to the extent of any Realized Losses previously allocated thereto, until such Realized Losses have been reimbursed in full.

         The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Distributions on the Certificates--Interest" above.

SUBORDINATION

         PRIORITY OF SENIOR CERTIFICATES. As of the Closing Date, the aggregate Current Principal Amounts of all Classes of Class B Certificates and the Other Certificates will equal approximately 6.75% and 2.25%, respectively, of the aggregate Current Principal Amounts of all Classes of Certificates. The rights of the holders of each Class of Subordinate Certificates to receive distributions with respect to each Mortgage Loan Group will be subordinated to such rights of the holders of the Senior Certificates related to such Mortgage Loan Group and of each Class of Subordinate Certificates having a lower numerical Class designation than such Class, to the extent described above. The subordination of the Subordinate Certificates to the Senior Certificates, and the further subordination among the Subordinate Certificates, are each intended to increase the likelihood of timely receipt by the holders of the Certificates with higher relative payment priorities of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on the applicable Mortgage Loans to the extent described above.

         However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the Offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of Realized Losses in excess of the total subordination amount. The allocation of the principal portion of any Realized Loss to the Subordinate

Certificates on any Distribution Date will decrease the protection provided to the Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Current Principal Amount of the Subordinate Certificates then outstanding.

         In addition, in order to extend the period during which the Subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the applicable Senior Certificates to the extent described herein during the first three years after the Closing Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the applicable Senior Certificates while, in the absence of losses in respect of the related Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans evidenced by the Subordinate Certificates.

         In certain other circumstances as described in paragraph (G) under "--Distributions on the Certificates-- Allocation of Available Funds," Principal Prepayments otherwise distributable to the Subordinate Certificates will in lieu thereof be distributed to Senior Certificates.

         After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the Subordinate Certificates. Amounts so distributed to Subordinate Certificateholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Distribution Dates.

         PRIORITY AMONG SUBORDINATE CERTIFICATES. On each Distribution Date, the holders of any particular Class of Subordinate Certificates will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, the principal portion of any Realized Loss with respect to a Mortgage Loan will be allocated, to the extent set forth herein, in reduction of the Current Principal Amounts of the related Classes of Subordinate Certificates in the inverse order of their numerical Class designation. The effect of the allocation of such Realized Losses to a Class of Subordinate Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Subordinate Certificates.

         In order to maintain the relative levels of subordination among the related Classes of Subordinate Certificates, certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which generally will not be distributable to such Certificates for at least the first three years after the Cut-Off Date) will not be distributable to the holders of any Class of Subordinate Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "Description of the Certificates--Distributions on the Certificates--Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Subordinate Certificates, the amortization of more senior Classes of Subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Certificates may increase.

         As a result of the subordination of any Class of Subordinate Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.



                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and weighted average lives of the Offered Certificates will be affected by the amount and timing of principal payments on the applicable Mortgage Loan Group, the allocation of Available Funds to various Classes of Certificates and the levels of the Indices. Investors should carefully consider the associated risks discussed under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the "Summary of Terms" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

         The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly distributions will not be payable to such holders until the 25th day (or the immediately following Business Day if such 25th day is not a Business Day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the related Mortgage Loan Group. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

         The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. As described under "Description of the Certificates--Distributions on the Certificates" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Senior Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Senior Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase in subsequent periods. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease in subsequent periods.

         Although the Mortgage Rates on the Mortgage Loans will adjust monthly, such increases and decreases will be limited by the Maximum Lifetime Mortgage Rate on each Mortgage Loan and will be based on the related Index (which may not rise and fall consistently with mortgage interest rates or with other indices) plus the related Gross Margins (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios at origination, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the Prospectus.

         The yield to maturity of the Offered Certificates will depend on the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

         As is the case with conventional, fixed interest rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable interest rate mortgage loans may be subject to a greater rate of principal prepayment due to their refinancing to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable interest rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed interest rate or other adjustable rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable interest rate mortgages to "lock in" a lower fixed interest rate or to take advantage of their availability of such other adjustable interest rate mortgage loans. A rising interest rate environmental may result in an increase in the rate of defaults on the Mortgage Loans.

NEGATIVELY AMORTIZING LOANS

         Approximately 100.00%, 20.85%, 100.00%, 11.89% and 0.64% of the Group
I, Group II, Group III, Group IV and Group V Mortgage Loans, respectively, provide for negative amortization. With respect to such loans, to accommodate changes in the interest portion of the monthly payment due on each Mortgage Loan resulting from monthly changes in the Mortgage Rate, the monthly payment will be adjusted on each Adjustment Date, subject to an increase or decrease of not more than the related Payment Increase Maximum. However, due to the Payment Increase Maximum and the fact that the Mortgage Rates on the Mortgage Loans are subject to change more frequently than the monthly payments, the portion of each monthly payment allocated to interest and that allocated to principal could vary significantly. If an adjustment of the Mortgage Rate on any Mortgage Loan results in Deferred Interest, such Deferred Interest will be added to the principal balance of the Mortgage Loan, resulting in negative amortization. If an adjustment to the Mortgage Rate on any Mortgage Loan causes the amount of the accrued interest to exceed the scheduled interest component of the monthly payment and to be less than the entire monthly payment, the principal balance will not be reduced in accordance with a fully amortizing schedule, and therefore reduced amortization will result. If an adjustment to the Mortgage Rate on any Mortgage Loan causes the amount of interest accrued in any month to be less than the scheduled interest component of the then current monthly payment, such excess will be applied to reduce the outstanding principal balance on the related Mortgage Loan, thereby resulting in accelerated amortization of such Mortgage Loan.

         Several factors contribute to the increased risk of default in connection with negatively amortizing mortgage loans. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as herein described. During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of the Mortgage Loan may approach or exceed the value of the related Mortgaged Property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Additionally, although increases in the amount of the related monthly payments are subject to Payment Increase Maximums, such Payment Increase Maximums are not in effect on any of the Recast Dates, as described herein, or when the outstanding principal balance exceeds the Negative Amortization Cap, in which cases the monthly payment for each such Mortgage Loan will be recalculated to equal an amount in which would be sufficient to fully amortize such Mortgage Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Interest Adjustment Date. The amount of such increased monthly payment may be substantially higher than the monthly payment in effect prior to such recalculation and the repayment of the Mortgage Loans will be dependent on the ability of the Mortgagor to make such larger monthly payments. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the Mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater then that associated with fully amortizing mortgage loans.

         As described herein under "The Mortgage Pool", the negatively amortizing Mortgage Loans may be subject to periods of slower amortization or to negative amortization, in which case the weighted average life of the Certificates will be increased, and to accelerated amortization, in which case the weighted average life of the Offered Certificates will be decreased.

ASSUMED FINAL DISTRIBUTION DATE

         The "Assumed Final Distribution Date" for distributions on the Certificates is May 25, 2022. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, SAMI or its designee may, at its option, repurchase all the Mortgage Loans from the Trust on or after any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 5% of the Cut-off Date Scheduled Principal Balance of the Mortgage Loans. See "The Pooling and Servicing Agreement--Termination" herein.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans in the applicable Mortgage Loan Group or Groups. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal on the applicable Mortgage Loan Group or Groups increase.

PREPAYMENT MODEL

         Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement ("CPR") represents an assumed constant rate of prepayments each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans.

PRICING ASSUMPTION

         The Certificates were structured assuming, among other things, a 15% CPR with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and a 25% CPR with respect to the Group V Mortgage Loans. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Principal Amount Outstanding" indicate the percentages of the initial principal amount of each Class of Offered Certificates that would be outstanding after each of the dates shown at various prepayment scenarios of CPR (the "CPR Scenarios") and the corresponding weighted average lives of such Classes of Offered Certificates.

         The following tables have been prepared based on the assumptions that:
(i) each Mortgage Loan Group consists of Mortgage Loans having characteristics based on the characteristics of the related Mortgage Loans as described herein,
(ii) the Index for the Group I, Group II, Group III and Group IV Mortgage Loans remains constant at 4.949% and the Index for the Group V Mortgage Loans remains constant at 5.300%, (iii) the Mortgage Loans in each Mortgage Loan Group prepay in accordance with the CPR Scenarios set forth below, (iv) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (v) the Mortgage Rate on each adjustable rate Mortgage Loan will be adjusted on each Interest Adjustment Date (as necessary) to a rate equal to the related Index (as described in (ii) above) plus the applicable Gross Margin, subject to Maximum Lifetime Mortgage Rates, Minimum Lifetime Mortgage Rates and periodic caps (as applicable), (vi) scheduled Monthly Payments of principal and interest on each adjustable rate Mortgage Loan will be adjusted on each payment adjustment date or recast date (as necessary) for such Mortgage Loan to equal the fully amortizing payment as described in (x) below subject to periodic payment cap limitations (as applicable), (vii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in June 1998 and are computed prior to giving effect to prepayments received on the last day of the prior month, (viii) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (ix) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in May 1998, (x) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (xi) any negative amortization on the Mortgage Loans in any Loan Group is applied to the applicable Certificates as though such negative amortization were scheduled principal payments on such Mortgage Loans, (xii) the initial principal amounts of the Certificates are as set forth on the cover page hereof and under "Summary of Terms--Other Certificates," (xiii) distributions in respect of the Certificates are received in cash on the 25th day of each month, commencing in June 1998, (xiv) the Offered Certificates are purchased on May 29, 1998 and (xv) SAMI does not exercise the option to repurchase the Mortgage Loans described under the caption "The Pooling and Servicing Agreement--Termination." While it is assumed that each of the Mortgage Loans prepays at under the following CPR Scenarios, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Current Principal Amount of each such Class that would be outstanding after the Distribution Date in May of each of the years indicated, assuming that the Mortgage Loans prepay under the following CPR Scenarios. Neither the CPR Scenarios nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Loan Groups. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Current Principal Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified CPR Scenarios.

         The tables below for the Class A Certificates were prepared in accordance with five separate CPR Scenarios. CPR Scenario "I" has an assumed CPR of 9% with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and an assumed CPR of 15% with respect to the Group V Mortgage Loans. CPR Scenario "II" has an assumed CPR of 12% with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and an assumed CPR of 20% with respect to the Group V Mortgage Loans. CPR Scenario "III" has an assumed CPR of 15% with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and an assumed CPR of 25% with respect to the Group V Mortgage Loans. CPR Scenario "IV" has an assumed CPR of 18% with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and an assumed CPR of 30% with respect to the Group V Mortgage Loans. CPR Scenario "V" has an assumed CPR of 21% with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and an assumed CPR of 35% with respect to the Group V Mortgage Loans. With respect to the table for the Class B-1, Class B-2 and Class B-3 Certificates, CPR Scenarios I, II, III, IV and V assume a 9%, 12%, 15%, 18% and 21% CPR, respectively, with respect to the Mortgage Loans in all five Mortgage Loan Groups.

                                           PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                  Class A-I Certificates                             Class A-II Certificates
                                       CPR Scenario                                       CPR Scenario

                        I         II      III        IV          V             I        II      III        IV         V
                       ---
 Initial Percentage    100       100      100       100         100           100      100      100       100       100
May 25, 1999            88       85       82        79          76            88       85       82        79         76
May 25, 2000            78       72       67        62          57            77       72       67        61         57
May 25, 2001            68       61       54        48          42            68       61       54        48         42
May 25, 2002            60       51       44        37          31            59       51       44        37         31
May 25, 2003            52       43       36        29          23            52       43       35        29         23
May 25, 2004            45       36       29        23          17            45       36       29        22         17
May 25, 2005            40       31       24        18          13            39       30       23        17         13
May 25, 2006            34       26       19        14          10            34       25       19        14         10
May 25, 2007            29       21       15        11           7            29       21       15        10         7
May 25, 2008            25       18       12         8           5            24       17       12         8         5
May 25, 2009            21       14       10         6           4            20       14        9         6         4
May 25, 2010            18       12        7         5           3            17       11        7         5         3
May 25, 2011            15        9        6         3           2            14        9        5         3         2
May 25, 2012            12        7        4         3           1            11        7        4         2         1
May 25, 2013            9         5        3         2           1             8        5        3         2         1
May 25, 2014            7         4        2         1           1             6        3        2         1         1
May 25, 2015            5         3        2         1           *             4        2        1         1         *
May 25, 2016            4         2        1         1           *             2        1        1         *         *
May 25, 2017            2         1        1         *           *             1        *        *         *         *
May 25, 2018            1         *        *         *           *             *        *        *         *         *
May 25, 2019            *         *        *         *           *             *        *        *         *         *
May 25, 2020            *         *        *         *           *             0        0        0         0         0
May 25, 2021            0         0        0         0           0             0        0        0         0         0

Weighted Average
Life to Maturity
(years)**              6.6       5.5      4.7       4.0         3.5           6.5      5.5      4.6       4.0       3.4

--------------------

*  Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                                           PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                     Class A-III Certificates                           Class A-IV Certificates
                                           CPR Scenario                                       CPR Scenario
------------------------------------------------------------------------------------------------------------------------
                               I        II      III       IV       V            I       II      III         IV        V
                               -        --      ---       --       -            -       --      ---         --        -
Initial Percentage            100      100      100      100     100          100      100      100        100       100
May 25, 1999                  88       85       82       79       76           88      85       82         79        76
May 25, 2000                  78       73       67       62       57           78      72       67         62        57
May 25, 2001                  69       61       55       48       43           68      61       54         48        42
May 25, 2002                  60       52       44       38       32           60      51       44         37        31
May 25, 2003                  53       44       36       29       24           52      43       36         29        23
May 25, 2004                  46       37       30       23       18           45      36       29         23        17
May 25, 2005                  41       31       24       18       14           40      31       24         18        13
May 25, 2006                  35       27       20       14       10           34      26       19         14        10
May 25, 2007                  31       22       16       11       8            30      21       15         11         7
May 25, 2008                  26       18       13        9       6            25      18       12          8         5
May 25, 2009                  22       15       10        7       4            21      14       10          6         4
May 25, 2010                  19       12        8        5       3            18      12        8          5         3
May 25, 2011                  16       10        6        4       2            15       9        6          4         2
May 25, 2012                  13        8        5        3       2            12       7        4          3         1
May 25, 2013                  10        6        4        2       1            9        5        3          2         1
May 25, 2014                   8        5        3        1       1            7        4        2          1         1
May 25, 2015                   6        3        2        1       *            5        3        1          1         *
May 25, 2016                   4        2        1        1       *            3        2        1          *         *
May 25, 2017                   3        1        1        *       *            1        1        *          *         *
May 25, 2018                   1        1        *        *       *            *        *        *          *         *
May 25, 2019                   *        *        *        *       *            *        *        *          *         *
May 25, 2020                   *        *        *        *       *            0        0        0          0         0
May 25, 2021                   0        0        0        0       0            0        0        0          0         0

Weighted Average
Life to Maturity
(years)**                     6.8      5.7      4.8      4.1     3.5          6.6      5.5      4.7        4.0       3.5

--------------------

*  Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                 PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING


                                      Class A-V Certificates                      Class B-1, Class B-2 and Class B-3 Certificates
                                           CPR Scenario                                             CPR Scenario
----------------------------------------------------------------------------------------------------------------------------------
                              I          II        III        IV           V          I          II        III       IV      V
                              -          --        ---        --           -          -          --        ---       --      -
Initial Percentage           100        100        100       100         100         100        100        100       100    100
May 25, 1999                  82         77        71         66          61         98          98        98        98     98
May 25, 2000                  67         58        50         43          36         95          95        95        95     95
May 25, 2001                  54         44        35         27          20         92          92        92        92     92
May 25, 2002                  44         33        24         17          11         87          87        86        85     84
May 25, 2003                  35         25        17         11          6          81          79        77        75     73
May 25, 2004                  29         19        12         7           4          72          69        65        62     58
May 25, 2005                  23         14         8         5           2          63          58        53        48     44
May 25, 2006                  19         11         6         3           1          54          48        43        38     33
May 25, 2007                  15         8          4         2           1          47          40        34        29     25
May 25, 2008                  12         6          3         1           *          40          33        27        23     18
May 25, 2009                  9          4          2         1           *          34          27        22        17     13
May 25, 2010                  7          3          1         1           *          28          22        17        13     10
May 25, 2011                  5          2          1         *           *          23          17        13        10      7
May 25, 2012                  4          2          1         *           *          19          13        10         7      5
May 25, 2013                  3          1          *         *           *          14          10         7         5      3
May 25, 2014                  2          1          *         *           *          11          7          5         3      2
May 25, 2015                  1          *          *         *           *           8          5          3         2      1
May 25, 2016                  1          *          *         *           *           5          3          2         1      1
May 25, 2017                  *          *          *         *           *           3          2          1         1      *
May 25, 2018                  *          *          *         *           *           1          1          *         *      *
May 25, 2019                  *          *          *         *           *           *          *          *         *      *
May 25, 2020                  0          0          0         0           0           *          *          *         *      *
May 25, 2021                  0          0          0         0           0           0          0          0         0      0
May 25, 2022                  0          0          0         0           0           0          0          0         0      0


Weighted Average
Life to Maturity
(years)**                    4.6        3.6        2.9       2.3         1.9         9.3        8.6        8.0       7.6    7.2

--------------------

*  Less than 0.5% but greater than 0%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. SAMI will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167.

VOTING RIGHTS

         Voting rights of the Trust in general will be allocated among the Classes of Certificates based upon their respective Current Principal Amounts.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, SAMI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trustee. The Mortgage Loans in each of the Mortgage Loan Groups will be identified in a separate schedule appearing as an exhibit to the Agreement with each Mortgage Loan Group separately identified. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the Net Rate, the Monthly Payment, the maturity date of each Mortgage Note, the Master Servicing Fee and the Loan-to-Value Ratio.

         In addition, SAMI will deposit with the Trustee, with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing to the extent available to SAMI an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon; all intervening assignments of the Mortgage available to SAMI, if any, with evidence of recording thereon; the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; originals of all available assumption and modification agreements; PROVIDED, HOWEVER, that in lieu of the foregoing, SAMI may deliver certain other documents, under the circumstances set forth in the Agreement. In particular, with respect to approximately 22 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $1,247,757 as of the Cut-off Date, SAMI will not provide original Mortgage Notes. In lieu thereof SAMI will provide lost note affidavits as described under "Description of the Mortgage Loans." The documents delivered to the Trustee with respect to each Mortgage Loan are referred to collectively as the "Mortgage File". SAMI will cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date.

         The Trustee will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Trustee after the Closing Date, if received by the Trustee after the initial 45-day period, promptly after its delivery to the Trustee). If, as a result of its review, the Trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "Material Defect"), the Trustee shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The Trustee also will review the Mortgage Files within 180 days of the Closing Date. If the Trustee discovers a Material Defect, the Trustee shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 60 days from the date of notice from the Trustee of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage

Loan, BSMCC will, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         The "Repurchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to (i) 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase reduced by (ii) any portion of the Master Servicing Fee (as defined under "--Servicing Compensation and Payment of Expenses" herein) or advances payable to the purchaser of the Mortgage Loan.

         As of any time of determination the "Outstanding Principal Balance" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

REPRESENTATIONS AND WARRANTIES

         In the purchase agreement pursuant to which SAMI purchased the Mortgage Loans from BSMCC, BSMCC made certain representations and warranties to SAMI concerning the Mortgage Loans. SAMI will assign to the Trustee all of its right, title and interest in such purchase agreement insofar as it relates to such representations and warranties, as well as the remedies provided for breach of such representations and warranties. The representations and warranties of BSMCC include, among other things, that as of the Closing Date or such other date as may be specified below:

         (a) the information set forth and to be set forth in the Mortgage Loan schedules delivered and to be delivered to the Trustee was and will be true and correct in all material respects at the date or dates respecting which such information is furnished;

         (b) immediately prior to the transfer to SAMI, BSMCC was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to a Mortgage Loans and is conveying the same free and clear of any liens, claims encumbrances, participations, interests, equities, pledges, charges or security interests of any nature and BSMCC has full right and authority to sell or assign the same;

         (c) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and DE MINIMIS PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to certain permitted exceptions;

         (d) as of the Cut-off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 90 or more days past due;

         (e) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

         (f) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (g) either (i) each Mortgage Loan obligates the Mortgagor thereunder to maintain a hazard insurance policy with a standard mortgage clause in an amount not less than the outstanding principal balance of the Mortgage Loan and, if it was in place at origination of the Mortgage Loan, flood insurance in an amount not less than the outstanding principal balance of the Mortgage Loan, at the borrower's cost and expense and such insurance is in place or (ii) with respect to any Mortgage Loan for which such insurance is not in place, the Master Servicer has in place a blanket insurance policy covering hazards and floods in an amount not less than the outstanding principal balance of the Mortgage Loan;

         (h) except for 151 Mortgage Loans, with as of the Cut-Off Date, an aggregate unpaid principal balance of $19,122,233, which are 30 to 59 days delinquent, and for 21 Mortgage Loans, with as of the Cut-Off Date, an aggregate unpaid principal balance of $2,427,599, which are 60 to 89 days delinquent, there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or even of acceleration; and neither BSMCC nor any of its affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

         (i) except with respect to 12 Mortgage Loans with an aggregate unpaid principal balance of $2,373,525, no Mortgagor as of the Cut-off Date was a debtor in any state or federal bankruptcy or insolvency proceeding;

         (j) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development; and

         (k) to the best of Seller's knowledge, there is no delinquent tax, government assessment, insurance premium, municipal charge or assessment lien which may be due and owing against any Property and all such charges have been paid when due.

         Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

         Upon discovery or receipt of notice by BSMCC, SAMI or the Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by BSMCC, or the date BSMCC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), BSMCC will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price (or, if such Mortgage Loan or the related Mortgage Property acquired in respect thereof has been sold, pay the excess of the Repurchase Price over the Net Liquidation Proceeds (as defined herein)) to the Trust or (iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of BSMCC to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless continue to make advances as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property, but the obligation of the Master Servicer to advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Master Servicer has knowledge thereof, the Master Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Master Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Mortgage Insurance Policy continues as to that Mortgage Loan after such assumption.

         The Master Servicer will establish and maintain, in addition to the Protected Account described below under "--Protected Account," one or more accounts (each, a "Servicing Account") in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The Master Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors and in trust as provided in the Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the Agreement ("Permitted Investments"). Such Permitted Investments must be held in trust by the Master Servicer, as described above. In addition, the Master Servicer may establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Certificates. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the Master Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Agreement.

         For each Mortgage Loan which as of the Cut-off Date was covered by a Primary Mortgage Insurance Policy, the Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Mortgage Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth in the Agreement, at least until such excess has been eliminated. Pursuant to applicable state law, the Master Servicer may permit the Primary Mortgage Insurance Policy to be terminated if a reappraisal of the Mortgaged Property indicates a new appraised value of which the then outstanding principal balance of the Mortgage Loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

         The Master Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property and containing a standard mortgagee clause; PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by the Master Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of the Master Servicer to reimbursement for such costs incurred will be prior to the right of Certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Master Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy or hazard insurance policy. As set forth above, all collections by the Master Servicer under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE LOANS

         The Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. The Master Servicer will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans; PROVIDED, HOWEVER, that the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no insurance payments will result in a recovery to Certificateholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

         Notwithstanding the foregoing, under the Agreement, the Master Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to the Repurchase Price of such Mortgage Loan. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the Business Day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer shall be entitled to receive a fee of 0.375% per annum of the Outstanding Principal Balance of each Mortgage Loan the ("Master Servicing Fee") from full payments of accrued interest on each Mortgage Loan as compensation for its activities under the Agreement. However, Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the Distribution Date in the following calendar month to the extent such Interest Shortfalls do not exceed the Master Servicing Fee in connection with such Distribution Date (the amount of the Master Servicing Fee used to offset Interest Shortfalls is referred to herein as a "Compensating Interest Payment"). To the extent insufficient to cover all such Interest Shortfall, Compensating Interest Payments will be allocated among the Mortgage Loan Groups PRO RATA based on the amount of such Interest Shortfalls experienced by each such Mortgage Loan Group. The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "Net Interest Shortfalls."

         In addition to the primary compensation described above, the Master Servicer will retain all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors, and, with respect to any Due Date, any interest paid on Simple Interest Loans in excess of 30 days of interest. The Master Servicer will also be entitled to retain, as additional servicing compensation, any income earned on the Certificate Account and certain other accounts and any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Agreement and, with respect to Excess Liquidation Proceeds, to the extent not payable to the Certificates as reimbursement for Realized Losses.

         The Master Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein) as well as, with respect to each Simple Interest Loan, an amount equal to the excess of interest thereon for 30 days over the amount otherwise required to be paid on the applicable Due Date. On each Distribution Date, the Trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such Distribution Date from amounts in the Certificate Account.

         In the event a successor Trustee is appointed by the Certificateholders pursuant to the Agreement, that portion, if any, of the successor Trustee's fees which exceeds the Trustee's fees established at the time of issuance of the Certificates will be borne by the Certificateholders.

PROTECTED ACCOUNT

         The Master Servicer will establish and maintain an account (each, a "Protected Account") into which it will deposit daily all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any Mortgage Loans repurchased, and advances made from the Master Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in permitted investments meeting the requirements of the Rating Agencies or to the Certificate Account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

         Prior to each Distribution Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                  (i) Scheduled payments on the related Mortgage Loans (other than Simple Interest Loans) received or advanced by the Master Servicer which were due on the related Due Date (including any amount required to be paid by the Master Servicer in respect of interest on Simple Interest Loans) and actual payments on Simple Interest Loans received during the related Prepayment Period, net of servicing fees due the Master Servicer;

                  (ii) Full principal prepayments and any Liquidation Proceeds received by the Master Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of servicing fees due the Master Servicer; and

                  (iii) Partial prepayments of principal received by the Master Servicer for such Mortgage Loans in the related Prepayment Period.

CERTIFICATE ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") as a non-interest bearing trust account. The Certificate Account shall have five separate subaccounts, one each for all funds with respect to each Mortgage Loan Group. The Trustee will deposit in the appropriate subaccount of the Certificate Account, as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account or other permitted account;

                  (ii) Any Monthly Advance and Compensating Interest Payments and any payments required to be made by the Master Servicer with respect to Simple Interest Loans which were not deposited in the Protected Account;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

                  (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                  (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to the Agreement.

         All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) at the written direction of the Master Servicer invested, in the name of the Trustee, in such Permitted Investments as the Master Servicer may direct or deposited in demand deposits with such depository institutions as designated by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment.

         The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal for the following purposes:

                  (i) to reimburse the Master Servicer for any Monthly Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                  (ii) to reimburse the Master Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                  (iii) to reimburse the Master Servicer to the extent permitted by the Agreement from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

                  (iv) to pay the Master Servicer to the extent permitted by the Agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which the Master Servicer would have been entitled to receive under subclause
         (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                  (v) to pay the Master Servicer to the extent permitted by the Agreement from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

                  (vi) to reimburse the Master Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                  (vii) to pay the Master Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

                  (viii) to reimburse the Master Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Distribution Date, if the advance has not been reimbursed pursuant to clauses (i) and (vi);

                  (ix) to pay the Master Servicer servicing compensation as set forth above, including amounts due to it with respect to excess interest received on Simple Interest Loans;

                  (x) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Agreement, which, if not specifically allocable to a particular Mortgage Loan Group, shall be allocated to each subaccount, PRO RATA, based on the Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups;

                  (xi) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                  (xii)   to clear and terminate the Certificate Account; and

                  (xiii) to remove amounts deposited in error.

         On each Distribution Date, the Trustee shall make the following payments from the funds in the Certificate Account:

                  (i) First, the Trustee's Fees and expenses shall be paid to the Trustee; and

                  (ii) Second, the amount distributable to the Certificateholders shall be paid in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates."

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the rating of the Certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) is reasonably satisfactory to the Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Agreement from and after the date of such agreement.

         The Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Master Servicer and its directors, officers, employees and agents are entitled to indemnification from the Certificate Account and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loans (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Master Servicer will be entitled to be reimbursed therefor from the Certificate Account. Any such indemnification or reimbursement to the Master Servicer which is not specifically related to a Mortgage Loan Group shall be charged against the subaccounts of the Certificate Account PRO RATA based upon the respective outstanding principal amounts of the Mortgage Loans in each of the Mortgage Loan Groups.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, PROVIDED that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of FNMA or FHLMC.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Agreement, and such failure continues unremedied for two Business Days, (ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Certificates or the Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates aggregating ownership of not less than 25% of the Trust, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by the Master Servicer of its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement.

         In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of Certificates aggregating ownership of not less than 51% of the Trust may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Agreement, automatically and without further action pass to and be vested in the Trustee.

         Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by such Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA or FHLMC approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement.

MONTHLY ADVANCES

         If the scheduled payment on a Mortgage Loan which was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the appropriate subaccount of the Certificate Account which will be used for a Certificate Account Advance (as defined below) with respect to such Mortgage Loan, the Master Servicer will deposit in the appropriate subaccount of the Certificate Account not later than the Business Day immediately preceding the Distribution Date an amount equal to such deficiency or in the case of a Simple Interest Loan, such deficiency up to 30 days interest on the Outstanding Principal Balance thereof as of the beginning of the related Prepayment Period, in each case net of the related Master Servicing Fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation

Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred to the appropriate subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

         As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to Certificateholders during such calendar month on account of scheduled payments on the Mortgage Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount or Notional Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans.

TERMINATION

         The obligations of the Master Servicer and the Trustee created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

         On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 5% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans, SAMI or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate to the next Due Date), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The Trust may also be terminated and the Certificates retired on any Distribution Date upon SAMI's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of either of the REMICs has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon termination, the holders of will receive the Current Principal Amount of their Certificates, if any, and accrued but unpaid interest.

THE TRUSTEE

         The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Upon becoming aware of such circumstances, the Master Servicer will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                        FEDERAL INCOME TAX CONSIDERATIONS


         An election will be made to treat the Mortgage Loans, the Certificate Account and certain assets owned by the Trust as a REMIC ("REMIC II") for federal income tax purposes. REMIC II will issue "regular interests" and one "residual interest." An election will be made to treat the "regular interests" in REMIC II and certain other assets owned by the Trust as a REMIC ("REMIC I"). The Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated as regular interests in REMIC I and are herein referred to as "Regular Certificates" or "REMIC Regular Certificates". The Class R-2 Certificate will be designated as the residual interest in REMIC II and the Class R-1 Certificate will be designated as the residual interest in REMIC I (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"). All Certificateholders are advised to see "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. None of the Regular Certificates will be issued with original issue discount. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates -- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and premium with respect to the Certificates is 15% CPR with respect to the Group I, Group II, Group III and Group IV Mortgage Loans and 25% CPR with respect to the Group V Mortgage Loans. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. However, no representation is made as to the rate at which prepayments actually will occur.

         Certain Classes of Regular Certificates may be treated as having been issued at a premium. Holders of REMIC Regular Certificates issued with a premium may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the rules relating to original issue discount and premium on the purchase of the Regular Certificates. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates -- Premium" in the Prospectus.

         The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be considered as residual interests in a REMIC, representing rights to the taxable income or net loss of REMIC I (in the case of the Class R-1 Certificates) or REMIC II (in the case of the Class R-2 Certificates). Holders of the Residual Certificates will be required to report and will be taxed on their PRO RATA share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances.

         The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates-- Status of REMIC Certificates" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Certain Federal Income Tax Consequences -- REMIC Certificates -- Status of REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS


         Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 10.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee or the Master Servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

         Prohibited Transaction Exemption 90-30 (the "Exemption") will generally be met with respect to the Senior Certificates, except for those conditions which are dependent on facts unknown to SAMI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Senior Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Senior Certificates. See "ERISA Considerations" in the Prospectus.

         Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Class B Certificates (due to the subordinate nature thereof) or the Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

         In lieu of such opinion of counsel, the transferee may provide (or, in the case of Book-Entry Certificates, shall be deemed to provide) a certification substantially to the effect that the purchase of the Class B Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and one of the following conditions are satisfied: (a) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates; (b) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an insurance company general account, (ii) the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (iii) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a Class Exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of such Certificates, it will dispose of such Certificates prior to the date which is 18 months after the 401(c) Regulations become final; (c) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (ii) the conditions set forth in PTCE 90-1 have been satisfied and (iii) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90- 1) as of the date of the acquisition of such Certificates; (d) the transferee is a bank and (i) the source of funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (ii) the conditions set forth in PTCE 91-38 have been satisfied and (iii) there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates; (e) the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or (f) the transferee is an "in-house asset manager" described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The Residual Certificates and the Class B Certificates will contain a legend describing such restrictions on transfer.

         Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Senior Certificates. Assets of a Plan should not be invested in the Senior Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.


                                                           LEGAL INVESTMENT

         The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. The remaining Classes of Certificates will NOT constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" In the Prospectus.


                      RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

         The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Certain Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

         A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such Residual Certificate as "Tax Matters Person" as defined in the Code or by State Street Bank and Trust Company, acting as agent for the Tax Matters Person. The Tax Matters Person or its agent will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person and the Trustee with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax

Matters Person or its agent consents to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or its agent may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify the REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates-- Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person consents in writing (which consent may be withheld in the Tax Matters Person's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates, are being purchased from SAMI by the Underwriter upon issuance. The Underwriter is an affiliate of SAMI. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to SAMI are expected to be approximately 102% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by SAMI in connection with the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from SAMI in the form of an underwriting discount.

         SAMI will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.


                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for SAMI and the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATING

         It is a condition to the issuance of each Class of Offered Certificates that it receives the ratings set forth below from S&P and Fitch.



CLASS                          S&P                   FITCH

Class A-I                      AAA                   AAA
Class A-II                     AAA                   AAA
Class A-III                    AAA                   AAA
Class A-IV                     AAA                   AAA
Class A-V                      AAA                   AAA
Class B-1                      AA                    AA
Class B-2                       A                     A
Class B-3                      BBB                   BBB
Class R-1                      AAA                   AAA
Class R-2                      AAA                   AAA

         S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Agreement. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. S&P's rating on the Offered Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, the structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by such certificates. Fitch's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments (i) Certificateholders might suffer a lower than anticipated yield. The ratings on the Class R-1 and Class R-2 Certificates address only the return of its principal balance and interest thereon.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         SAMI has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

                                          INDEX OF PRINCIPAL DEFINITIONS
                                                                            Page
                                                                            ----

1933 Act          ...........................................................S-3
1934 Act          ...........................................................S-3
Accrued Certificate Interest..........................................S-16, S-39
Aggregate Expense Rate......................................................S-14
Agreement         ...........................................................S-5
Allocable Share   ..........................................................S-43
Assumed Final Distribution Date.............................................S-49
Available Funds   ....................................................S-15, S-36
Bankruptcy Loss   ..........................................................S-44
Book-Entry Certificates......................................................S-7
BSMCC             ...........................................................S-2
Business Day      ..........................................................S-34
Cede              ..........................................................S-34
Certificate Account.........................................................S-60
Certificate Account Advance.................................................S-64
Certificate Owner ..........................................................S-34
Certificate Register........................................................S-36
Certificateholder ..........................................................S-35
Certificates      ................................................S-1, S-5, S-34
Class A Certificates.........................................................S-7
Class A-I Senior Percentage.................................................S-41
Class A-II Senior Percentage................................................S-41
Class A-III Senior Percentage...............................................S-41
Class A-IV Senior Percentage................................................S-41
Class A-V Senior Percentage.................................................S-41
Class B Certificates.........................................................S-7
Class Prepayment Distribution Trigger.......................................S-43
Closing Date      ...........................................................S-8
Code              ....................................................S-25, S-65
Compensating Interest Payment...............................................S-17
Compensating Interest Payments........................................S-40, S-59
Cost of Funds Index....................................................S-8, S-30
CPR               ..........................................................S-49
CPR Scenarios     ..........................................................S-49
Cross-Over Date   ..........................................................S-16
Current Principal Amount..............................................S-17, S-39
Cut-off Date      ...........................................................S-5
Cut-off Date Scheduled Principal Balance.....................................S-9
Debt Service Reduction......................................................S-44
Defaulted Mortgage Loan.....................................................S-59
Deferred Interest ..........................................................S-29
Deficient Valuation.........................................................S-44
Definitive Certificates.....................................................S-35
Depositor         ...........................................................S-7
Description of the Mortgage Loans............................................S-9
Determination Date..........................................................S-43
Distribution Date .....................................................S-2, S-15
DTC               ..........................................................S-34

Due Date          ..........................................................S-14
Due Period        ..........................................................S-15
EMC               ......................................................S-3, S-5
ERISA             ..........................................................S-25
Events of Default ..........................................................S-62
Exemption         ....................................................S-25, S-66
FHLB              .....................................................S-8, S-30
FHLMC             ..........................................................S-32
Fitch             .....................................................S-1, S-26
FNMA              ..........................................................S-32
Fraud Loss        ..........................................................S-44
Gross Margin      .....................................................S-8, S-28
Group Available Funds.......................................................S-36
Group I Available Funds.....................................................S-36
Group I Mortgage Loans.......................................................S-9
Group I Senior Optimal Principal Amount.....................................S-40
Group II Available Funds....................................................S-36
Group II Mortgage Loans......................................................S-9
Group II Senior Optimal Principal Amount....................................S-40
Group III Available Funds...................................................S-36
Group III Mortgage Loans.....................................................S-9
Group III Senior Optimal Principal Amount...................................S-40
Group IV Available Funds....................................................S-36
Group IV Mortgage Loans......................................................S-9
Group IV Senior Optimal Principal Amount....................................S-40
Group V Available Funds.....................................................S-36
Group V Mortgage Loans.......................................................S-9
Group V Senior Optimal Principal Amount.....................................S-40
Index             ...........................................................S-8
Indirect Participants.......................................................S-35
Insurance Proceeds..........................................................S-44
Interest Accrual Period.....................................................S-16
Interest Adjustment Date....................................................S-29
Interest Shortfall..........................................................S-39
Liquidated Mortgage Loan....................................................S-44
Liquidation Proceeds........................................................S-44
Loss Allocation Limitation..................................................S-45
Master Servicer   ......................................................S-5, S-7
Master Servicing Fee........................................................S-59
Material Defect   ..........................................................S-54
Maximum Lifetime Mortgage Rate...................................S-8, S-21, S-29
Minimum Lifetime Mortgage Rate...................................S-8, S-21, S-29
Monthly Advance   ..........................................................S-19
Monthly Payment   ....................................................S-29, S-44
Mortgage File     ..........................................................S-54
Mortgage Loan Group.....................................................S-2, S-9
Mortgage Loan Group I........................................................S-2
Mortgage Loan Group II.......................................................S-2
Mortgage Loan Group III......................................................S-2
Mortgage Loan Group IV.......................................................S-2
Mortgage Loan Group V........................................................S-2
Mortgage Pool     ...........................................................S-8
Mortgage Rate     ...........................................................S-8

Mortgaged Property...........................................................S-2
Mortgagor         .....................................................S-8, S-29
Negative Amortization Cap...................................................S-29
Net Interest Shortfalls...............................................S-40, S-59
Net Liquidation Proceeds....................................................S-44
Net Rate          ..........................................................S-14
Non-SMMEA Certificates................................................S-27, S-67
Note              ..........................................................S-28
Offered Certificates...................................................S-1, S-34
One-Year Constant Maturity Treasury Index..............................S-8, S-31
Original Subordinate Principal Balance......................................S-42
Other Certificates.....................................................S-6, S-34
Outstanding Principal Balance...............................................S-55
Participants      ..........................................................S-35
Pass-Through Rate ..........................................................S-16
Payment Decrease Maximum....................................................S-29
Payment Increase Maximum....................................................S-29
Permitted Investments.......................................................S-57
Physical Certificates........................................................S-7
Plan Asset Regulations......................................................S-66
Plan(s)           ....................................................S-25, S-66
Prepayment Period ....................................................S-15, S-41
Principal Prepayment........................................................S-44
Protected Account ....................................................S-34, S-59
Rating Agencies   ..........................................................S-26
Realized Loss     ..........................................................S-44
Recast Date       ..........................................................S-29
Record Date       ..........................................................S-15
Regular Certificates..................................................S-24, S-65
REITs             ..........................................................S-65
Relief Act        ..........................................................S-40
REMIC             ...........................................................S-3
REMIC I           ....................................................S-24, S-65
REMIC II          ....................................................S-24, S-65
REMIC Regular Certificates............................................S-24, S-65
REMIC Residual Certificates...........................................S-24, S-65
REO Property      ....................................................S-32, S-44
Repurchase Price  ..........................................................S-55
Repurchase Proceeds.........................................................S-44
Residual Certificates.................................................S-24, S-65
RTC               .....................................................S-9, S-28
Rules             ..........................................................S-35
S&P               .....................................................S-1, S-26
SAMI              ......................................................S-2, S-5
Scheduled Principal Balance.................................................S-14
Senior Certificates..........................................................S-7
Senior Percentage ..........................................................S-41
Senior Prepayment Percentage................................................S-41
Servicing Account ..........................................................S-57
Servicing Transfer Date................................................S-9, S-28
Similar Law       ..........................................................S-67
Simple Interest Loan........................................................S-14
SMMEA             ....................................................S-27, S-67
Special Hazard Loss.........................................................S-44

Subordinate Certificate Writedown Amount....................................S-39
Subordinate Certificates.....................................................S-7
Subordinate Optimal Principal Amount..................................S-42, S-43
Subordinate Percentage......................................................S-42
Subordinate Prepayment Percentage...........................................S-42
Tax Matters Person....................................................S-26, S-67
Trust             ......................................................S-2, S-5
Trust Assets      ....................................................S-25, S-66
Trustee           ...........................................................S-7
U.S. Person       ..........................................................S-68
Underwriter       ...........................................................S-1

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SAMI OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                      TABLE OF CONTENTS
                    PROSPECTUS SUPPLEMENT
                                                       Page
                                                       ----
Summary of Terms........................................S-5       ===============================================
Description of the Mortgage Loans.......................S-28
Description of the Certificates.........................S-34
Yield and Prepayment Considerations.....................S-46
The Pooling and Servicing Agreement.....................S-54
Federal Income Tax Considerations.......................S-65
ERISA Considerations....................................S-66                       $277,194,500
Legal Investment........................................S-67                       (Approximate)
Restrictions on Purchase and Transfer of
   the Residual Certificates............................S-67
Method of Distribution..................................S-68
Legal Matters...........................................S-68
Rating..................................................S-69
Index of Principal Definitions..........................S-70
Annex A - Certain Characteristics of the                                         STRUCTURED ASSET
   Mortgage Loans.......................................A- 1                   MORTGAGE INVESTMENTS
                         PROSPECTUS                                                    INC.
Prospectus Supplement...................................2
Available Information...................................2
Incorporation of Certain Documents By Reference.........2
Reports to Certificateholders...........................3                      MORTGAGE PASS-THROUGH
Summary of Terms........................................4                          CERTIFICATES,
The Trust Fund..........................................16                         SERIES 1998-6
Use of Proceeds.........................................26
The Seller..............................................27
Mortgage Loan Program...................................27
Description of the Certificates.........................30
Credit Enhancement......................................36
Yield and Prepayment Considerations.....................43                      ----------------
The Pooling and Servicing Agreement.....................45
Certain Legal Aspects of the Mortgage Loans.............56                    PROSPECTUS SUPPLEMENT
Certain Federal Income Tax Consequences.................64
ERISA Considerations....................................82                      ----------------
Legal Investment........................................85
Method of Distribution..................................87
Legal Matters...........................................87
Financial Information...................................87                   BEAR, STEARNS & CO. INC.
Rating..................................................87
Glossary................................................89                         MAY 21, 1998
=============================================================     ===============================================

                                                                         ANNEX A



                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


The description herein of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to May 1, 1998, (ii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans Groups may vary.



     ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I

                               AVERAGE: $113,857




                                                             AGGREGATE
                                        NUMBER OF        PRINCIPAL BALANCE             % OF
                                        MORTGAGE         OUTSTANDING AS OF           MORTGAGE
ORIGINAL PRINCIPAL BALANCE*              LOANS             CUT-OFF DATE              LOAN GROUP
------------------------------         -----------      -------------------          -----------
Less than $50,000 ............            169              $ 4,907,678                 4.38 %
$ 50,000 -- $ 99,999 .........            328               19,642,419                17.51
$100,000 -- $149,999 .........            363               37,936,544                33.82
$150,000 -- $199,999 .........            199               29,733,832                26.51
$200,000 -- $249,999 .........             93               17,262,381                15.39
$250,000 -- $299,999 .........             10                2,367,275                 2.11
$350,000 -- $399,999 .........              1                  317,321                 0.28
                                          ---            -------------                -----

Total    ....................           1,163            $112,167,449                100.00%
                                       ======           =============              =========

-----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.



      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I

                                AVERAGE: $96,447




                                                            AGGREGATE
                                        NUMBER OF        PRINCIPAL BALANCE             % OF
                                        MORTGAGE         OUTSTANDING AS OF           MORTGAGE
UNPAID PRINCIPAL BALANCE*                LOANS             CUT-OFF DATE              LOAN GROUP
------------------------------         -----------      -------------------          -----------
Less than $50,000 ............              289            $  9,722,645                   8.67 %
$ 50,000 -- $ 99,999 .........              343              26,013,568                  23.19
$100,000 -- $149,999 .........              338              41,345,046                  36.86
$150,000 -- $199,999 .........              162              28,296,063                  25.23
$200,000 -- $249,999 .........               28               5,962,088                   5.32
$250,000 -- $299,999 .........                2                 510,719                   0.46
$350,000 -- $399,999 .........                1                 317,321                   0.28
                                            ---            -------------                 -----


Total    ....................             1,163            $112,167,449                  100.00
                                         ======           =============               =========


  MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP I

                            WEIGHTED AVERAGE: 7.555%






                                                             AGGREGATE
                                        NUMBER OF        PRINCIPAL BALANCE             % OF
                                        MORTGAGE         OUTSTANDING AS OF           MORTGAGE
ORIGINAL PRINCIPAL BALANCE*              LOANS             CUT-OFF DATE              LOAN GROUP
------------------------------         -----------      -------------------          -----------

6.000% or less ............                16              $    841,156                0.75 %
6.001% -- 6.500%  .........                38                 1,785,256                1.59
6.501% -- 7.000%  .........                93                 5,753,201                5.13
7.001% -- 7.500%  .........               583                63,502,637               56.61
7.501% -- 8.000%  .........               331                31,849,590               28.39
8.001% -- 8.500%  .........                32                 2,273,948                2.03
8.501% -- 9.000%  .........                57                 5,377,728                4.79
9.001% -- 9.500%  .........                 6                   359,134                0.32
9.501% -- 10.000% .........                 7                   424,799                0.38
                                          ---             -------------                -----

Total      ................             1,163             $ 112,167,449              100.00%
                                        =====             =============            =========

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I

                            WEIGHTED AVERAGE: 76.12%



                                    AGGREGATE
                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                    MORTGAGE    OUTSTANDING AS OF     MORTGAGE
LOAN-TO-VALUE AT ORIGINATION**       LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------------  -----------  -------------------  -----------

50.00% or less .................         76       $   4,988,280     4.45 %
50.01% -- 55.00% ...............         20           1,482,888      1.32
55.01% -- 60.00% ...............         32           2,846,654      2.54
60.01% -- 65.00% ...............         48           4,543,437      4.05
65.01% -- 70.00% ...............         75           8,203,097      7.31
70.01% -- 75.00% ...............        219          23,676,507     21.11
75.01% -- 80.00% ...............        476          50,437,821     44.97
80.01% -- 85.00% ...............         13           1,180,069      1.05
85.01% -- 90.00% ...............        106           9,977,734      8.90
90.01% -- 95.00% ...............         84           3,743,405      3.34
Greater than 95.00% ............         14           1,087,557      0.97
                                        ---       -------------     -----
    Total ......................      1,163       $ 112,167,449     100.00 %
                                     ======       =============     =========

-----------
** For purposes of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Loan-to-Value Ratio was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

      CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP I

                           WEIGHTED AVERAGE: 65.68%



                                                              AGGREGATE
                                             NUMBER OF    PRINCIPAL BALANCE       % OF
                                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE**       LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------------------  -----------  -------------------  -----------

50.00% or less ...........................       176         $ 11,455,089      10.21%
50.01% -- 55.00% .........................        55            3,819,159       3.40
55.01% -- 60.00% .........................       106            7,313,998       6.52
60.01% -- 65.00% .........................       183           16,557,565      14.76
65.01% -- 70.00% .........................       230           25,698,311      22.91
70.01% -- 75.00% .........................       313           35,664,727      31.80
75.01% -- 80.00% .........................        55            5,973,847       5.33
80.01% -- 85.00% .........................        34            4,526,585       4.04
85.01% -- 90.00% .........................         5              722,003       0.64
90.01% -- 95.00% .........................         3              243,152       0.22
Greater than 95.00% ......................         3              193,014       0.17
                                                 ---         ------------     ------
 Total ................................ ..     1,163         $112,167,449     100.00%
                                               =====         ============     ======

-----------
** For purposes of the table, the Current Loan Balance-to-Original Value
   Ratio generally was determined based on the ratio of the principal unpaid amount of the Mortgage Loan at Cut-Off to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Current Loan Balance to Original Value was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.


        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP I



                                    AGGREGATE
                                      NUMBER OF    PRINCIPAL BALANCE       % OF
                                       MORTGAGE    OUTSTANDING AS OF     MORTGAGE
PROPERTY TYPE                           LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------------  -----------  -------------------  -----------

Two-Family to Four Family .........        94         $ 12,048,828      10.74%
Condominium .......................       299           22,137,915      19.74
Manufactured Housing ..............         2              117,551       0.10
Planned Unit Development ..........       108            9,740,591       8.68
Townhouse .........................         4              367,610       0.33
Single Family .....................       656           67,754,955      60.41
                                          ---         ------------     ------
 Total .................. .........     1,163         $112,167,449     100.00%
                                        =====         ============     ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP I



                                                 AGGREGATE
                                NUMBER OF    PRINCIPAL BALANCE       % OF
                                 MORTGAGE    OUTSTANDING AS OF     MORTGAGE
OCCUPANCY STATUS*                 LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------  -----------  -------------------  -----------
Investment Property .........       332         $ 30,915,356      27.56%
Owner Occupied ..............       806           79,514,159      70.89
Second Home .................        24            1,667,889       1.49
Unknown .....................         1               70,045       0.06
                                    ---         ------------     ------
 Total ............ .........     1,163         $112,167,449     100.00%
                                  =====         ============     ======

-----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination of the Mortgage Loan or, in a limited number of cases, at the time of any modification or assumption of the Mortgage Loans.


           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                         WEIGHTED AVERAGE: 360 MONTHS



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ORIGINAL TERM                       LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

Up to 180 Months ..............         3         $     54,893       0.05%
181 -- 300 Months .............         7              232,924       0.21
301 -- 360 Months .............     1,151          111,698,704      99.58
361 Months or greater .........         2              180,928       0.16
                                    -----         ------------     ------
 Total .............. .........     1,163         $112,167,449     100.00%
                                    =====         ============     ======

        YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                            WEIGHTED AVERAGE: 1988



                                         AGGREGATE
                        NUMBER OF    PRINCIPAL BALANCE       % OF
                         MORTGAGE    OUTSTANDING AS OF     MORTGAGE
YEAR OF ORIGINATION       LOANS         CUT-OFF DATE      LOAN GROUP
---------------------  -----------  -------------------  -----------
1981 ................        27         $  1,109,660       0.99%
1982 ................        24            1,114,855       0.99
1983 ................        84            3,265,931       2.91
1984 ................       196            9,722,039       8.67
1985 ................         3              200,730       0.18
1986 ................        20            1,597,479       1.42
1987 ................        67            6,213,374       5.54
1988 ................       330           38,291,373      34.14
1989 ................       349           42,959,290      38.30
1990 ................        57            6,875,026       6.13
1991 ................         6              817,692       0.73
                            ---         ------------     ------
 Total ........... ..     1,163         $112,167,449     100.00%
                          =====         ============     ======

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                         WEIGHTED AVERAGE: 239 MONTHS




                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*        LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------   -----------   -------------------   -----------

Up to 59 Months ......................          3          $     24,698        0.02%
 60 -- 180 Months ....................         71             2,985,021        2.66
181 -- 239 Months ....................        389            24,136,524       21.52
240 Months or greater ................        700            85,021,205       75.80
                                              ---          ------------      ------
    Total ............................      1,163          $112,167,449      100.00%
                                            =====          ============      ======


-----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.


   Geographic Distribution of Mortgaged Properties in Mortgage Loan Group I




                                           AGGREGATE
                         NUMBER OF     PRINCIPAL BALANCE        % OF
                          MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                      LOANS          CUT-OFF DATE       LOAN GROUP
---------------------   -----------   -------------------   -----------
California ..........        833         $  96,754,410       86.26%
Arizona .............        323            14,973,781       13.35
Florida .............          4               215,716        0.19
Connecticut .........          2               196,633        0.18
Georgia .............          1                26,908        0.02
                             ---         -------------      ------
    Total ...........      1,163         $ 112,167,449      100.00%
                           =====         =============      ======


  Zip Code Concentration (Over 2%) of Mortgage Loans in Mortgage Loan Group I




                                                              AGGREGATE
                                            NUMBER OF     PRINCIPAL BALANCE        % OF
                                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS                       LOANS          CUT-OFF DATE       LOAN GROUP
----------------------------------------   -----------   -------------------   -----------

93117 -- Goleta, CA ....................       41            $ 5,745,536       5.12%
93030 -- Oxnard, CA ....................       42              4,325,381       3.86
93003 -- San Buena Ventura, CA .........       36              3,989,536       3.56
93010 -- Camarillo, CA .................       32              3,917,928       3.49
93433 -- Grover City, CA ...............       30              3,197,046       2.85
93101 -- Santa Barbara, CA .............       17              2,452,585       2.19
93401 -- San Luis Obispo, CA ...........       24              2,435,002       2.17
93420 -- Arroyo Grande, CA .............       23              2,420,248       2.16
93105 -- Santa Barbara, CA .............       18              2,354,669       2.10
93001 -- Ventura, CA ...................       18              2,264,484       2.02


    MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                             MORTGAGE LOAN GROUP I




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                     LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ................      1,077         $ 102,766,776       91.62%
1 Payment (30-59 days past due) ..........         77             8,439,105        7.52
2 Payments (60-89 days past due) .........          9               961,568        0.86
                                                -----         -------------      ------
    Total ................................      1,163         $ 112,167,449      100.00%
                                                =====         =============      ======


   MONTHLY PAYMENTS DELINQUENT AS OF THE SERVICING TRANSFER DATE OF MORTGAGE
                         LOANS IN MORTGAGE LOAN GROUP I




                                                                      AGGREGATE
                                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                           LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ......................      1,138         $ 109,388,047       97.52%
1 Payment (30-59 days past due) ................         22             2,438,836        2.17
2 Payments (60-89 days past due) ...............          2               229,747        0.20
3 or more Payments (90+ days past due) .........          1               110,818        0.10
                                                      -----         -------------      ------
    Total ......................................      1,163         $ 112,167,449      100.00%
                                                      =====         =============      ======


    DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
       SERVICING TRANSFER DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I




                                                                               AGGREGATE
                                                             NUMBER OF     PRINCIPAL BALANCE        % OF
                                                              MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DELINQUENCY HISTORY**                                          LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------------------------   -----------   -------------------   -----------

0 times 30-days delinquent in last 12 months ............      1,026         $  99,075,956       88.33%
1 time 30-days delinquent in last 12 months .............         53             5,016,014        4.47
2 times 30-days delinquent in last 12 months ............         28             2,743,951        2.45
3 times 30-days delinquent in last 12 months ............          9               734,626        0.65
4 times 30-days delinquent in last 12 months ............          8               804,306        0.72
5 times 30-days delinquent in last 12 months ............          4               315,046        0.28
6 times 30-days delinquent in last 12 months ............          1                39,188        0.03
9 times 30-days delinquent in last 12 months ............          1               125,289        0.11
12 times 30-days delinquent in last 12 months ...........          1               123,309        0.11
1 time 60-days delinquent in last 12 months .............         14             1,453,365        1.30
2 times 60-days delinquent in last 12 months ............          2               179,777        0.16
3 or more times 60-days delinquent in 12 months .........         16             1,556,620        1.39
                                                               -----         -------------      ------
    Total ...............................................      1,163         $ 112,167,449      100.00%
                                                               =====         =============      ======


-----------
** Historical performance is based on delinquency data just prior to servicing being transferred to the Master Servicer as of April 30, 1998.

              INDICES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I




                                AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
INDEX                              LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------

Cost of Funds Index .........     1,163           $112,167,449      100.00%
                                  -----           ------------      ------
   Total ....................     1,163           $112,167,449      100.00%
                                  =====           ============      ======


     DISTRIBUTIONS OF INTEREST RATE ADJUSTMENT FREQUENCY BY INTEREST PAYMENT
         ADJUSTMENT FREQUENCY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I




                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ADJUSTMENT FREQUENCY          LOANS          CUT-OFF DATE       LOAN GROUP
------------------------   -----------   -------------------   -----------
Monthly/Annual .........        935          $101,798,859       90.76%
Monthly/3 Year .........        228            10,368,590        9.24
                                ---          ------------      ------
   Total ...............      1,163          $112,167,449      100.00%
                              =====          ============      ======


           GROSS MARGINS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                           WEIGHTED AVERAGE: 2.370%




                                 AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
GROSS MARGIN                       LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------

Negative Margin .............          2          $     64,092        0.06%
0.001% -- 1.500% ............         99             4,799,043        4.28
1.501% -- 2.000% ............        142             8,072,280        7.20
2.001% -- 2.500% ............        635            68,576,692       61.14
2.501% -- 3.000% ............        256            28,510,352       25.42
3.001% -- 3.500% ............         21             1,832,919        1.63
3.501% -- 4.000% ............          3                76,745        0.07
Greater than 4.000% .........          5               235,326        0.21
                                     ---          ------------      ------
   Total ....................      1,163          $112,167,449      100.00%
                                   =====          ============      ======

           MAXIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                          WEIGHTED AVERAGE:* 13.776%




                                      AGGREGATE
                                      NUMBER OF     PRINCIPAL BALANCE        % OF
                                       MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MAXIMUM RATE                            LOANS          CUT-OFF DATE       LOAN GROUP
----------------------------------   -----------   -------------------   -----------

No Maximum Interest Rate .........         90          $  3,763,330        3.36%
12.001 -- 12.500 .................         11             1,111,721        0.99
12.501 -- 13.000 .................        223            24,133,632       21.52
13.001 -- 13.500 .................        292            34,356,925       30.63
13.501 -- 14.000 .................        154            18,890,841       16.84
14.001 -- 14.500 .................        104            11,003,474        9.81
14.501 -- 15.000 .................        109             9,720,569        8.67
15.001 -- 15.500 .................         30             2,006,432        1.79
15.501 -- 16.000 .................        111             5,573,583        4.97
16.001 -- 16.500 .................         17               921,795        0.82
16.501 -- 17.000 .................         17               554,399        0.49
17.001 -- 18.000 .................          5               130,750        0.12
                                          ---          ------------      ------
   Total .........................      1,163          $112,167,449      100.00%
                                        =====          ============      ======

-----------
* Excludes ARMs with no Maximum Rate.


           MINIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                           WEIGHTED AVERAGE:* 5.849%




                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MINIMUM RATE                     LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------

No Minimum Rate ...........        599          $ 62,592,270       55.80%
3.000% or less ............         79             8,787,474        7.83
3.001% --  4.000% .........        115            12,956,419       11.55
4.001% --  5.000% .........          3               289,830        0.26
5.001% --  6.000% .........          7               757,125        0.67
6.001% --  7.000% .........        106             8,149,295        7.27
7.001% --  8.000% .........        170            11,663,779       10.40
8.001% --  9.000% .........         75             6,414,787        5.72
9.001% -- 10.000% .........          9               556,469        0.50
                                   ---          ------------      ------
   Total ..................      1,163          $112,167,449      100.00%
                                 =====          ============      ======

-----------
* Excludes ARMs with no Minimum Rate.

   PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                           WEIGHTED AVERAGE:* 2.000%




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PERIODIC RATE ADJUSTMENT CAPS       LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

No Periodic Rate Cap .........      1,029          $ 97,156,969       86.62%
2.000% .......................        134            15,010,480       13.38
                                    -----          ------------      ------
   Total .....................      1,163          $112,167,449      100.00%
                                    =====          ============      ======

-----------
* Excludes ARMs with no Periodic Rate Adjustment Cap.


   NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP I
                         WEIGHTED AVERAGE: 1.0 MONTHS




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEXT INTEREST ADJUSTMENT DATE       LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

June 1998 ....................     1,163           $112,167,449      100.00%
                                   -----           ------------      ------
   Total .....................     1,163           $112,167,449      100.00%
                                   =====           ============      ======

Negative Amortization Characteristics of Mortgage Loans in Mortgage Loan
Group
                                       I




                                                             AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE        % OF
                                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS        LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------   -----------   -------------------   -----------
Negam -- No Cap .......................        333          $ 15,393,075       13.72%
Negam -- 110% Cap .....................         94            11,952,430       10.66
Negam -- 115% Cap .....................         29             3,936,023        3.51
Negam -- 120% Cap .....................          5               385,871        0.34
Negam -- 125% Cap .....................        702            80,500,050       71.77
                                               ---          ------------      ------
   Total ..............................      1,163          $112,167,449      100.00%
                                             =====          ============      ======

                                      A-9

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                               AVERAGE: $107,879



                                                  AGGREGATE
                                 NUMBER OF    PRINCIPAL BALANCE       % OF
                                  MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ORIGINAL PRINCIPAL BALANCE*        LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------  -----------  -------------------  -----------
Less than $50,000 ............       100         $  3,160,959     5.32 %
$ 50,000 -- $ 99,999..........       249           14,753,776     24.83
$100,000 -- $149,999 .........       153           15,659,578     26.35
$150,000 -- $199,999 .........        99           14,192,373     23.89
$200,000 -- $249,999 .........        53            9,468,021     15.93
$250,000 -- $299,999 .........         5              994,880      1.67
$350,000 -- $399,999 .........         3              816,240      1.37
$400,000 -- $449,999 .........         1              372,866      0.63
                                     ---         ------------     -----
    Total ....................       663         $ 59,418,692     100.00 %
                                   =====         ============     =========

-----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.


     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                               AVERAGE: $89,621



                                                  AGGREGATE
                                 NUMBER OF    PRINCIPAL BALANCE       % OF
                                  MORTGAGE    OUTSTANDING AS OF     MORTGAGE
UNPAID PRINCIPAL BALANCE           LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------  -----------  -------------------  -----------
Less than $50,000 ............       172         $  6,084,885     10.24 %
$ 50,000 -- $ 99,999..........       250           18,223,643     30.67
$100,000 -- $149,999 .........       148           18,227,420     30.68
$150,000 -- $199,999 .........        84           14,554,520     24.49
$200,000 -- $249,999 .........         6            1,369,149      2.30
$250,000 -- $299,999 .........         1              281,409      0.47
$300,000 -- $349,999 .........         1              304,800      0.51
$350,000 -- $399,999 .........         1              372,866      0.63
                                     ---         ------------     -----
    Total ....................       663         $ 59,418,692     100.00 %
                                   =====         ============     =========

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP II
                           WEIGHTED AVERAGE: 7.469%



                                                  AGGREGATE
                                 NUMBER OF    PRINCIPAL BALANCE       % OF
                                  MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MORTGAGE INTEREST RATE             LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------  -----------  -------------------  -----------
6.000% or less ...............         2         $     76,683     0.13 %
6.001% --  6.500% ............         1               60,587      0.10
6.501% --  7.000% ............        28            1,848,173      3.11
7.001% --  7.500% ............       406           39,659,160     66.75
7.501% --  8.000% ............       172           13,857,147     23.32
8.001% --  8.500% ............        34            2,357,269      3.97
8.501% --  9.000% ............        13              998,358      1.68
9.001% --  9.500% ............         5              415,795      0.70
9.501% -- 10.000% ............         1              131,938      0.22
Greater than 10.000% .........         1               13,583      0.02
                                     ---         ------------     -----
    Total ....................       663         $ 59,418,692     100.00 %
                                   =====         ============     =========

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II

                           WEIGHTED AVERAGE: 79.43%



                                    AGGREGATE
                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                    MORTGAGE    OUTSTANDING AS OF     MORTGAGE
LOAN-TO-VALUE AT ORIGINATION**       LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------------  -----------  -------------------  -----------

50.00% or less .................        34         $  1,542,300     2.60 %
50.01% -- 55.00% ...............        15            1,186,982      2.00
55.01% -- 60.00% ...............        13            1,453,566      2.45
60.01% -- 65.00% ...............        30            3,367,453      5.67
65.01% -- 70.00% ...............        46            4,330,145      7.29
70.01% -- 75.00% ...............       153           14,626,536     24.62
75.01% -- 80.00% ...............       180           17,118,539     28.81
80.01% -- 85.00% ...............        13            1,107,367      1.86
85.01% -- 90.00% ...............        96            8,761,791     14.75
90.01% -- 95.00% ...............        54            3,514,254      5.91
Greater than 95.00% ............        29            2,409,759      4.06
                                       ---         ------------     -----
    Total ......................       663         $ 59,418,692     100.00 %
                                     =====         ============     =========

-----------
** For purposes of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Loan-to-Value Ratio was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP II
                           WEIGHTED AVERAGE: 67.24%



                                                              AGGREGATE
                                             NUMBER OF    PRINCIPAL BALANCE       % OF
                                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE**       LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------------------  -----------  -------------------  -----------

50.00% or less ...........................       90          $  5,182,449     8.72 %
50.01% -- 55.00% .........................       28             3,398,723      5.72
55.01% -- 60.00% .........................       48             4,897,522      8.24
60.01% -- 65.00% .........................      124            10,394,076     17.49
65.01% -- 70.00% .........................      172            17,835,878     30.02
70.01% -- 75.00% .........................       56             5,356,250      9.01
75.01% -- 80.00% .........................       81             7,246,096     12.19
80.01% -- 85.00% .........................       43             3,269,574      5.50
85.01% -- 90.00% .........................        6               435,393      0.73
90.01% -- 95.00% .........................        4               239,351      0.40
Greater than 95.00% ......................       11             1,163,380      1.96
                                                ---          ------------     -----
  Total ..................................      663          $ 59,418,692     100.00 %
                                                ===          ============     =========

-----------
** For purposes of the table, the Current Loan Balance-to-Original Value
   Ratio generally was determined based on the ratio of the principal unpaid amount of the Mortgage Loan at Cut-Off to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Current Loan Balance to Original Value was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.


       PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP II



                                    AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE       % OF
                                     MORTGAGE    OUTSTANDING AS OF     MORTGAGE
PROPERTY TYPE                         LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------  -----------  -------------------  -----------

Two-Family to Four Family .......       78          $  8,692,484     14.63 %
Condominium .....................      182            13,423,051      22.59
Manufactured Housing ............        1                30,018       0.05
Planned Unit Development ........       33             2,328,244       3.92
Townhouse .......................        2               126,303       0.21
Single Family ...................      367            34,818,591      58.60
                                       ---          ------------     ------
 Total ..........................      663          $ 59,418,692     100.00%
                                       ===          ============     ======

      OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP II



                                                 AGGREGATE
                                NUMBER OF    PRINCIPAL BALANCE       % OF
                                 MORTGAGE    OUTSTANDING AS OF     MORTGAGE
OCCUPANCY STATUS*                 LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------  -----------  -------------------  -----------
Investment Property .........      180          $ 13,892,795     23.38 %
Owner Occupied ..............      452            43,257,380     72.80
Second Home .................       28             2,023,006      3.40
Unknown .....................        3               245,511      0.41
                                   ---          ------------     -----
 Total ......................      663          $ 59,418,692     100.00 %
                                   ===          ============     =========

-----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination of the Mortgage Loan or, in a limited number of cases, at the time of any modification or assumption of the Mortgage Loans.


          ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                         WEIGHTED AVERAGE: 359 MONTHS



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ORIGINAL TERM                       LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

Up to 180 Months ..............        7          $    111,585     0.19 %
181 -- 300 Months .............        4               155,783      0.26
301 -- 360 Months .............      650            58,984,379     99.27
361 Months or greater .........        2               166,946      0.28
                                     ---          ------------     -----
 Total ........................      663          $ 59,418,692     100.00 %
                                     ===          ============     =========

       YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                            WEIGHTED AVERAGE: 1987



                                         AGGREGATE
                        NUMBER OF    PRINCIPAL BALANCE       % OF
                         MORTGAGE    OUTSTANDING AS OF     MORTGAGE
YEAR OF ORIGINATION       LOANS         CUT-OFF DATE      LOAN GROUP
---------------------  -----------  -------------------  -----------
1976 ................        1          $     43,998     0.07 %
1979 ................        1                89,627      0.15
1981 ................        2                76,683      0.13
1983 ................        1                 8,220      0.01
1984 ................       51             2,740,972      4.61
1985 ................       61             3,655,769      6.15
1986 ................       46             3,536,074      5.95
1987 ................      301            28,779,241     48.43
1988 ................      169            17,421,952     29.32
1989 ................       27             2,668,282      4.49
1990 ................        3               397,874      0.67
                           ---          ------------     -----
 Total ..............      663          $ 59,418,692     100.00 %
                           ===          ============     =========

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II

                         WEIGHTED AVERAGE: 230 MONTHS



                                                          AGGREGATE
                                         NUMBER OF    PRINCIPAL BALANCE       % OF
                                          MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*       LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------------------  -----------  -------------------  -----------

Up to 59 Months ......................        7          $   111,585        0.19%
 60 -- 180 Months ....................        8              366,091        0.62
181 -- 239 Months ....................      497           42,627,117       71.74
240 Months or greater ................      151           16,313,900       27.46
                                            ---          -----------      ------
 Total ............................ ..      663          $59,418,692      100.00%
                                            ===          ===========      ======

-----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.


   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP II



                                          AGGREGATE
                         NUMBER OF    PRINCIPAL BALANCE       % OF
                          MORTGAGE    OUTSTANDING AS OF     MORTGAGE
STATE                      LOANS         CUT-OFF DATE      LOAN GROUP
----------------------  -----------  -------------------  -----------
California ...........      401          $41,600,888       70.01%
Arizona ..............      175           10,331,388       17.39
Nevada ...............       28            2,491,796        4.19
Texas ................       18            1,688,958        2.84
Connecticut ..........        6              648,760        1.09
Georgia ..............        7              521,159        0.88
Minnesota ............        4              437,261        0.74
New Jersey ...........        4              386,618        0.65
Colorado .............        3              284,685        0.48
Utah .................        6              282,496        0.48
Florida ..............        5              265,810        0.45
Masachusetts .........        1              131,938        0.22
New Mexico ...........        1              132,279        0.22
Tennessee ............        1               85,587        0.14
Virginia .............        1               65,562        0.11
Wyoming ..............        1               48,376        0.08
Nebraska .............        1               15,131        0.03
                            ---          -----------      ------
 Total ..... .........      663          $59,418,692      100.00%
                            ===          ===========      ======

 Zip Code Concentration (Over 2%) of Mortgage Loans in Mortgage Loan Group II



                                    AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE       % OF
                                     MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ZIP CODE CONCENTRATIONS               LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------  -----------  -------------------  -----------

93101 -- Santa Barbara, CA ......       10           $1,610,871      2.71%
91101 -- Pasadena, CA ...........       11            1,347,931      2.27
93117 -- Goleta, CA .............       14            1,323,771      2.23

    MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                            MORTGAGE LOAN GROUP II



                                                              AGGREGATE
                                             NUMBER OF    PRINCIPAL BALANCE       % OF
                                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MONTHLY PAYMENTS DELINQUENT                    LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------------------  -----------  -------------------  -----------
None (0-29 days past due) ................      619          $55,876,035       94.04%
1 Payment (30-59 days past due) ..........       38            3,103,592        5.22
2 Payments (60-89 days past due) .........        6              439,065        0.74
                                                ---          -----------      ------
 Total ......................... .........      663          $59,418,692      100.00%
                                                ===          ===========      ======

         MONTHLY PAYMENTS DELINQUENT AS OF THE SERVICING TRANSFER DATE
                  OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II



                                                              AGGREGATE
                                             NUMBER OF    PRINCIPAL BALANCE       % OF
                                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MONTHLY PAYMENTS DELINQUENT                    LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------------------  -----------  -------------------  -----------

None (0-29 days past due) ................      640          $57,676,333       97.07%
1 Payment (30-59 days past due) ..........       21            1,543,109        2.60
2 Payments (60-89 days past due) .........        2              199,250        0.34
                                                ---          -----------      ------
 Total ...................................      663          $59,418,692      100.00%
                                                ===          ===========      ======

   DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
      SERVICING TRANSFER DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II



                                                                         AGGREGATE
                                                        NUMBER OF    PRINCIPAL BALANCE       % OF
                                                         MORTGAGE    OUTSTANDING AS OF     MORTGAGE
DELINQUENCY HISTORY**                                     LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------------------------------  -----------  -------------------  -----------

0 times 30-days delinquent in last 12 months ........      545          $49,427,252       83.18%
1 time 30-days delinquent in last 12 months .........       36            3,326,469        5.60
2 times 30-days delinquent in last 12 months ........       14              909,808        1.53
3 times 30-days delinquent in last 12 months ........       11            1,121,363        1.89
4 times 30-days delinquent in last 12 months ........        5              381,147        0.64
5 times 30-days delinquent in last 12 months ........        6              419,227        0.71
7 times 30-days delinquent in last 12 months ........        1              146,175        0.25
8 times 30-days delinquent in last 12 months ........        2              150,378        0.25
12 times 30-days delinquent in last 12 months .......        1               75,277        0.13
1 time 60-days delinquent in last 12 months .........       14            1,288,424        2.17
2 times 60-days delinquent in last 12 months ........        9              733,882        1.24
3 or more times 60-days delinquent in last 12 months        19            1,439,290        2.42
                                                           ---          -----------      ------
 Total .............................................       663          $59,418,692      100.00%
                                                           ===          ===========      ======

-----------
** Historical performance is based on delinquency data just prior to servicing being transferred to the Master Servicer as of April 30, 1998.

              INDICES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II



                                                 AGGREGATE
                                NUMBER OF    PRINCIPAL BALANCE       % OF
                                 MORTGAGE    OUTSTANDING AS OF     MORTGAGE
INDEX                             LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------  -----------  -------------------  -----------
Cost of Funds Index .........     663           $ 59,418,692      100.00 %
                                  ---           ------------     -----------
    Total ...................     663           $ 59,418,692      100.00 %
                                  ===           ============     ===========

     DISTRIBUTIONS OF INTEREST RATE ADJUSTMENT FREQUENCY BY INTEREST PAYMENT
        ADJUSTMENT FREQUENCY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II



                                  AGGREGATE
                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                    MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ADJUSTMENT FREQUENCY                 LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------------  -----------  -------------------  -----------

Semi-Annual / Semi-Annual ......      220          $ 23,936,836     40.29 %
Semi-Annual / Annual ...........        6               662,948      1.12
Annual / Annual ................      436            34,704,412     58.41
3 Year / 3 Year ................        1               114,496      0.19
                                      ---          ------------     -----
    Total ......................      663          $ 59,418,692     100.00 %
                                      ===          ============     =========

           GROSS MARGINS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                           WEIGHTED AVERAGE: 2.494%



                                              AGGREGATE
                             NUMBER OF    PRINCIPAL BALANCE       % OF
                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
GROSS MARGIN                   LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------  -----------  -------------------  -----------
Negative Margin ..........        2          $     76,683     0.13 %
1.501% -- 2.000% .........       17             1,051,115      1.77
2.001% -- 2.500% .........      416            40,473,735     68.12
2.501% -- 3.000% .........      200            15,919,175     26.79
3.001% -- 3.500% .........       25             1,527,188      2.57
3.501% -- 4.000% .........        3               370,797      0.62
                                ---          ------------     -----
    Total ................      663          $ 59,418,692     100.00 %
                                ===          ============     =========

           MAXIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                          WEIGHTED AVERAGE:* 13.382%



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MAXIMUM RATE                        LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

No Maximum Interest Rate ......        3          $    107,504     0.18 %
11.500% or less ...............        5               654,176      1.10
11.501 -- 12.000 ..............        1                60,995      0.10
12.001 -- 12.500 ..............       70             8,290,202     13.95
12.501 -- 13.000 ..............      241            23,397,483     39.38
13.001 -- 13.500 ..............      123            11,007,332     18.53
13.501 -- 14.000 ..............       44             4,331,883      7.29
14.001 -- 14.500 ..............       28             2,586,897      4.35
14.501 -- 15.000 ..............       54             4,120,575      6.93
15.001 -- 15.500 ..............       22             1,334,173      2.25
15.501 -- 16.000 ..............       27             1,494,748      2.52
16.001 -- 16.500 ..............       24               944,926      1.59
16.501 -- 17.000 ..............        9               521,945      0.88
17.001 -- 18.000 ..............       10               477,303      0.80
Greater than 18.000% ..........        2                88,549      0.15
                                     ---          ------------     -----
    Total .....................      663          $ 59,418,692     100.00 %
                                     ===          ============     =========

-----------
* Excludes ARMs with no Maximum Rate.


           MINIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                           WEIGHTED AVERAGE:* 4.198%



                                                  AGGREGATE
                                 NUMBER OF    PRINCIPAL BALANCE       % OF
                                  MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MINIMUM RATE                       LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------  -----------  -------------------  -----------
No Minimum Rate ..............      142          $ 14,697,503      24.74%
 3.000% or less ..............      219            21,301,491      35.85
 3.001% -- 4.000% ............       35             3,399,234       5.72
 4.001% -- 5.000% ............       35             2,476,172       4.17
 5.001% -- 6.000% ............      138            10,865,522      18.29
 6.001% -- 7.000% ............       48             3,230,831       5.44
 7.001% -- 8.000% ............       11               797,277       1.34
 8.001% -- 9.000% ............       27             1,960,678       3.30
 9.001% -- 10.000% ...........        6               547,733       0.92
10.001% -- 11.000% ...........        1               128,669       0.22
Greater than 11.000% .........        1                13,583       0.02
                                    ---          ------------     ------
    Total ....................      663          $ 59,418,692     100.00%
                                    ===          ============     ======

-----------
* Excludes ARMs with no Minimum Rate.

   PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                           WEIGHTED AVERAGE:* 1.547%




                                 AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PERIODIC RATE ADJUSTMENT CAPS      LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------  -----------   -------------------   -----------

No Periodic Rate Cap .........       12           $  1,253,295        2.11%
0.250% .......................        2                133,626        0.22
0.500% .......................        1                120,549        0.20
0.750% .......................       69              7,580,093       12.76
1.000% .......................      149             16,020,478       26.96
1.250% .......................        1                 39,400        0.07
1.500% .......................       26              1,678,799        2.83
2.000% .......................      400             32,399,595       54.53
3.000% .......................        1                114,496        0.19
5.000% .......................        1                 40,156        0.07
7.500% .......................        1                 38,204        0.06
                                    ---           ------------      ------
    Total ....................      663           $ 59,418,692      100.00%
                                    ===           ============      ======


-----------
* Excludes ARMs with no Periodic Rate Adjustment Cap.


  NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP II
                         WEIGHTED AVERAGE: 5.6 MONTHS




                                   AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEXT INTEREST ADJUSTMENT DATE       LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------  -----------   -------------------   -----------

June 1998 .....................        6           $    428,663      0.72 %
July 1998 .....................       54              4,865,842        8.19
August 1998 ...................      100              9,427,397       15.87
September 1998 ................      104              9,605,501       16.17
October 1998 ..................       79              7,050,764       11.87
November 1998 .................       87              8,198,205       13.80
December 1998 .................       90              8,617,652       14.50
January 1999 ..................       41              3,589,056        6.04
February 1999 .................       26              1,754,753        2.95
March 1999 ....................       24              1,582,922        2.66
April 1999 ....................       21              1,352,867        2.28
May 1999 ......................       14                999,121        1.68
June 1999 .....................       12              1,605,854        2.70
July 1999 .....................        2                127,348        0.21
After July 1999 ...............        3                212,748        0.36
                                     ---           ------------      ------
    Total .....................      663           $ 59,418,692      100.00%
                                     ===           ============      ======

      NEGATIVE AMORTIZATION CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP II




                                                             AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE        % OF
                                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS        LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------   -----------   -------------------   -----------

No Negam ..............................       490           $ 47,030,397      79.15 %
Negam -- No Cap .......................         3                134,387       0.23
Negam -- 110% Cap .....................         5                602,361       1.01
Negam -- 125% Cap .....................       165             11,651,547      19.61
                                              ---           ------------      -----
    Total .............................       663           $ 59,418,692      100.00 %
                                              ===           ============      =========

   ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                               AVERAGE: $340,649



                                                  Aggregate
                                 Number of    Principal Balance       % of
                                  Mortgage    Outstanding as of     Mortgage
Original Principal Balance*        Loans         Cut-Off Date      Loan Group
------------------------------  -----------  -------------------  -----------
$200,000 -- $249,999 .........       39          $  7,991,924      15.78%
$250,000 -- $299,999 .........       53            12,672,180      25.02
$300,000 -- $349,999 .........       28             7,702,119      15.20
$350,000 -- $399,999..........       13             3,835,745       7.57
$400,000 -- $449,999 .........        8             2,903,212       5.73
$450,000 -- $499,999 .........       11             4,158,201       8.21
$500,000 -- $599,999 .........       13             6,231,141      12.30
$600,000 -- $699,999 .........        3             1,643,751       3.24
$700,000 or greater ..........        5             3,518,606       6.95
                                     --          ------------     ------
    Total ....................      173          $ 50,656,879     100.00%
                                    ===          ============     ======

-----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.


    UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                               AVERAGE: $292,814



                                                  AGGREGATE
                                 NUMBER OF    PRINCIPAL BALANCE       % OF
                                  MORTGAGE    OUTSTANDING AS OF     MORTGAGE
UNPAID PRINCIPAL BALANCE           LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------  -----------  -------------------  -----------
$ 50,000 -- $ 99,999..........        4          $    300,560       0.59%
$100,000 -- $149,999 .........        1               117,935       0.23
$150,000 -- $199,999 .........        8             1,479,877       2.92
$200,000 -- $249,999 .........       72            16,164,421      31.91
$250,000 -- $299,999 .........       35             9,488,744      18.73
$300,000 -- $349,999 .........       16             5,168,271      10.20
$350,000 -- $399,999 .........        7             2,622,646       5.18
$400,000 -- $449,999 .........        9             3,863,420       7.63
$450,000 -- $499,999 .........        9             4,206,888       8.30
$500,000 -- $599,999 .........        7             3,725,512       7.35
$600,000 -- $699,999 .........        3             1,978,304       3.91
$700,000 or greater ..........        2             1,540,302       3.04
                                     --          ------------     ------
    Total ....................      173          $ 50,656,879     100.00%
                                    ===          ============     ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                LOAN GROUP III
                           WEIGHTED AVERAGE: 7.561%



                                              AGGREGATE
                             NUMBER OF    PRINCIPAL BALANCE       % OF
                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MORTGAGE INTEREST RATE         LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------  -----------  -------------------  -----------
6.501% -- 7.000% .........        8          $ 1,831,151        3.61%
7.001% -- 7.500% .........      113           32,287,301       63.74
7.501% -- 8.000% .........       45           14,220,312       28.07
8.001% -- 8.500% .........        2              437,854        0.86
8.501% -- 9.000% .........        5            1,880,261        3.71
                                ---          -----------      ------
    Total ................      173          $50,656,879      100.00%
                                ===          ===========      ======


LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                           WEIGHTED AVERAGE:* 74.35%



                                    AGGREGATE
                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                    MORTGAGE    OUTSTANDING AS OF     MORTGAGE
LOAN-TO-VALUE AT ORIGINATION**       LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------------  -----------  -------------------  -----------

Unknown ........................        1          $   695,011        1.37%
50.00% or less .................        2              616,682        1.22
50.01% -- 55.00% ...............        4              952,976        1.88
55.01% -- 60.00% ...............        5            1,286,974        2.54
60.01% -- 65.00% ...............       12            3,942,982        7.78
65.01% -- 70.00% ...............       16            4,980,993        9.83
70.01% -- 75.00% ...............       55           17,099,020       33.75
75.01% -- 80.00% ...............       63           17,669,245       34.88
80.01% -- 85.00% ...............        1              197,055        0.39
85.01% -- 90.00% ...............       12            2,802,142        5.53
90.01% -- 95.00% ...............        2              413,800        0.82
                                       --          -----------      ------
    Total ......................      173          $50,656,879      100.00%
                                      ===          ===========      ======

-----------
 * Excludes Mortgage Loans with unknown Original Loan-to-Values Ratios.

** For purposes of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Loan-to-Value Ratio was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

   CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP III
                            WEIGHTED AVERAGE:* 65.22%



                                                              AGGREGATE
                                             NUMBER OF    PRINCIPAL BALANCE       % OF
                                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE**       LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------------------  -----------  -------------------  -----------

Unknown ..................................         1         $    695,011       1.37%
50.00% or less ...........................        16            3,489,829       6.89
50.01% -- 55.00% .........................         6            1,448,400       2.86
55.01% -- 60.00% .........................        19            6,312,689      12.46
60.01% -- 65.00% .........................        18            5,654,336      11.16
65.01% -- 70.00% .........................        64           19,655,074      38.80
70.01% -- 75.00% .........................        33            9,300,107      18.36
75.01% -- 80.00% .........................        10            2,675,572       5.28
80.01% -- 85.00% .........................         6            1,425,861       2.81
                                                ----         ------------     ------
    Total ................................       173         $ 50,656,879     100.00%
                                                ====         ============     ======

-----------
 * Excludes Mortgage Loans with unknown Current Loan Balance-to-Original Values Ratios.

** For purposes of the table, the Current Loan Balance-to-Original Value
   Ratio generally was determined based on the ratio of the principal unpaid amount of the Mortgage Loan at Cut-Off to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Current Loan Balance to Original Value was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.


       PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP III



                                   AGGREGATE
                                   NUMBER OF    PRINCIPAL BALANCE       % OF
                                    MORTGAGE    OUTSTANDING AS OF     MORTGAGE
PROPERTY TYPE                        LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------------  -----------  -------------------  -----------

Two-Family to Four Family ......         6         $  2,362,765       4.66%
Condominium ....................        18            4,649,841       9.18
Planned Unit Development .......        12            3,222,124       6.36
Single Family ..................       137           40,422,150      79.80
                                     -----         ------------     ------
    Total ......................       173         $ 50,656,879     100.00%
                                     =====         ============     ======

       OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP III



                                                 AGGREGATE
                                NUMBER OF    PRINCIPAL BALANCE       % OF
                                 MORTGAGE    OUTSTANDING AS OF     MORTGAGE
OCCUPANCY STATUS*                 LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------  -----------  -------------------  -----------
Investment Property .........        15         $  4,298,257       8.49%
Owner Occupied ..............       156           45,917,484      90.64
Second Home .................         2              441,138       0.87
                                  -----         ------------     ------
    Total ...................       173         $ 50,656,879     100.00%
                                  =====         ============     ======

-----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination of the Mortgage Loan or, in a limited number of cases, at the time of any modification or assumption of the Mortgage Loans.


          ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                         WEIGHTED AVERAGE: 360 MONTHS



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ORIGINAL TERM                       LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

301 -- 360 Months .............       171         $ 49,802,136      98.31%
361 Months or greater .........         2              854,743       1.69
                                    -----         ------------     ------
    Total .....................       173         $ 50,656,879     100.00%
                                    =====         ============     ======

       YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                            WEIGHTED AVERAGE: 1989



                                         AGGREGATE
                        NUMBER OF    PRINCIPAL BALANCE       % OF
                         MORTGAGE    OUTSTANDING AS OF     MORTGAGE
YEAR OF ORIGINATION       LOANS         CUT-OFF DATE      LOAN GROUP
---------------------  -----------  -------------------  -----------
1983 ................         3         $    639,391       1.26%
1984 ................         2              417,107       0.82
1987 ................         6            1,414,201       2.79
1988 ................        64           17,432,079      34.41
1989 ................        75           23,499,442      46.39
1990 ................        21            6,555,804      12.94
1991 ................         2              698,854       1.38
                          -----         ------------     ------
    Total ...........       173         $ 50,656,879     100.00%
                          =====         ============     ======

STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                         WEIGHTED AVERAGE: 250 MONTHS




                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*        LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------   -----------   -------------------   -----------

181 -- 239 Months ....................        10           $  2,238,358        4.42%
240 Months or greater ................       163             48,418,521       95.58
                                             ---           ------------      ------
    Total ............................       173           $ 50,656,879      100.00%
                                             ===           ============      ======


-----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.


  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP III




                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                     LOANS          CUT-OFF DATE       LOAN GROUP
--------------------   -----------   -------------------   -----------
California .........       165           $ 48,606,213       95.95%
Arizona ............         6              1,563,604        3.09
Nevada .............         1                249,773        0.49
Texas ..............         1                237,290        0.47
                           ---           ------------      ------
    Total ..........       173           $ 50,656,879      100.00%
                           ===           ============      ======

 Zip Code Concentration (Over 2%) of Mortgage Loans in Mortgage Loan Group III




                                                             AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE        % OF
                                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS                      LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------   -----------   -------------------   -----------

93105 -- Santa Barbara, CA ............       10            $ 2,570,058       5.07%
93420 -- Arroyo Grande, CA ............        8              2,189,390       4.32
93035 -- Oxnard, CA ...................        5              1,915,739       3.78
93010 -- Camarillo, CA ................        5              1,883,537       3.72
93021 -- Moorpark, CA .................        4              1,322,153       2.61
90274 -- Rancho Palo, CA ..............        4              1,269,011       2.51
93101 -- Santa Barbara, CA ............        5              1,260,167       2.49
90265 -- Malibu, CA ...................        2              1,237,367       2.44
91361 -- Westlake Village, CA .........        3              1,111,380       2.19

MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                            MORTGAGE LOAN GROUP III




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                     LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ................       159           $ 46,116,662       91.04%
1 Payment (30-59 days past due) ..........        12              3,863,637        7.63
2 Payments (60-89 days past due) .........         2                676,580        1.34
                                                 ---           ------------      ------
    Total ................................       173           $ 50,656,879      100.00%
                                                 ===           ============      ======

   MONTHLY PAYMENTS DELINQUENT AS OF THE SERVICING TRANSFER DATE OF MORTGAGE
                        LOANS IN MORTGAGE LOAN GROUP III




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                     LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ................       167           $ 48,819,905       96.37%
1 Payment (30-59 days past due) ..........         5              1,612,746        3.18
2 Payments (60-89 days past due) .........         1                224,228        0.44
                                                 ---           ------------      ------
    Total ................................       173           $ 50,656,879      100.00%
                                                 ===           ============      ======

    DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
      SERVICING TRANSFER DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III




                                                                                    AGGREGATE
                                                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DELINQUENCY HISTORY**                                               LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------------------------   -----------   -------------------   -----------

0 times 30-days delinquent in last 12 months .................       156           $ 45,247,256       89.32%
1 time 30-days delinquent in last 12 months ..................         4                966,693        1.91
2 times 30-days delinquent in last 12 months .................         1                536,206        1.06
3 times 30-days delinquent in last 12 months .................         1                247,856        0.49
5 times 30-days delinquent in last 12 months .................         1                307,838        0.61
8 times 30-days delinquent in last 12 months .................         1                452,352        0.89
1 time 60-days delinquent in last 12 months ..................         2                441,282        0.87
2 times 60-days delinquent in last 12 months .................         3                764,847        1.51
3 or more times 60-days delinquent in last 12 months .........         4              1,692,549        3.34
                                                                     ---           ------------      ------
    Total ....................................................       173           $ 50,656,879      100.00%
                                                                     ===           ============      ======


-----------
** Historical performance is based on delinquency data just prior to servicing being transferred to the Master Servicer as of April 30, 1998.

             INDICES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III




                                                 AGGREGATE
                                NUMBER OF    PRINCIPAL BALANCE       % OF
                                 MORTGAGE    OUTSTANDING AS OF     MORTGAGE
INDEX                             LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------  -----------  -------------------  -----------
Cost of Funds Index .........     173           $50,656,879      100.00%
                                  ---           -----------      ------
 Total ............ .........     173           $50,656,879      100.00%
                                  ===           ===========      ======

    DISTRIBUTIONS OF INTEREST RATE ADJUSTMENT FREQUENCY BY INTEREST PAYMENT
       ADJUSTMENT FREQUENCY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III




                                                  AGGREGATE
                                 NUMBER OF    PRINCIPAL BALANCE       % OF
                                  MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ADJUSTMENT FREQUENCY               LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------  -----------  -------------------  -----------
Monthly /Semi-Annual .........        1          $   533,699        1.05%
Monthly /Annual ..............      170           49,706,073       98.12
Monthly /3 Year ..............        2              417,107        0.82
                                    ---          -----------      ------
 Total ............. .........      173          $50,656,879      100.00%
                                    ===          ===========      ======

          GROSS MARGINS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                           WEIGHTED AVERAGE: 2.429%



                                              AGGREGATE
                             NUMBER OF    PRINCIPAL BALANCE       % OF
                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
GROSS MARGIN                   LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------  -----------  -------------------  -----------
0.001% -- 1.500% .........        1          $   191,958        0.38%
1.501% -- 2.000% .........       10            2,339,531        4.62
2.001% -- 2.500% .........      123           35,562,410       70.20
2.501% -- 3.000% .........       39           12,562,980       24.80
                                ---          -----------      ------
 Total ......... .........      173          $50,656,879      100.00%
                                ===          ===========      ======

          MAXIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                          WEIGHTED AVERAGE:* 13.566%



                                              AGGREGATE
                             NUMBER OF    PRINCIPAL BALANCE       % OF
                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MAXIMUM RATE                   LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------  -----------  -------------------  -----------
12.001 -- 12.500 .........        2          $   444,250        0.88%
12.501 -- 13.000 .........       39           10,071,536       19.88
13.001 -- 13.500 .........       78           23,069,713       45.54
13.501 -- 14.000 .........       26            8,622,011       17.02
14.001 -- 14.500 .........       13            4,011,251        7.92
14.501 -- 15.000 .........       10            3,039,880        6.00
15.001 -- 15.500 .........        1              533,699        1.05
15.501 -- 16.000 .........        2              426,687        0.84
16.001 -- 16.500 .........        2              437,854        0.86
                                 --          -----------      ------
 Total ......... .........      173          $50,656,879      100.00%
                                ===          ===========      ======

-----------
* Excludes ARMs with no Maximum Rate.


          MINIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                           WEIGHTED AVERAGE:* 6.779%



                                              AGGREGATE
                             NUMBER OF    PRINCIPAL BALANCE       % OF
                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MINIMUM RATE                   LOANS         CUT-OFF DATE      LOAN GROUP
--------------------------  -----------  -------------------  -----------
No Minimum Rate ..........      114          $32,323,078       63.81%
3.000% or less ...........       10            2,359,963        4.66
3.001% -- 4.000% .........        4              848,279        1.67
6.001% -- 7.000% .........       21            7,487,363       14.78
7.001% -- 8.000% .........       17            5,320,081       10.50
8.001% -- 9.000% .........        7            2,318,115        4.58
                                ---          -----------      ------
 Total ......... .........      173          $50,656,879      100.00%
                                ===          ===========      ======

-----------
* Excludes ARMs with no Minimum Rate.


  PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                           WEIGHTED AVERAGE:* 2.000%



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
PERIODIC RATE ADJUSTMENT CAPS       LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

No Periodic Rate Cap ..........      160          $47,642,957       94.05%
2.000% ........................       13            3,013,922        5.95
                                     ---          -----------      ------
 Total ..................... ..      173          $50,656,879      100.00%
                                     ===          ===========      ======

-----------
* Excludes ARMs with no Periodic Rate Adjustment Cap.

  NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP III
                         WEIGHTED AVERAGE: 1.0 MONTHS



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
NEXT INTEREST ADJUSTMENT DATE       LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

June 1998 .....................     173           $50,656,879      100.00%
                                    ---           -----------      ------
 Total ..................... ..     173           $50,656,879      100.00%
                                    ===           ===========      ======

    NEGATIVE AMORTIZATION CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP III



                                                           AGGREGATE
                                          NUMBER OF    PRINCIPAL BALANCE       % OF
                                           MORTGAGE    OUTSTANDING AS OF     MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS       LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------------  -----------  -------------------  -----------
Negam -- No Cap .......................        7          $ 1,473,041        2.91%
Negam -- 106% Cap .....................        1              533,699        1.05
Negam -- 110% Cap .....................       23            7,619,633       15.04
Negam -- 115% Cap .....................       18            6,852,576       13.53
Negam -- 125% Cap .....................      124           34,177,930       67.47
                                             ---          -----------      ------
 Total ............................. ..      173          $50,656,879      100.00%
                                             ===          ===========      ======

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                               AVERAGE: $335,791



                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*         LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

$ 50,000 -- $ 99,999 .........         5           $    304,406        1.01%
$150,000 -- $199,999 .........         1                168,280        0.56
$200,000 -- $249,999 .........        13              2,736,371        9.11
$250,000 -- $299,999 .........        41              9,286,023       30.91
$300,000 -- $349,999 .........        14              3,507,700       11.67
$350,000 -- $399,999 .........         9              2,385,271        7.94
$400,000 -- $449,999 .........         9              3,061,777       10.19
$450,000 -- $499,999 .........         4              1,629,288        5.42
$500,000 -- $599,999 .........         4              1,748,306        5.82
$600,000 -- $699,999 .........         4              2,224,363        7.40
$700,000 or greater ..........         3              2,994,759        9.97
                                      --           ------------      ------
    Total ....................       107           $ 30,046,544      100.00%
                                     ===           ============      ======

-----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.


     UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                               AVERAGE: $280,809



                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCES           LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

Less than $50,000 ............         2           $     81,920        0.27%
$ 50,000 -- $ 99,999 .........         5                340,426        1.13
$100,000 -- $149,999 .........         2                238,778        0.79
$150,000 -- $199,999 .........         4                687,369        2.29
$200,000 -- $249,999 .........        47             10,584,079       35.23
$250,000 -- $299,999 .........        17              4,499,752       14.98
$300,000 -- $349,999 .........        11              3,572,977       11.89
$350,000 -- $399,999 .........         4              1,444,526        4.81
$400,000 -- $449,999 .........         8              3,377,594       11.24
$500,000 -- $599,999 .........         4              2,224,363        7.40
$700,000 or greater ..........         3              2,994,759        9.97
                                      --           ------------      ------
    Total ....................       107           $ 30,046,544      100.00%
                                     ===           ============      ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP IV
                           WEIGHTED AVERAGE: 7.423%



                                                Aggregate
                              Number of     Principal Balance        % of
                               Mortgage     Outstanding as of      Mortgage
Mortgage Interest Rate          Loans          Cut-Off Date       Loan Group
--------------------------   -----------   -------------------   -----------
6.501% -- 7.000% .........         2           $    463,278        1.54%
7.001% -- 7.500% .........        84             23,950,445       79.71
7.501% -- 8.000% .........        12              4,296,397       14.30
8.001% -- 8.500% .........         4                708,772        2.36
8.501% -- 9.000% .........         4                560,436        1.87
9.001% -- 9.500% .........         1                 67,216        0.22
                                  --           ------------      ------
    Total ................       107           $ 30,046,544      100.00%
                                 ===           ============      ======

LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV

                           WEIGHTED AVERAGE: 72.56%



                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION**      LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------- -----------   -------------------   -----------

50.00% or less .................       6           $  1,832,695        6.10%
55.01% -- 60.00% ...............       6              3,800,411       12.65
60.01% -- 65.00% ...............       5              1,524,521        5.07
65.01% -- 70.00% ...............       9              2,498,516        8.32
70.01% -- 75.00% ...............      26              6,414,240       21.35
75.01% -- 80.00% ...............      42             11,317,303       37.67
80.01% -- 85.00% ...............       1                209,860        0.70
85.01% -- 90.00% ...............       9              2,109,560        7.02
90.01% -- 95.00% ...............       2                115,850        0.39
Greater than 95.00% ............       1                223,587        0.74
                                      --           ------------      ------
    Total ......................     107           $ 30,046,544      100.00%
                                     ===           ============      ======

-----------
** For purposes of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Loan-to-Value Ratio was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

   CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP IV
                           WEIGHTED AVERAGE: 61.95%




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE**        LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------   -----------   -------------------   -----------

50.00% or less ...........................        15           $ 3,367,155        11.21%
50.01% -- 55.00% .........................         6             3,934,486        13.09
55.01% -- 60.00% .........................         9             2,651,050         8.82
60.01% -- 65.00% .........................        15             4,250,760        14.15
65.01% -- 70.00% .........................        38             9,996,959        33.27
70.01% -- 75.00% .........................        14             3,981,301        13.25
75.01% -- 80.00% .........................         5               891,136         2.97
80.01% -- 85.00% .........................         4               750,109         2.50
85.01% -- 90.00% .........................         1               223,587         0.74
                                                  --           -----------       ------
   Total .................................       107           $30,046,544       100.00%
                                                 ===           ===========       ======

-----------
** For purposes of the table, the Current Loan Balance-to-Original Value
   Ratio generally was determined based on the ratio of the principal unpaid amount of the Mortgage Loan at Cut-Off to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Current Loan Balance to Original Value was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.


        PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP IV




                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------

Two-Family to Four Family .........         6           $ 1,711,654         5.70%
Condominium .......................         7             1,519,877         5.06
Planned Unit Development ..........         6             1,482,439         4.93
Single Family .....................        88            25,332,574        84.31
                                           --           -----------       ------
   Total ..........................       107           $30,046,544       100.00%
                                          ===           ===========       ======

      OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP IV




                                AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS*                  LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------

Investment Property .........         4           $   847,919         2.82%
Owner Occupied ..............        96            26,362,687        87.74
Second Home .................         7             2,835,938         9.44
                                     --           -----------       ------
   Total ....................       107           $30,046,544       100.00%
                                    ===           ===========       ======

-----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination of the Mortgage Loan or, in a limited number of cases, at the time of any modification or assumption of the Mortgage Loans.


          ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                         WEIGHTED AVERAGE: 360 MONTHS




                                                 AGGREGATE
                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERM                    LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------   -----------   -------------------   -----------

181 -- 300 Months .........         1           $    37,800         0.13%
301 -- 360 Months .........       106            30,008,744        99.87
                                  ---           -----------       ------
   Total ..................       107           $30,046,544       100.00%
                                  ===           ===========       ======


       YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                            WEIGHTED AVERAGE: 1988




                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
YEAR OF ORIGINATION               LOANS          CUT-OFF DATE       LOAN GROUP
----------------------------   -----------   -------------------   -----------

Unknown (Modified) .........         2           $   111,336         0.37%
1980 .......................         1                37,800         0.13
1984 .......................         3               731,096         2.43
1985 .......................         1               262,865         0.87
1986 .......................         1               248,551         0.83
1987 .......................        31             7,906,215        26.31
1988 .......................        56            17,198,983        57.24
1989 .......................        12             3,549,697        11.81
                                    --           -----------       ------
   Total ...................       107           $30,046,544       100.00%
                                   ===           ===========       ======

     STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP IV

                         WEIGHTED AVERAGE: 238 MONTHS




                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*        LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------   -----------   -------------------   -----------

60 -- 180 Months .....................         1           $    37,800            0.13%
181 -- 239 Months ....................        50            12,934,087           43.05
240 Months or greater ................        56            17,074,657           56.83
                                              --           -----------          ------
    Total ............................       107           $30,046,544          100.00%
                                             ===           ===========          ======

-----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.


    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP IV




                                          AGGREGATE
                        NUMBER OF     PRINCIPAL BALANCE        % OF
                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                     LOANS          CUT-OFF DATE       LOAN GROUP
--------------------   -----------   -------------------   -----------
California .........        87           $26,042,566           86.67%
Arizona ............        13             2,675,682            8.91
Nevada .............         2               561,696            1.87
Texas ..............         3               475,583            1.58
Colorado ...........         1               246,897            0.82
Washington .........         1                44,121            0.15
                            --           -----------          ------
    Total ..........       107           $30,046,544          100.00%
                           ===           ===========          ======

 ZIP CODE CONCENTRATION (OVER 2%) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV




                                                          AGGREGATE
                                        NUMBER OF     PRINCIPAL BALANCE        % OF
                                         MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS                   LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------   -----------   -------------------   -----------

92660 -- Newport Beach, CA .........       1              $1,324,379           4.41%
90274 -- Rancho Palos, CA ..........       3               1,146,235           3.81
90049 -- Los Angeles, CA ...........       2                 889,917           2.96
91436 -- Los Angeles, CA ...........       1                 869,078           2.89
94573 -- Rutherford, CA ............       1                 801,302           2.67
90803 -- Long Beach, CA ............       3                 792,332           2.64
90212 -- Beverly Hills, CA .........       2                 788,594           2.62
92667 -- Orange, CA ................       2                 761,255           2.53
85260 -- Scottsdale, AZ ............       2                 693,086           2.31
90210 -- Beverly Hills, CA .........       2                 680,324           2.26
90272 -- Los Angeles, CA ...........       2                 661,005           2.20
91006 -- Arcadia, CA ...............       2                 659,445           2.19
90265 -- Malibu, CA ................       2                 641,279           2.13

    MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                             MORTGAGE LOAN GROUP IV




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                     LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------   -----------   -------------------   -----------
None (0-29 days past due) ................        99           $27,175,804           90.45%
1 Payment (30-59 days past due) ..........         7             2,639,431            8.78
2 Payments (60-89 days past due) .........         1               231,309            0.77
                                                  --           -----------          ------
    Total ................................       107           $30,046,544          100.00%
                                                 ===           ===========          ======

          Monthly Payments Delinquent as of the Servicing Transfer Date of Mortgage Loans in Mortgage Loan Group IV




                                                                      AGGREGATE
                                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                           LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ......................       104           $ 28,709,271          95.55%
1 Payment (30-59 days past due) ................         2                468,195           1.56
3 or more Payments (90+ days past due) .........         1                869,078           2.89
                                                       ---           ------------         ------
    Total ......................................       107           $ 30,046,544         100.00%
                                                       ===           ============         ======

   DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
      SERVICING TRANSFER DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV




                                                                                    AGGREGATE
                                                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DELINQUENCY HISTORY**                                               LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------------------------   -----------   -------------------   -----------
0 times 30-days delinquent in last 12 months .................        93           $26,145,361           87.02%
1 time 30-days delinquent in last 12 months ..................         5             1,049,580            3.49
2 times 30-days delinquent in last 12 months .................         2               725,693            2.42
4 times 30-days delinquent in last 12 months .................         2               534,658            1.78
1 time 60-days delinquent in last 12 months ..................         2               253,980            0.85
2 times 60-days delinquent in last 12 months .................         1               231,309            0.77
3 or more times 60-days delinquent in last 12 months .........         2             1,105,964            3.68
                                                                      --           -----------          ------
    Total ....................................................       107           $30,046,544          100.00%
                                                                     ===           ===========          ======

-----------
** Historical performance is based on delinquency data just prior to servicing being transferred to the Master Servicer as of April 30, 1998.

              INDICES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV



                                  AGGREGATE
                                  NUMBER OF    PRINCIPAL BALANCE       % OF
                                   MORTGAGE    OUTSTANDING AS OF     MORTGAGE
INDEX                               LOANS         CUT-OFF DATE      LOAN GROUP
-------------------------------  -----------  -------------------  -----------

Fixed Rate Mortgage Loans .....        6          $    472,686       1.57%
Cost of Funds Index ...........      101            29,573,858      98.43
                                     ---          ------------     ------
    Total .....................      107          $ 30,046,544     100.00%
                                     ===          ============     ======

            Distributions of Interest Rate Adjustment Frequency by Interest Payment Adjustment Frequency of Mortgage Loans in Mortgage Loan Group
                                      IV



                                   AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE       % OF
                                     MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ADJUSTMENT FREQUENCY                  LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------  -----------  -------------------  -----------

Fixed Rate Mortgage Loans .......        6          $    472,686       1.57%
Semi-Annual / Semi-Annual .......       71            21,437,424      71.35
Annual / Annual .................       30             8,136,434      27.08
                                        --          ------------     ------
    Total .......................      107          $ 30,046,544     100.00%
                                       ===          ============     ======

           Gross Margins of Mortgage Loans in Mortgage Loan Group IV
                           Weighted Average:* 2.436%



                                    AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE       % OF
                                     MORTGAGE    OUTSTANDING AS OF     MORTGAGE
GROSS MARGIN                          LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------  -----------  -------------------  -----------

Fixed Rate Mortgage Loans .......        6          $    472,686       1.57%
2.001% -- 2.500% ................       87            24,645,032      82.02
2.501% -- 3.000% ................       12             4,468,457      14.87
3.001% -- 3.500% ................        2               460,369       1.53
                                        --          ------------     ------
    Total .......................      107          $ 30,046,544     100.00%
                                       ===          ============     ======

-----------
* Excludes Fixed Rate Mortgage Loans.

           MAXIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                          WEIGHTED AVERAGE:* 13.145%

                                    AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE       % OF
                                     MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MAXIMUM RATE                          LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------  -----------  -------------------  -----------

Fixed Rate Mortgage Loans .......        6          $    472,686       1.57%
12.001 -- 12.500 ................       23             5,894,429      19.62
12.501 -- 13.000 ................       41            11,476,420      38.20
13.001 -- 13.500 ................       23             8,102,337      26.97
13.501 -- 14.000 ................        8             2,601,037       8.66
14.001 -- 14.500 ................        2               505,673       1.68
14.501 -- 15.000 ................        1               242,461       0.81
16.001 -- 16.500 ................        1               262,865       0.87
17.001 -- 18.000 ................        2               488,636       1.63
                                        --          ------------     ------
    Total .......................      107          $ 30,046,544     100.00%
                                       ===          ============     ======

-----------
* Excludes ARMs with no Maximum Rate and Fixed Rate Mortgage Loans.


           MINIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                           WEIGHTED AVERAGE:* 4.023%



                                   AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE       % OF
                                     MORTGAGE    OUTSTANDING AS OF     MORTGAGE
MINIMUM RATE                          LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------------  -----------  -------------------  -----------

Fixed Rate Mortgage Loans .......        6          $    472,686       1.57%
No Minimum Rate .................       56            16,935,963      56.37
3.000% or less ..................       25             6,965,082      23.18
3.001% -- 4.000% ................        4               900,390       3.00
5.001% -- 6.000% ................        6             1,517,831       5.05
6.001% -- 7.000% ................        5             2,087,903       6.95
7.001% -- 8.000% ................        2               488,636       1.63
8.001% -- 9.000% ................        3               678,054       2.26
                                        --          ------------     ------
    Total .......................      107          $ 30,046,544     100.00%
                                       ===          ============     ======

-----------
* Excludes ARMs with no Minimum Rate and Fixed Rate Mortgage Loans.

   PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                           WEIGHTED AVERAGE:* 1.252%


                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PERIODIC RATE ADJUSTMENT CAPS       LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------- -----------   -------------------   -----------

Fixed Rate Mortgage Loans ......       6           $    472,686        1.57%
No Periodic Rate Cap ...........       1                869,078        2.89
0.750% .........................      10              2,544,767        8.47
1.000% .........................      61             18,892,657       62.88
2.000% .........................      28              7,024,895       23.38
4.500% .........................       1                242,461        0.81
                                      --           ------------      ------
    Total ......................     107           $ 30,046,544      100.00%
                                     ===           ============      ======


-----------
* Excludes ARMs with no Periodic Rate Adjustment Cap and Fixed Rate Mortgage Loans.


  NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP IV
                         WEIGHTED AVERAGE: 5.1 MONTHS


                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEXT INTEREST ADJUSTMENT DATE            LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .........         6           $    472,686        1.57%
June 1998 .........................         2                473,093        1.57
July 1998 .........................        14              3,712,115       12.35
August 1998 .......................        20              5,146,790       17.13
September 1998 ....................        18              5,076,740       16.90
October 1998 ......................        14              4,813,248       16.02
November 1998 .....................        14              4,059,654       13.51
December 1998 .....................        12              4,205,646       14.00
January 1999 ......................         2                376,292        1.25
March 1999 ........................         1                236,886        0.79
May 1999 ..........................         2                412,873        1.37
June 1999 .........................         1                259,220        0.86
After July 1999 ...................         1                801,302        2.67
                                           --           ------------      ------
    Total .........................       107           $ 30,046,544      100.00%
                                          ===           ============      ======

    NEGATIVE AMORTIZATION CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP IV



                                                             AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE        % OF
                                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS        LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .............         6           $    472,686        1.57%
No Negative Amortization ..............        87             26,000,008       86.53
Negam -- 125% Cap .....................        14              3,573,850       11.89
                                               --           ------------      ------
    Total .............................       107           $ 30,046,544      100.00%
                                              ===           ============      ======

    ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                               AVERAGE: $72,858




                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*         LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

Less than $50,000 ............       258           $  7,418,127       23.71%
$ 50,000 -- $ 99,999 .........       197             10,636,910       34.00
$100,000 -- $149,999 .........        36              3,225,207       10.31
$150,000 -- $199,999 .........        12              1,565,193        5.00
$200,000 -- $249,999 .........        19              3,154,510       10.08
$250,000 -- $299,999 .........        10              2,050,692        6.55
$300,000 -- $349,999 .........         6              1,316,889        4.21
$350,000 -- $399,999 .........         1                321,005        1.03
$400,000 -- $449,999 .........         2                749,021        2.39
$700,000 or greater ..........         1                848,170        2.71
                                     ---           ------------      ------
    Total ....................       542           $ 31,285,723      100.00%
                                     ===           ============      ======


-----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.


      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                               AVERAGE: $57,723




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE            LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

Less than $50,000 ............       339           $ 10,630,103       33.98%
$ 50,000 -- $ 99,999 .........       146              9,698,840       31.00
$100,000 -- $149,999 .........        19              2,279,813        7.29
$150,000 -- $199,999 .........        19              3,282,650       10.49
$200,000 -- $249,999 .........        11              2,399,360        7.67
$250,000 -- $299,999 .........         4              1,076,761        3.44
$300,000 -- $349,999 .........         1                321,005        1.03
$350,000 -- $399,999 .........         2                749,021        2.39
$700,000 or greater ..........         1                848,170        2.71
                                     ---           ------------      ------
    Total ....................       542           $ 31,285,723      100.00%
                                     ===           ============      ======

MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN MORTGAGE
                                 LOAN GROUP V
                           WEIGHTED AVERAGE: 8.368%




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE              LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

7.001% --  7.500% ............         9           $    485,683        1.55%
7.501% --  8.000% ............       126              8,779,534       28.06
8.001% --  8.500% ............       234             13,307,213       42.53
8.501% --  9.000% ............       106              5,910,487       18.89
9.001% --  9.500% ............        48              2,230,827        7.13
9.501% -- 10.000% ............        14                424,979        1.36
Greater than 10.000% .........         5                147,000        0.47
                                     ---           ------------      ------
    Total ....................       542           $ 31,285,723      100.00%
                                     ===           ============      ======


     LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP V
                           WEIGHTED AVERAGE: 75.95%




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION**      LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

50.00% or less ...............        29           $    974,989        3.12%
50.01% -- 55.00% .............        13                684,664        2.19
55.01% -- 60.00% .............        18              1,328,634        4.25
60.01% -- 65.00% .............        32              1,666,503        5.33
65.01% -- 70.00% .............        53              2,911,330        9.31
70.01% -- 75.00% .............       117              7,364,051       23.54
75.01% -- 80.00% .............       175             10,397,541       33.23
80.01% -- 85.00% .............        23              1,230,321        3.93
85.01% -- 90.00% .............        57              3,329,552       10.64
90.01% -- 95.00% .............        16              1,044,847        3.34
Greater than 95.00% ..........         9                353,290        1.13
                                     ---           ------------      ------
    Total ....................       542           $ 31,285,723      100.00%
                                     ===           ============      ======


-----------
** For purposes of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Loan-to-Value Ratio was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

   CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP V
                           WEIGHTED AVERAGE: 62.88%



                                                              AGGREGATE
                                             NUMBER OF    PRINCIPAL BALANCE       % OF
                                              MORTGAGE    OUTSTANDING AS OF     MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE**       LOANS         CUT-OFF DATE      LOAN GROUP
------------------------------------------  -----------  -------------------  -----------

50.00% or less ...........................      107          $ 4,445,117       14.21%
50.01% -- 55.00% .........................       34            1,854,569        5.93
55.01% -- 60.00% .........................       38            2,706,631        8.65
60.01% -- 65.00% .........................      103            6,458,326       20.64
65.01% -- 70.00% .........................      140            9,131,478       29.19
70.01% -- 75.00% .........................       64            3,360,945       10.74
75.01% -- 80.00% .........................       44            2,756,264        8.81
80.01% -- 85.00% .........................        6              295,917        0.95
85.01% -- 90.00% .........................        3              119,939        0.38
90.01% -- 95.00% .........................        1               27,083        0.09
Greater than 95.00% ......................        2              129,456        0.41
                                                ---          -----------      ------
 Total ................................ ..      542          $31,285,723      100.00%
                                                ===          ===========      ======

-----------
** For purpose of the table, the Current Loan Balance-to-Original Value Ratio generally was determined based on the ratio of the principal unpaid amount of the Mortgage Loan at Cut-Off to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Current Loan Balance to Original Value was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.


         PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP V



                                      AGGREGATE
                                      NUMBER OF    PRINCIPAL BALANCE       % OF
                                       MORTGAGE    OUTSTANDING AS OF     MORTGAGE
PROPERTY TYPE                           LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------------  -----------  -------------------  -----------

Two-Family to Four Family .........       16          $   846,070        2.70%
Condominium .......................      121            4,606,185       14.72
Manufactured Housing ..............        3               54,376        0.17
Planned Unit Development ..........       22            1,527,641        4.88
Townhouse .........................       16              780,227        2.49
Single Family .....................      364           23,471,224       75.02
                                         ---          -----------      ------
 Total .................. .........      542          $31,285,723      100.00%
                                         ===          ===========      ======

        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP V



                                                 AGGREGATE
                                NUMBER OF    PRINCIPAL BALANCE       % OF
                                 MORTGAGE    OUTSTANDING AS OF     MORTGAGE
OCCUPANCY STATUS*                 LOANS         CUT-OFF DATE      LOAN GROUP
-----------------------------  -----------  -------------------  -----------
Investment Property .........       56          $ 2,576,514        8.24%
Owner Occupied ..............       83            6,305,351       20.15
Second Home .................       19              796,359        2.55
Unknown .....................      384           21,607,498       69.07
                                   ---          -----------      ------
 Total ............ .........      542          $31,285,723      100.00%
                                   ===          ===========      ======

-----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination of the Mortgage Loan or, in a limited number of cases, at the time of any modification or assumption of the Mortgage Loans.


           ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                         WEIGHTED AVERAGE: 357 MONTHS



                                               AGGREGATE
                              NUMBER OF    PRINCIPAL BALANCE       % OF
                               MORTGAGE    OUTSTANDING AS OF     MORTGAGE
ORIGINAL TERM                   LOANS         CUT-OFF DATE      LOAN GROUP
---------------------------  -----------  -------------------  -----------
Up to 180 Months ..........       13          $   197,397        0.63%
181 -- 300 Months .........       13              370,432        1.18
301 -- 360 Months .........      516           30,717,893       98.19
                                 ---          -----------      ------
 Total .......... .........      542          $31,285,723      100.00%
                                 ===          ===========      ======

        YEARS OF ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                            WEIGHTED AVERAGE: 1987



                                         AGGREGATE
                        NUMBER OF    PRINCIPAL BALANCE       % OF
                         MORTGAGE    OUTSTANDING AS OF     MORTGAGE
YEAR OF ORIGINATION       LOANS         CUT-OFF DATE      LOAN GROUP
---------------------  -----------  -------------------  -----------
1983 ................        2          $   234,099        0.75%
1984 ................       15            1,185,587        3.79
1985 ................       50            2,584,724        8.26
1986 ................       33            2,180,766        6.97
1987 ................      305           19,124,033       61.13
1988 ................      131            5,743,993       18.36
1989 ................        6              232,522        0.74
                           ---          -----------      ------
 Total ........... ..      542          $31,285,723      100.00%
                           ===          ===========      ======

 STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                         WEIGHTED AVERAGE: 225 MONTHS




                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*        LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------   -----------   -------------------   -----------

Up to 59 Months ......................        14           $   202,767         0.65%
 60 -- 180 Months ....................        13               399,947         1.28
181 -- 239 Months ....................       507            30,309,656        96.88
240 Months or greater ................         8               373,353         1.19
                                             ---           -----------       ------
   Total .............................       542           $31,285,723       100.00%
                                             ===           ===========       ======

-----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.


    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP V




                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                         LOANS          CUT-OFF DATE       LOAN GROUP
------------------------   -----------   -------------------   -----------
Florida ................       349           $14,512,365        46.39%
Arizona ................        74             4,471,052        14.29
Washington .............        40             2,681,882         8.57
California .............        16             2,569,330         8.21
Texas ..................        24             2,538,251         8.11
Colorado ...............         8             1,571,664         5.02
Nevada .................         7               834,255         2.67
New Mexico .............         4               557,990         1.78
Utah ...................         3               483,074         1.54
North Carolina .........         9               475,174         1.52
Wyoming ................         2               334,451         1.07
Arkansas ...............         5               211,300         0.68
Georgia ................         1                44,934         0.14
                               ---           -----------       ------
   Total ...............       542           $31,285,723       100.00%
                               ===           ===========       ======

   ZIP CODE CONCENTRATION (OVER 2%) OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V




                                                   AGGREGATE
                                    NUMBER OF    PRINCIPAL BALANCE        % OF
                                    MORTGAGE    OUTSTANDING AS OF      MORTGAGE
ZIP CODE CONCENTRATIONS              LOANS         CUT-OFF DATE       LOAN GROUP
---------------------------------   ----------   -----------------    ----------

34668 -- Port Richey, FL ........        34           $1,115,417       3.57%
34689 -- Tarpon Springs, FL .....        22              901,464       2.88
85253 -- Scottsdale, AZ .........         5              860,800       2.75
80104 -- Castle Rock, CO ........         1              848,170       2.71
34683 -- Palm Harbor, FL ........        16              812,211       2.60
34698 -- Dunedin, FL ............        11              728,370       2.33
33526 -- Spring Hill, FL ........        15              663,388       2.12

    MONTHLY PAYMENTS DELINQUENT AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                              MORTGAGE LOAN GROUP V




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                     LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ................       522           $30,090,177        96.18%
1 Payment (30-59 days past due) ..........        17             1,076,469         3.44
2 Payments (60-89 days past due) .........         3               119,077         0.38
                                                 ---           -----------       ------
   Total .................................       542           $31,285,723       100.00%
                                                 ===           ===========       ======


         MONTHLY PAYMENTS DELINQUENT AS OF THE SERVICING TRANSFER DATE
                  OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V




                                                                      AGGREGATE
                                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                           LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ......................       521           $29,970,318        95.80%
1 Payment (30-59 days past due) ................        17             1,047,324         3.35
3 or more Payments (90+ days past due) .........         4               268,081         0.86
                                                       ---           -----------       ------
   Total .......................................       542           $31,285,723       100.00%
                                                       ===           ===========       ======

    DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
       SERVICING TRANSFER DATE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V




                                                                                    AGGREGATE
                                                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DELINQUENCY HISTORY**                                               LOANS          CUT-OFF DATE       LOAN GROUP
--------------------------------------------------------------   -----------   -------------------   -----------

0 times 30-days delinquent in last 12 months .................       398           $ 23,308,083       74.50%
1 times 30-days delinquent in last 12 months .................        80              4,626,819       14.79
2 times 30-days delinquent in last 12 months .................        15                812,042        2.60
3 times 30-days delinquent in last 12 months .................         7                461,312        1.47
4 times 30-days delinquent in last 12 months .................         3                176,717        0.56
5 times 30-days delinquent in last 12 months .................         3                127,818        0.41
6 times 30-days delinquent in last 12 months .................         1                 38,888        0.12
7 times 30-days delinquent in last 12 months .................         2                225,196        0.72
1 time 60-days delinquent in last 12 months ..................        11                466,898        1.49
2 times 60-days delinquent in last 12 months .................        14                705,107        2.25
3 or more times 60-days delinquent in last 12 months .........         8                336,842        1.08
                                                                     ---           ------------      ------
    Total ....................................................       542           $ 31,285,723      100.00%
                                                                     ===           ============      ======


-----------
** Historical performance is based on delinquency data just prior to servicing being transferred to the Master Servicer as of April 30, 1998.


               Indices of Mortgage Loans in Mortgage Loan Group V




                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
INDEX                                            LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------------------   -----------   -------------------   -----------

Treasury -- 1 Year Weekly Average .........      542            $ 31,285,723      100.00%
                                                 ---            ------------      ------
    Total .................................      542            $ 31,285,723      100.00%
                                                 ===            ============      ======


             Distributions of Interest Rate Adjustment Frequency by
Interest Payment Adjustment Frequency of Mortgage Loans in Mortgage Loan Group V




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE       % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ADJUSTMENT FREQUENCY                LOANS          CUT-OFF DATE       LOAN GROUP
-------------------------------  -----------   -------------------   -----------

Semi-Annual /Semi-Annual ......     542            $ 31,285,723      100.00%
                                    ---            ------------      ------
    Total .....................     542            $ 31,285,723      100.00%
                                    ===            ============      ======

           GROSS MARGINS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                           WEIGHTED AVERAGE: 2.795%




                                AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
GROSS MARGIN                       LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------

1.501% -- 2.000% ............         8           $    441,517        1.41%
2.001% -- 2.500% ............       126              8,301,546       26.53
2.501% -- 3.000% ............       286             17,355,725       55.47
3.001% -- 3.500% ............        92              4,138,522       13.23
3.501% -- 4.000% ............        29              1,006,367        3.22
Greater than 4.000% .........         1                 42,046        0.13
                                    ---           ------------      ------
    Total ...................       542           $ 31,285,723      100.00%
                                    ===           ============      ======


           MAXIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                          WEIGHTED AVERAGE:* 13.889%




                                 AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MAXIMUM RAGE                       LOANS          CUT-OFF DATE       LOAN GROUP
-----------------------------   -----------   -------------------   -----------

No Maximum Interest Rate ....         4           $    698,596        2.23%
12.001 -- 12.500 ............         4                433,737        1.39
12.501 -- 13.000 ............        48              2,551,699        8.16
13.001 -- 13.500 ............       251             14,183,246       45.33
13.501 -- 14.000 ............        83              3,775,048       12.07
14.001 -- 14.500 ............        42              3,159,873       10.10
14.501 -- 15.000 ............        46              3,243,958       10.37
15.001 -- 15.500 ............        12                744,563        2.38
15.501 -- 16.000 ............        39              1,977,389        6.32
16.001 -- 16.500 ............         6                217,091        0.69
16.501 -- 17.000 ............         4                161,981        0.52
17.001 -- 18.000 ............         3                138,543        0.44
                                    ---           ------------      ------
    Total ...................       542           $ 31,285,723      100.00%
                                    ===           ============      ======


-----------
* Excludes ARMs with no Maximum Rate.

           MINIMUM RATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                           WEIGHTED AVERAGE:* 5.879%




                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MINIMUM RATE                      LOANS          CUT-OFF DATE       LOAN GROUP
----------------------------   -----------   -------------------   -----------

No Minimum Rate ............        67           $ 4,368,436        13.96%
 3.000% or less ............        43             4,706,991        15.05
 3.001% --  4.000% .........        22             2,737,675         8.75
 4.001% --  5.000% .........        21             2,219,364         7.09
 5.001% --  6.000% .........        29             1,926,988         6.16
 6.001% --  7.000% .........        54             2,137,785         6.83
 7.001% --  8.000% .........       203             9,097,653        29.08
 8.001% --  9.000% .........        74             3,165,160        10.12
 9.001% -- 10.000% .........        24               806,445         2.58
10.001% -- 11.000% .........         5               119,227         0.38
                                   ---           -----------       ------
   Total ...................       542           $31,285,723       100.00%
                                   ===           ===========       ======

-----------
* Excludes ARMs with no Minimum Rate.


   PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                           WEIGHTED AVERAGE:* 2.002%




                                   AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PERIODIC RATE ADJUSTMENT CAPS       LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

No Periodic Rate Cap .........         6           $ 1,035,603         3.31%
2.000% .......................       533            30,126,611        96.30
2.500% .......................         3               123,508         0.39
                                     ---           -----------       ------
   Total .....................       542           $31,285,723       100.00%
                                     ===           ===========       ======

-----------
* Excludes ARMs with no Periodic Rate Adjustment Cap.

   NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP V
                         WEIGHTED AVERAGE: 8.3 MONTHS




                                   AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEXT INTEREST ADJUSTMENT DATE       LOANS          CUT-OFF DATE       LOAN GROUP
------------------------------   -----------   -------------------   -----------

August 1998 ..................        76           $ 5,202,175        16.63%
September 1998 ...............        29             1,529,198         4.89
October 1998 .................        47             2,545,503         8.14
Noember 1998 .................        47             2,233,708         7.14
December 1998 ................        33             1,609,234         5.14
January 1999 .................        28             1,564,271         5.00
February 1999 ................        49             2,586,009         8.27
March 1999 ...................        56             2,631,506         8.41
April 1999 ...................        70             3,986,041        12.74
May 1999 .....................        51             3,342,014        10.68
June 1999 ....................        34             2,618,788         8.37
July 1999 ....................        22             1,437,276         4.59
                                      --           -----------       ------
    Total ....................       542           $31,285,723       100.00%
                                     ===           ===========       ======


    NEGATIVE AMORTIZATION CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP V




                                                             AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE        % OF
                                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS        LOANS          CUT-OFF DATE       LOAN GROUP
---------------------------------------   -----------   -------------------   -----------

No Negative Amortization ..............       541           $31,086,509        99.36%
Negam -- 125% Cap .....................         1               199,214         0.64
                                              ---           -----------       ------
   Total ..............................       542           $31,285,723       100.00%
                                              ===           ===========       ======

      ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN THE MORTGAGE POOL
                               AVERAGE: $127,753




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL PRINCIPAL BALANCE*         LOANS          CUT-OFF DATE          POOL
------------------------------   -----------   -------------------   -----------

Less than $50,000 ............        527          $ 15,486,763           5.46%
$ 50,000 -- $ 99,999 .........        779            45,337,511          15.99
$100,000 -- $149,999 .........        552            56,821,330          20.04
$150,000 -- $199,999 .........        311            45,659,677          16.10
$200,000 -- $249,999 .........        217            40,613,206          14.32
$250,000 -- $299,999 .........        119            27,371,050           9.65
$300,000 -- $349,999 .........         51            13,342,949           4.71
$350,000 -- $399,999 .........         24             6,859,341           2.42
$400,000 -- $449,999 .........         20             7,086,875           2.50
$450,000 -- $499,999 .........         15             5,787,488           2.04
$500,000 -- $599,999 .........         17             7,979,447           2.81
$600,000 -- $699,999 .........          7             3,868,115           1.36
$700,000 or greater ..........          9             7,361,534           2.60
                                      ---          ------------         ------
    Total ....................      2,648          $283,575,287         100.00%
                                    =====          ============         ======

-----------
* The table reflects principal balances at time of origination or any later modification or assumption of the Mortgage Loans.


       UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN THE MORTGAGE POOL
                               AVERAGE: $107,090




                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
UNPAID PRINCIPAL BALANCE            LOANS          CUT-OFF DATE          POOL
------------------------------   -----------   -------------------   -----------

Less than $50,000 ............        802          $ 26,519,553           9.35%
$ 50,000 -- $ 99,999 .........        748            54,577,036          19.25
$100,000 -- $149,999 .........        508            62,208,992          21.94
$150,000 -- $199,999 .........        277            48,300,480          17.03
$200,000 -- $249,999 .........        164            36,479,097          12.86
$250,000 -- $299,999 .........         59            15,857,385           5.59
$300,000 -- $349,999 .........         30             9,684,374           3.42
$350,000 -- $399,999 .........         14             5,189,058           1.83
$400,000 -- $449,999 .........         17             7,241,014           2.55
$450,000 -- $499,999 .........          9             4,206,888           1.48
$500,000 -- $599,999 .........         11             5,949,876           2.10
$600,000 -- $699,999 .........          3             1,978,304           0.70
$700,000 or greater ..........          6             5,383,231           1.90
                                      ---          ------------         ------
    Total ....................      2,648          $283,575,287         100.00%
                                    =====          ============         ======

    MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN THE
                                  MORTGAGE POOL
                           WEIGHTED AVERAGE: 7.614%




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MORTGAGE INTEREST RATE              LOANS          CUT-OFF DATE          POOL
------------------------------   -----------   -------------------   -----------

6.000% or less ...............         18          $    917,839           0.32%
6.001% --  6.500% ............         39             1,845,843           0.65
6.501% --  7.000% ............        131             9,895,803           3.49
7.001% --  7.500% ............      1,195           159,885,226          56.38
7.501% --  8.000% ............        686            73,002,980          25.74
8.001% --  8.500% ............        306            19,085,055           6.73
8.501% --  9.000% ............        185            14,727,270           5.19
9.001% --  9.500% ............         60             3,072,972           1.08
9.501% -- 10.000% ............         22               981,716           0.35
Greater than 10.000% .........          6               160,583           0.06
                                    -----          ------------         ------
    Total ....................      2,648          $283,575,287         100.00%
                                    =====          ============         ======

  LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN THE MORTGAGE POOL
                           WEIGHTED AVERAGE:* 76.11%




                                  AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
LOAN-TO-VALUE AT ORIGINATION**      LOANS          CUT-OFF DATE          POOL
--------------------------------  ----------   -------------------    ----------

Unknown ........................        1          $    695,011           0.25%
50.00% or less .................      147             9,954,946           3.51
50.01% -- 55.00% ...............       52             4,307,510           1.52
55.01% -- 60.00% ...............       74            10,716,238           3.78
60.01% -- 65.00% ...............      127            15,044,897           5.31
65.01% -- 70.00% ...............      199            22,924,081           8.08
70.01% -- 75.00% ...............      570            69,180,354          24.40
75.01% -- 80.00% ...............      936           106,940,449          37.71
80.01% -- 85.00% ...............       51             3,924,671           1.38
85.01% -- 90.00% ...............      280            26,980,778           9.51
90.01% -- 95.00% ...............      158             8,832,157           3.11
Greater than 95.00% ............       53             4,074,193           1.44
                                      ---          ------------         ------
    Total ......................    2,648          $283,575,287         100.00%
                                    =====          ============         ======

-----------
 * Excludes Mortgage Loans with unknown Original Loan-to-Values Ratios.

** For purposes of the table, the Loan-to-Value Ratio generally was determined based on the ratio of the principal amount of the Mortgage Loan at origination to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Loan-to-Value Ratio was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.

  CURRENT LOAN BALANCE TO ORIGINAL VALUE OF MORTGAGE LOANS IN THE MORTGAGE POOL
                           WEIGHTED AVERAGE:* 65.22%




                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
CURRENT LOAN BALANCE TO ORIGINAL VALUE**        LOANS          CUT-OFF DATE          POOL
------------------------------------------   -----------   -------------------   -----------

Unknown ..................................          1         $     695,011        0.25%
50.00% or less ...........................        404            27,939,638        9.85
50.01% -- 55.00% .........................        129            14,455,336        5.10
55.01% -- 60.00% .........................        220            23,881,891        8.42
60.01% -- 65.00% .........................        443            43,315,062       15.27
65.01% -- 70.00% .........................        644            82,317,699       29.03
70.01% -- 75.00% .........................        480            57,663,330       20.33
75.01% -- 80.00% .........................        195            19,542,916        6.89
80.01% -- 85.00% .........................         93            10,268,046        3.62
85.01% -- 90.00% .........................         15             1,500,921        0.53
90.01% -- 95.00% .........................          8               509,585        0.18
Greater than 95.00% ......................         16             1,485,850        0.52
                                                  ---         -------------      ------
    Total ................................      2,648         $ 283,575,287      100.00%
                                                =====         =============      ======


-----------
 * Excludes Mortgage Loans with unknown Current Loan Balance-to-Original Values Ratios.

** For purposes of the table, the Current Loan Balance-to- Original Value
   Ratio generally was determined based on the ratio of the principal unpaid amount of the Mortgage Loan at Cut-Off to the lesser of (i) the sales price for the related Mortgaged Property or (ii) the appraised value, in each case, at the time of origination or, in certain cases, at the time of modification or assumption of the Mortgage Loan. In addition, in certain cases the Current Loan Balance to Original Value was determined solely on the basis of appraised value and not the lesser of appraised value and sales price. In certain cases, information as to the value of the Mortgaged Property was not available in the files for the applicable Mortgage Loan. In such cases, efforts were made to collect such information from other sources.


           PROPERTY TYPES OF MORTGAGED PROPERTIES IN THE MORTGAGE POOL




                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PROPERTY TYPE                            LOANS          CUT-OFF DATE          POOL
-----------------------------------   -----------   -------------------   -----------

Two-Family to Four Family .........        200         $  25,661,801        9.05%
Condominium .......................        627            46,336,868       16.34
Manufactured Housing ..............          6               201,945        0.07
Planned Unit Development ..........        181            18,301,039        6.45
Townhouse .........................         22             1,274,141        0.45
Single Family .....................      1,612           191,799,493       67.64
                                         -----         -------------      ------
    Total .........................      2,648         $ 283,575,287      100.00%
                                         =====         =============      ======

          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN THE MORTGAGE POOL




                                 AGGREGATE
                                 NUMBER OF     PRINCIPAL BALANCE        % OF
                                  MORTGAGE     OUTSTANDING AS OF      MORTGAGE
OCCUPANCY STATUS*                  LOANS          CUT-OFF DATE          POOL
-----------------------------   -----------   -------------------   -----------

Investment Property .........        587         $  52,530,840       18.52%
Owner Occupied ..............      1,593           201,357,062       71.01
Second Home .................         80             7,764,330        2.74
Unknown .....................        388            21,923,054        7.73
                                   -----         -------------      ------
    Total ...................      2,648         $ 283,575,287      100.00%
                                   =====         =============      ======


-----------
* The determination of occupancy status will have been based solely on the Borrower's representation at the time of origination of the Mortgage Loan or, in a limited number of cases, at the time of any modification or assumption of the Mortgage Loans.


             ORIGINAL TERMS OF MORTGAGE LOANS IN THE MORTGAGE POOL
                         WEIGHTED AVERAGE: 359 MONTHS




                                   AGGREGATE
                                   NUMBER OF     PRINCIPAL BALANCE        % OF
                                    MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ORIGINAL TERM                        LOANS          CUT-OFF DATE          POOL
-------------------------------   -----------   -------------------   ----------

Up to 180 Months ..............         23         $     363,875        0.13%
181 -- 300 Months .............         25               796,939        0.28
301 -- 360 Months .............      2,594           281,211,856       99.17
361 Months or greater .........          6             1,202,616        0.42
                                     -----         -------------      ------
    Total .....................      2,648         $ 283,575,287      100.00%
                                     =====         =============      ======


          YEARS OF ORIGINATION OF MORTGAGE LOANS IN THE MORTGAGE POOL
                            WEIGHTED AVERAGE: 1988




                                                  AGGREGATE
                                NUMBER OF     PRINCIPAL BALANCE        % OF
                                 MORTGAGE     OUTSTANDING AS OF      MORTGAGE
YEAR OF ORIGINATION               LOANS          CUT-OFF DATE          POOL
----------------------------   -----------   -------------------   -----------

Unknown (Modified) .........          2         $     111,336        0.04%
1976 .......................          1                43,998        0.02
1979 .......................          1                89,627        0.03
1980 .......................          1                37,800        0.01
1981 .......................         29             1,186,342        0.42
1982 .......................         24             1,114,855        0.39
1983 .......................         90             4,147,641        1.46
1984 .......................        267            14,796,801        5.22
1985 .......................        115             6,704,088        2.36
1986 .......................        100             7,562,869        2.67
1987 .......................        710            63,437,065       22.37
1988 .......................        750            96,088,380       33.88
1989 .......................        469            72,909,234       25.71
1990 .......................         81            13,828,704        4.88
1991 .......................          8             1,516,547        0.53
                                    ---         -------------      ------
    Total ..................      2,648         $ 283,575,287      100.00%
                                  =====         =============      ======

  STATED REMAINING MONTHS TO MATURITY OF MORTGAGE LOANS IN THE MORTGAGE POOL
                         WEIGHTED AVERAGE: 237 MONTHS




                                                            AGGREGATE
                                          NUMBER OF     PRINCIPAL BALANCE        % OF
                                           MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHS REMAINING AS OF CUT-OFF DATE*        LOANS          CUT-OFF DATE          POOL
--------------------------------------   -----------   -------------------   -----------

Up to 59 Months ......................         24         $     339,050        0.12%
60 -- 180 Months .....................         93             3,788,859        1.34
181 -- 239 Months ....................      1,453           112,245,742       39.58
240 Months or greater ................      1,078           167,201,635       58.96
                                            -----         -------------      ------
    Total ............................      2,648         $ 283,575,287      100.00%
                                            =====         =============      ======


-----------
* The data in this table reflects the remaining months to maturity based on the stated maturity of the Mortgage Loans, which gives effect to any Balloon Payments at the end of the term of the Mortgage Loans.


      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN THE MORTGAGE POOL




                                              AGGREGATE
                            NUMBER OF     PRINCIPAL BALANCE        % OF
                             MORTGAGE     OUTSTANDING AS OF      MORTGAGE
STATE                         LOANS          CUT-OFF DATE          POOL
------------------------   -----------   -------------------   -----------
California .............      1,502         $ 215,573,406       76.02%
Arizona ................        591            34,015,507       12.00
Florida ................        358            14,993,892        5.29
Texas ..................         46             4,940,082        1.74
Nevada .................         38             4,137,520        1.46
Washington .............         41             2,726,003        0.96
Colorado ...............         12             2,103,246        0.74
Connecticut ............          8               845,394        0.30
Utah ...................          9               765,570        0.27
New Mexico .............          5               690,269        0.24
Georgia ................          9               593,001        0.21
North Carolina .........          9               475,174        0.17
Minnesota ..............          4               437,261        0.15
Wyoming ................          3               382,827        0.14
New Jersey .............          4               386,618        0.14
Arkansas ...............          5               211,300        0.07
Massachusetts ..........          1               131,938        0.05
Tennessee ..............          1                85,587        0.03
Virginia ...............          1                65,562        0.02
Nebraska ...............          1                15,131        0.01
                              -----         -------------      ------
    Total ..............      2,648         $ 283,575,287      100.00%
                              =====         =============      ======

     ZIP CODE CONCENTRATION (OVER 2%) OF MORTGAGE LOANS IN THE MORTGAGE POOL



                                                      AGGREGATE
                                    NUMBER OF     PRINCIPAL BALANCE       % OF
                                     MORTGAGE     OUTSTANDING AS OF     MORTGAGE
ZIP CODE CONCENTRATIONS               LOANS          CUT-OFF DATE         POOL
--------------------------------   -----------   -------------------   ---------

93117 -- Goleta, CA ............       58             $7,987,902       2.82%
93010 -- Camarillo, CA .........       40              6,070,875       2.14
93003 -- Ventura, CA ...........       48              5,891,435       2.08
93105 -- Santa Barbara, CA .....       36              5,868,320       2.07

Monthly Payments Delinquent as of the Cut-Off Date of Mortgage Loans in the
                                 Mortgage Pool



                                                                AGGREGATE
                                              NUMBER OF     PRINCIPAL BALANCE        % OF
                                               MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                     LOANS          CUT-OFF DATE          POOL
------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ................      2,476          $262,025,454       92.40%
1 Payment (30-59 days past due) ..........        151            19,122,233        6.74
2 Payments (60-89 days past due) .........         21             2,427,599        0.86
                                                -----          ------------      ------
 Total ......................... .........      2,648          $283,575,287      100.00%
                                                =====          ============      ======

          MONTHLY PAYMENTS DELINQUENT AS OF THE SERVICING TRANSFER DATE
                     OF MORTGAGE LOANS IN THE MORTGAGE POOL



                                                                      AGGREGATE
                                                    NUMBER OF     PRINCIPAL BALANCE        % OF
                                                     MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MONTHLY PAYMENTS DELINQUENT                           LOANS          CUT-OFF DATE          POOL
------------------------------------------------   -----------   -------------------   -----------

None (0-29 days past due) ......................      2,570          $274,563,873       96.82%
1 Payment (30-59 days past due) ................         67             7,110,210        2.51
2 Payments (60-89 days past due) ...............          5               653,226        0.23
3 or more Payments (90+ days past due) .........          6             1,247,977        0.44
                                                      -----          ------------      ------
 Total ............................... .........      2,648          $283,575,287      100.00%
                                                      =====          ============      ======

    DELINQUENCY HISTORY FOR THE PAST TWELVE MONTHS IMMEDIATELY PRECEDING THE
         SERVICING TRANSFER DATE OF MORTGAGE LOANS IN THE MORTGAGE POOL



                                                                                        AGGREGATE
                                                                      NUMBER OF     PRINCIPAL BALANCE        % OF
                                                                       MORTGAGE     OUTSTANDING AS OF      MORTGAGE
DELINQUENCY HISTORY**                                                   LOANS          CUT-OFF DATE          POOL
------------------------------------------------------------------   -----------   -------------------   -----------

 0 times 30 -- days delinquent in last 12 months .................      2,218          $243,203,908       85.76%
 1 times 30 -- days delinquent in last 12 months .................        178            14,985,575        5.28
 2 times 30 -- days delinquent in last 12 months .................         60             5,727,700        2.02
 3 times 30 -- days delinquent in last 12 months .................         28             2,565,157        0.90
 4 times 30 -- days delinquent in last 12 months .................         18             1,896,828        0.67
 5 times 30 -- days delinquent in last 12 months .................         14             1,169,930        0.41
 6 times 30 -- days delinquent in last 12 months .................          2                78,076        0.03
 7 times 30 -- days delinquent in last 12 months .................          3               371,371        0.13
 8 times 30 -- days delinquent in last 12 months .................          3               602,730        0.21
 9 times 30 -- days delinquent in last 12 months .................          1               125,289        0.04
12 times 30 -- days delinquent in last 12 months .................          2               198,586        0.07
 1 time 60 -- days delinquent in last 12 months ..................         43             3,903,950        1.38
 2 times 60 -- days delinquent in last 12 months .................         29             2,614,922        0.92
 3 or more times 60 -- days delinquent in last 12 months .........         49             6,131,265        2.16
                                                                        -----          ------------      ------
 Total ................................................. .........      2,648          $283,575,287      100.00%
                                                                        =====          ============      ======

-----------
** Historical performance is based on delinquency data just prior to servicing being transferred to the Master Servicer as of April 30, 1998.


                 INDICES OF MORTGAGE LOANS IN THE MORTGAGE POOL



                                                                 AGGREGATE
                                               NUMBER OF     PRINCIPAL BALANCE        % OF
                                                MORTGAGE     OUTSTANDING AS OF      MORTGAGE
INDEX                                            LOANS          CUT-OFF DATE          POOL
-------------------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .................          6          $    472,686        0.17%
Treasury -- 1 Year Weekly Average .........        542            31,285,723       11.03
Cost of Funds Index .......................      2,100           251,816,878       88.80
                                                 -----          ------------      ------
 Total .......................... .........      2,648          $283,575,287      100.00%
                                                 =====          ============      ======

             DISTRIBUTIONS OF INTEREST RATE ADJUSTMENT FREQUENCY BY
  INTEREST PAYMENT ADJUSTMENT FREQUENCY OF MORTGAGE LOANS IN THE MORTGAGE POOL




                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
ADJUSTMENT FREQUENCY                     LOANS          CUT-OFF DATE          POOL
-----------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .........          6          $    472,686        0.17%
Monthly/Semi-Annual ...............          1               533,699        0.19
Monthly/Annual ....................      1,105           151,504,931       53.43
Monthly / 3 Year ..................        230            10,785,697        3.80
Semi-Annual/Semi-Annual ...........        291            45,374,260       16.00
Semi-Annual/Annual ................          6               662,948        0.23
Annual/Annual .....................      1,008            74,126,569       26.14
3 Year / 3 Year ...................          1               114,496        0.04
                                         -----          ------------      ------
   Total ..........................      2,648          $283,575,287      100.00%
                                         =====          ============      ======


              GROSS MARGINS OF MORTGAGE LOANS IN THE MORTGAGE POOL
                            WEIGHTED AVERAGE:* 2.460%




                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
GROSS MARGIN                             LOANS          CUT-OFF DATE          POOL
-----------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .........          6          $    472,686        0.17%
Negative Margin ...................          4               140,774        0.05
0.001% -- 1.500% ..................        100             4,991,000        1.76
1.501% -- 2.000% ..................        177            11,904,442        4.20
2.001% -- 2.500% ..................      1,387           177,559,415       62.61
2.501% -- 3.000% ..................        793            78,816,689       27.79
3.001% -- 3.500% ..................        140             7,958,997        2.81
3.501% -- 4.000% ..................         35             1,453,910        0.51
Greater than 4.000% ...............          6               277,373        0.10
                                         -----          ------------      ------
   Total ..........................      2,648          $283,575,287      100.00%
                                         =====          ============      ======

-----------
* Excludes Fixed Rate Mortgage Loans.

              MAXIMUM RATES OF MORTGAGE LOANS IN THE MORTGAGE POOL
                           WEIGHTED AVERAGE:* 13.599%




                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MAXIMUM RATE                             LOANS          CUT-OFF DATE          POOL
-----------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .........          6          $    472,686        0.17%
No Maximum Interest Rate ..........         97             4,569,430        1.61
11.500% or less ...................          5               654,176        0.23
11.501 -- 12.000 ..................          1                60,995        0.02
12.001 -- 12.500 ..................        110            16,174,338        5.70
12.501 -- 13.000 ..................        592            71,630,770       25.26
13.001 -- 13.500 ..................        767            90,719,553       31.99
13.501 -- 14.000 ..................        315            38,220,820       13.48
14.001 -- 14.500 ..................        189            21,267,167        7.50
14.501 -- 15.000 ..................        220            20,367,442        7.18
15.001 -- 15.500 ..................         65             4,618,867        1.63
15.501 -- 16.000 ..................        179             9,472,407        3.34
16.001 -- 16.500 ..................         50             2,784,531        0.98
16.501 -- 17.000 ..................         30             1,238,324        0.44
17.001 -- 18.000 ..................         20             1,235,231        0.44
18.001 and Greater ................          2                88,549        0.03
                                           ---          ------------      ------
   Total ..........................      2,648          $283,575,287      100.00%
                                         =====          ============      ======

-----------
* Excludes ARMs with no Maximum Rate and Fixed Rate Mortgage Loans.


              MINIMUM RATES OF MORTGAGE LOANS IN THE MORTGAGE POOL
                            WEIGHTED AVERAGE:* 5.330%




                                                    AGGREGATE
                                  NUMBER OF     PRINCIPAL BALANCE        % OF
                                   MORTGAGE     OUTSTANDING AS OF      MORTGAGE
MINIMUM RATE                        LOANS          CUT-OFF DATE          POOL
------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans ....          6          $    472,686        0.17%
No Minimum Rate ..............        978           130,917,250       46.17
 3.000% or less ..............        376            44,121,002       15.56
 3.001% --  4.000% ...........        180            20,841,997        7.35
 4.001% --  5.000% ...........         59             4,985,366        1.76
 5.001% --  6.000% ...........        180            15,067,466        5.31
 6.001% --  7.000% ...........        234            23,093,176        8.14
 7.001% --  8.000% ...........        403            27,367,425        9.65
 8.001% --  9.000% ...........        186            14,536,793        5.13
 9.001% -- 10.000% ...........         39             1,910,648        0.67
10.001% -- 11.000% ...........          6               247,896        0.09
Greater than 11.000% .........          1                13,583        0.00
                                      ---          ------------      ------
   Total .....................      2,648          $283,575,287      100.00%
                                    =====          ============      ======

-----------
* Excludes ARMs with no Minimum Rate and Fixed Rate Mortgage Loans.

     PERIODIC RATE ADJUSTMENT CAPS OF MORTGAGE LOANS IN THE MORTGAGE POOL
                           WEIGHTED AVERAGE:* 1.647%



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
PERIODIC RATE ADJUSTMENT CAPS            LOANS          CUT-OFF DATE          POOL
-----------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .........          6         $     472,686        0.17%
No Periodic Rate Cap ..............      1,208           147,957,901       52.18
0.250% ............................          2               133,626        0.05
0.500% ............................          1               120,549        0.04
0.750% ............................         79            10,124,860        3.57
1.000% ............................        210            34,913,136       12.31
1.250% ............................          1                39,400        0.01
1.500% ............................         26             1,678,799        0.59
2.000% ............................      1,108            87,575,504       30.88
2.500% ............................          3               123,508        0.04
3.000% ............................          1               114,496        0.04
4.500% ............................          1               242,461        0.09
5.000% ............................          1                40,156        0.01
7.500% ............................          1                38,204        0.01
                                         -----         -------------      ------
 Total ..................... ......      2,648         $ 283,575,287      100.00%
                                         =====         =============      ======

-----------
* Excludes ARMs with no Periodic Rate Adjustment Cap and Fixed Rate Mortgage Loans.


      NEXT INTEREST ADJUSTMENT DATES OF MORTGAGE LOANS IN THE MORTGAGE POOL
                          WEIGHTED AVERAGE: 3.2 MONTHS



                                                         AGGREGATE
                                       NUMBER OF     PRINCIPAL BALANCE        % OF
                                        MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEXT INTEREST ADJUSTMENT DATE            LOANS          CUT-OFF DATE          POOL
-----------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .........          6         $     472,686        0.17%
June 1998 .........................      1,344           163,726,083       57.74
July 1998 .........................         68             8,577,956        3.02
August 1998 .......................        196            19,776,363        6.97
September 1998 ....................        151            16,211,439        5.72
October 1998 ......................        140            14,409,515        5.08
November 1998 .....................        148            14,491,568        5.11
December 1998 .....................        135            14,432,533        5.09
January 1999 ......................         71             5,529,618        1.95
February 1999 .....................         75             4,340,762        1.53
March 1999 ........................         81             4,451,314        1.57
April 1999 ........................         91             5,338,908        1.88
May 1999 ..........................         67             4,754,008        1.68
June 1999 .........................         47             4,483,862        1.58
July 1999 .........................         24             1,564,624        0.55
After July 1999 ...................          4             1,014,049        0.36
                                         -----         -------------      ------
 Total ..................... ......      2,648         $ 283,575,287      100.00%
                                         =====         =============      ======

  NEGATIVE AMORTIZATION CHARACTERISTICS OF MORTGAGE LOANS IN THE MORTGAGE POOL



                                                             AGGREGATE
                                           NUMBER OF     PRINCIPAL BALANCE        % OF
                                            MORTGAGE     OUTSTANDING AS OF      MORTGAGE
NEGATIVE AMORTIZATION CHARACTERISTICS        LOANS          CUT-OFF DATE          POOL
---------------------------------------   -----------   -------------------   -----------

Fixed Rate Mortgage Loans .............          6         $     472,686        0.17%
No Negative Amortization ..............      1,118           104,116,914       36.72
Negam -- No Cap .......................        343            17,000,503        6.00
Negam -- 106% Cap .....................          1               533,699        0.19
Negam -- 110% Cap .....................        122            20,174,425        7.11
Negam -- 115% Cap .....................         47            10,788,599        3.80
Negam -- 120% Cap .....................          5               385,871        0.14
Negam -- 125% Cap .....................      1,006           130,102,591       45.88
                                             -----         -------------      ------
 Total ............................. ..      2,648         $ 283,575,287      100.00%
                                             =====         =============      ======

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                                     SELLER

                      ------------------------------------


         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Structured Asset Mortgage Investments Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

         Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

         Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

         The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

         The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                      ------------------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                      ------------------------------------


         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                  The date of this Prospectus is May 21, 1998.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class;
(vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.

                              AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street -- Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center -- 13th Floor, New York, New York 10048.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

         Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

         The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.

                          REPORTS TO CERTIFICATEHOLDERS

         Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates -- Reports to Certificateholders."

                                                 SUMMARY OF TERMS

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF CERTIFICATES.

Title of Securities...................................     Mortgage Pass-Through Certificates (Issuable in Series).

Seller................................................     Structured Asset Mortgage Investments, Inc., previously known as Bear
                                                           Stearns Mortgage Securities Inc., a Delaware corporation and a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation.
                                                           See "The Seller."

Trustee...............................................     The Trustee for each Series of Certificates will be
                                                           specified in the related Prospectus Supplement.

Master Servicer.......................................     One or more entities named as a Master Servicer in the related
                                                           Prospectus Supplement, which may be an affiliate of the Seller. See
                                                           "The Pooling and Servicing Agreement -- Certain Matters Regarding the
                                                           Master Servicer and the Seller."

Trust Fund Assets.....................................     A Trust Fund for a Series of Certificates will include the Mortgage
                                                           Assets consisting of (i) a pool (a "Mortgage Pool") of Single Family
                                                           Loans, Multifamily Loans, Cooperative Loans or Contracts (collectively, the "Mortgage Loans"), (ii) Agency Securities or (iii) Private
                                                           Mortgage-Backed Securities, together with payments in respect of such
                                                           Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

A. Single Family, Cooperative
     and Multi-family Loans...........................     Unless otherwise specified in the related Prospectus Supplement, Single
                                                           Family Loans will be secured by first mortgage liens on one- to four-family residential properties. Unless otherwise specified in the related Prospectus Supplement, Cooperative Loans will be secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family
                                                           Loans and Cooperative Loans may be

                                                                S-5



                                                           conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority
                                                           ("FHA") or partially guaranteed by the Veterans Administration ("VA")
                                                           as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and
                                                           Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

                                                           Multifamily Loans will be secured by first mortgage liens on rental apartment buildings or projects containing five or more residential units, including apartment buildings owned by Cooperatives. Such loans may be conventional loans or insured by the FHA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have individual principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years.

                                                           The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                                                           (a)  Interest may be payable at a fixed rate, a rate
                                                                adjustable from time to time in relation to an
                                                                index, a rate that is fixed for a period of time or under
                                                                certain circumstances and is followed by an
                                                                adjustable rate, a rate that otherwise varies from
                                                                time to time, or a rate that is convertible from an
                                                                adjustable rate to a fixed rate. Changes to an
                                                                adjustable rate may be subject to periodic
                                                                limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred
                                                                and added to the principal of a Mortgage Loan for
                                                                such periods and under such circumstances as may
                                                                be specified in the related Prospectus Supplement.
                                                                Mortgage Loans may provide for the payment of
                                                                interest at a rate lower than the specified
                                                                interest rate on the Mortgage Loan (the "Mortgage Rate") for a period of time or for the life of the Mortgage
                                                                Loan, and the amount of any difference may be
                                                                contributed from funds supplied by the seller of the Mortgaged
                                                                Property or another source ("Buydown Loans") or

                                                                may be treated as accrued interest and added to the
                                                                principal of the Mortgage Loan.

                                                           (b)  Principal may be payable on a level debt service
                                                                basis to fully amortize the Mortgage Loan over its
                                                                term, may be calculated on the basis of an assumed
                                                                amortization schedule that is significantly longer
                                                                than the original term to maturity or on an
                                                                interest
                                                                rate that is different from the interest rate on
                                                                the
                                                                Mortgage Loan or may not be amortized during all
                                                                or
                                                                a portion of the original term. Payment of all or a
                                                                substantial portion of the principal may be due on
                                                                maturity ("balloon" payments). Principal may
                                                                include
                                                                interest that has been deferred and added to the
                                                                principal balance of the Mortgage Loan.

                                                           (c)  Payments of principal and interest may be fixed for
                                                                the life of the Mortgage Loan, may increase over a
                                                                specified period of time or may change from
                                                                period
                                                                to period. Mortgage Loans may include limits on
                                                                periodic increases or decreases in the amount of
                                                                monthly payments and may include maximum or
                                                                minimum amounts of monthly payments.

                                                           (d)  Prepayments of principal may be subject to a
                                                                prepayment fee, which may be fixed for the life of
                                                                the Mortgage Loan or may decline over time, and
                                                                may be prohibited for the life of the Mortgage
                                                                Loan
                                                                or for certain periods ("lockout periods"). Certain
                                                                Mortgage Loans may permit prepayments after
                                                                expiration of the applicable lockout period and
                                                                may
                                                                require the payment of a prepayment fee in
                                                                connection with any such subsequent prepayment.
                                                                Other Mortgage Loans may permit prepayments
                                                                without payment of a fee unless the prepayment
                                                                occurs during specified time periods. The
                                                                Mortgage
                                                                Loans may include due-on-sale clauses which
                                                                permit
                                                                the mortgagee to demand payment of the entire
                                                                Mortgage Loan in connection with the sale or
                                                                certain
                                                                transfers of the related Mortgaged Property. Other
                                                                Mortgage Loans may be assumable by persons
                                                                meeting the then applicable underwriting standards
                                                                of the Lender.

                                                           Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Seller, either directly or through an affiliate, from
                                                           Lenders.

B. Contracts..........................................     Contracts will consist of conditional sales and installment sales or loan agreements secured by new or used Manufactured Homes (as defined herein). Contracts may be conventional loans, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus
                                                           Supplement. Unless otherwise specified in the related Prospectus
                                                           Supplement, each Contract will be fully amortizing and will bear interest at a fixed accrual percentage rate ("APR"). Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

C. Agency Securities..................................     The Agency Securities will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association
                                                           ("GNMA Certificates"), (ii) Guaranteed Mortgage Pass-Through
                                                           Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA
                                                           Certificates"), (iii) Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC
                                                           Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA,
                                                           FHLMC or
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                                                           another government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such
                                                           Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program,
                                                           FHLMC's Cash or Guarantor Program or another program specified in the
                                                           Prospectus Supplement. The payment characteristics of the Mortgage
                                                           Loans underlying the Agency Securities will be described in the related
                                                           Prospectus Supplement.

D. Private Mortgage-Backed
     Securities.......................................     Private Mortgage-Backed Securities may include (i) mortgage participations or pass-through certificates representing beneficial interests in certain Mortgage Loans or (ii) Collateralized Mortgage
                                                           Obligations ("CMOs") secured by such Mortgage Loans. Private Mortgage-
                                                           Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-
                                                           Backed Securities themselves will not be so insured or guaranteed. See
                                                           "The Trust Fund -- Private Mortgage- Backed Securities." Unless
                                                           otherwise specified in the Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such
                                                           Private Mortgage-Backed Securities. See "The Trust Fund -- Private
                                                           Mortgage-Backed Securities."

                                                           The related Prospectus Supplement for a Series will specify (i) the aggregate approximate principal amount and type of any Private
                                                           Mortgage-Backed Securities to be included in the Trust Fund for such
                                                           Series; (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed
                                                           Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the
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                                                           approximate aggregate principal amount, if known, of the underlying
                                                           Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated
                                                           maturities of the Mortgage Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed
                                                           Securities; (iv) the weighted average term-to-stated maturity of the
                                                           Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi)
                                                           the weighted average pass-through or certificate rate of the Private
                                                           Mortgage-Backed Securities; (vii) the issuer of the Private
                                                           Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the
                                                           Private Mortgage-Backed Securities (the "PMBS Servicer") and the
                                                           trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee");
                                                           (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the
                                                           Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage- Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private Mortgage- Backed
                                                           Securities may, or are required to, be repurchased prior to stated
                                                           maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee.
                                                           See "The Trust Fund."

E. Pre-Funding and Capitalized Interest
     Accounts.........................................     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding
                                                           Account") established and maintained with the Trustee for the related
                                                           Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding
                                                           Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related
                                                           Prospectus Supplement (the "Pre-Funding Period"). The Primary Assets to
                                                           be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded
                                                           Amount remains on deposit in the Pre- Funding Account at the end of the
                                                           Pre- Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to
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                                                           prepay the Certificates of the applicable Series. The amount initially deposited in a pre-funding account for a Series of Certificates will not exceed fifty percent of the aggregate principal amount of such
                                                           Series of Certificates.

                                                           If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the
                                                           Certificates of such Series will be deposited in the Capitalized
                                                           Interest Account and used to fund the excess, if any, of (x) the sum of
                                                           (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the
                                                           Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus
                                                           Supplement.

Description of the
     Certificates.....................................     Each Certificate will represent a beneficial ownership interest in a
                                                           Trust Fund created by the Seller pursuant to a Pooling and Servicing
                                                           Agreement (each, an "Agreement") among the Seller, the Master
                                                           Servicer(s) and the Trustee for the related Series. The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes of senior Certificates (collectively, the "Senior
                                                           Certificates") which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more classes of subordinate Certificates (collectively, the "Subordinated
                                                           Certificates"). Certain Series or classes of Certificates may be covered by insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement as described herein and in the related
                                                           Prospectus Supplement.

                                                           One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of
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                                                           scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus
                                                           Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to
                                                           Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on the
     Certificates.....................................     Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on such other Distribution Dates specified in the Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the
                                                           Certificates as specified in the related Prospectus Supplement. The amount allocable to payments of principal and interest on any
                                                           Distribution Date will be determined as specified in the Prospectus
                                                           Supplement. Unless otherwise specified in the Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto, and the aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of a date specified in the related Prospectus Supplement related to the creation of the Trust Fund
                                                           (the "Cut-off Date") and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans,
                                                           Agency Securities or Private Mortgage-Backed Securities, net of the
                                                           aggregate servicing fees and any other amounts specified in the
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                                                           Prospectus Supplement. If specified in the Prospectus Supplement, the aggregate original principal balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the Mortgage Assets. The Pass-Through Rate at which interest will be passed through to holders of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus Supplement. Any such rate may be calculated on a loan- by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement.

Credit Enhancement....................................     The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related Prospectus Supplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types:

A. Subordination......................................     The rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the assets in the related
                                                           Trust Fund will be subordinated to such rights of the holders of the
                                                           Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior
                                                           Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature may be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                                           Certificates, the amounts of principal and interest due them on each
                                                           Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the Subordinated
                                                           Certificateholders; (ii) reducing the ownership interest of the related
                                                           Subordinated Certificates; (iii) a combination of clauses (i) and (ii)
                                                           above; or (iv) as otherwise described in the related Prospectus
                                                           Supplement. The protection afforded to the holders of Senior
                                                           Certificates of a Series by means of the subordination feature also may be accomplished by allocating certain

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                                                           types of losses or delinquencies to the Subordinated Certificates to the extent described in the related Prospectus Supplement.


                                                           If so specified in the related Prospectus Supplement, the same class of
                                                           Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and
                                                           Subordinated Certificates with respect to other types of payments or types of losses or delinquencies. If so specified in the related
                                                           Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the
                                                           Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of
                                                           Subordinated Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Certificates or released from the related Trust Fund.

B. Reserve Accounts...................................     One or more Reserve Accounts may be established and maintained for each
                                                           Series. The related Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust
                                                           Fund for such Series and will also specify the manner of funding the related Reserve Account and the conditions under which the amounts in any such Reserve Account will be used to make distributions to holders of Certificates of a particular class or released from the related
                                                           Trust Fund.

C. Pool Insurance Policy..............................     A mortgage pool insurance policy or policies (the "Pool Insurance
                                                           Policy") may be obtained and maintained for each Series pertaining to
                                                           Single Family Loans, Cooperative Loans or Contracts, limited in scope, covering defaults on the related Single Family Loans, Cooperative Loans or Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Single Family Loans, Cooperative
                                                           Loans or Contracts included in
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                                                           the Mortgage Pool as of the Cut-off Date or such other date as is specified in the related Prospectus Supplement.

D. Special Hazard Insurance
     Policy...........................................     In the case of Single Family Loans, Cooperative Loans or Contracts, certain physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a special hazard insurance policy or policies (the "Special Hazard Insurance Policy").
                                                           Unless otherwise specified in the related Prospectus Supplement, each
                                                           Special Hazard Insurance Policy will be limited in scope and will cover losses in an initial amount equal to the greatest of (i) a specified percentage of the aggregate principal balance of the Single Family
                                                           Loans, Cooperative Loans or Contracts as of the related Cut-off Date,
                                                           (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest Single Family Loan, Cooperative Loan or Contract in the
                                                           related Mortgage Pool, or (iii) the aggregate principal balance of
                                                           Single Family Loans, Cooperative Loans or Contracts as of the Cut-off
                                                           Date secured by property in any single zip code concentration.

E. Bankruptcy Bond....................................     A bankruptcy bond or bonds (the "Bankruptcy Bond") may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Single Family Loan, Cooperative
                                                           Loan or Contract. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.


F. FHA Insurance and VA
     Guarantee........................................     All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance and all or a portion of the Single Family
                                                           Loans or Contracts in a Mortgage Pool may be partially guaranteed by the VA.

G. Other Arrangements.................................     Other arrangements as described in the related Prospectus Supplement including, but not limited to, one or more letters of credit, financial guaranty insurance policies or third party guarantees, interest rate or other swap agreements, caps, collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that rates the related Series of Certificates (the "Rating Agency").
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H. Cross Support......................................     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets or separate Trust Funds may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain
                                                           Certificates evidencing beneficial ownership of one or more asset groups or Trust Funds prior to distributions to other Certificates evidencing a beneficial ownership interest in other asset groups or
                                                           Trust Funds. If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust
                                                           Funds, until the credit support is exhausted. If applicable, the
                                                           Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified asset groups or Trust Funds.

Advances..............................................     Unless otherwise specified in the related Prospectus Supplement, each
                                                           Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of a Master
                                                           Servicer (a "Sub-Servicer") will be obligated to advance amounts corresponding to delinquent principal and interest payments on such
                                                           Mortgage Loan until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any such obligation to make advances may be limited to amounts due holders of Senior Certificates of the related Series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related Prospectus Supplement. See
                                                           "Description of the Certificates -- Advances." Advances will be reimbursable to the extent described herein and in the related
                                                           Prospectus Supplement.

Optional Termination..................................     The Master Servicer, the holders of the residual interests in a REMIC, or any other entity specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing Agreement -- Termination; Optional
                                                           Termination."

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Legal Investment......................................     Unless otherwise specified in the related Prospectus Supplement, each class of Certificates offered hereby and by the related Prospectus
                                                           Supplement will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and,
                                                           as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

                                                           Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the
                                                           Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal
                                                           Investment" herein.

Certain Federal Income Tax
     Consequences.....................................     The federal income tax consequences of the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust Fund (or certain assets of the Trust Fund) as a REMIC under the Internal Revenue Code of
                                                           1986, as amended (the "Code").

                                                           REMIC. If an election is to be made to treat the Trust Fund for a series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the REMIC ("REMIC
                                                           Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual
                                                           Certificates").

                                                           For federal income tax purposes, REMIC Regular Certificates generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such Certificates. Holders of REMIC
                                                           Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC
                                                           Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed repayment rate. The REMIC Residual Certificates generally will not be treated as
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                                                           evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                                           Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as
                                                           "unrelated business taxable income". In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual
                                                           Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them.
                                                           "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "CERTAIN FEDERAL INCOME TAX
                                                           CONSEQUENCES -- REMIC RESIDUAL CERTIFICATES -- TAX ON DISPOSITION OF
                                                           REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER; HOLDING BY
                                                           PASS-THROUGH ENTITIES," ARE PROHIBITED FROM ACQUIRING OR HOLDING ANY
                                                           BENEFICIAL INTEREST IN THE REMIC RESIDUAL CERTIFICATES. In certain cases, a transfer of a REMIC Residual Certificate will not be effective for Federal income tax purposes. See "Certain Federal Income Tax
                                                           Consequences -- Transfers of REMIC Residual Certificates" and " --
                                                           Foreign Investors" herein.

                                                           GRANTOR TRUST. If no election is to be made to treat the Trust Fund for a series of Certificates ("Non-REMIC Certificates") as a REMIC, the
                                                           Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Holders of
                                                           Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Loans and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation)
                                                           from the Mortgage Loan and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust
                                                           Fund.

                                                           Investors are advised to consult their tax advisors and to review
                                                           "Certain Federal Income Tax Consequences" herein and, if applicable, in the related Prospectus Supplement.
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ERISA Considerations..................................     A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                                           1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase, holding or disposition of Certificates could give rise to a prohibited transaction under ERISA or the Code or subject the assets of the Trust
                                                           Fund to the fiduciary investment standards of ERISA. See "ERISA
                                                           Considerations."

                                                       S-19

                                 THE TRUST FUND

         A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans,
(ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

         The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program-Underwriting Standards."

         The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS-GENERAL

         The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each
--------
* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

         Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

         The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub- Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement-Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program-Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement-Sub-Servicing by Lenders," "-Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates-Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

         Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

         The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

         Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

         Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant- stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant- stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant- stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS

         The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

         Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to- Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

         If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         The GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

         The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

         FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

         Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

         FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government- sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government- sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage- Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

         The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS

Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

         If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.


                                 USE OF PROCEEDS

         The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.


                                   THE SELLER

         Structured Asset Mortgage Investments, Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. On May 1, 1998, the Seller changed its name from Bear Stearns Mortgage Securities Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

         The Seller does not have, nor is it expected in the future to have, any significant assets.


                              MORTGAGE LOAN PROGRAM

         The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

         Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

         In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

         Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

QUALIFICATIONS OF LENDERS

         Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY LENDERS; REPURCHASES

         Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

         Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."

         If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

         The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.


                         DESCRIPTION OF THE CERTIFICATES

         Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series.
The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167.

GENERAL

         Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest"), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

         Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

         The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

         GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

         Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

         AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                  (a)      all payments which were due on or before the Cut-off
                           Date;

                  (b) all Liquidation Proceeds, all Insurance Proceeds, all Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                  (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related
                           Sub-Servicers);

                  (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                  (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate Account; and

                  (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

         DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination."

         UNSCHEDULED DISTRIBUTIONS. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

         In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (E.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii) the amount of any advance by the Master Servicer;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

                  (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

                  (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

                  (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

                  (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

         If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

         DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

         Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.


                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

         If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

         In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus
Supplement.

POOL INSURANCE POLICIES

         If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged

Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

         A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

         The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

         To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

         The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

         If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

         To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

         The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA INSURANCE; VA GUARANTEES

         Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub- Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage
Loan.

         The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

         If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

         If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.


                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various

Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

         The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the

Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

         Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity.
As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

         Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

         Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

         The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such
Certificates.


                       THE POOLING AND SERVICING AGREEMENT

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         ASSIGNMENT OF THE MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things,
(i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),
(iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

         With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

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



         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

         ASSIGNMENT OF AGENCY SECURITIES. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or Sub-Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

         Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

         (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any

Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program -- Representations by Lenders; Repurchases" or " -- Assignment of Mortgage Assets" above;

         (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

         (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

         The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificateholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.

SUB-SERVICING BY LENDERS

         Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under " -- Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See " -- Servicing and Other Compensation and Payment of Expenses."

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties.

Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant- stockholders (as defined in Code Section 216(b)(2)).

By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         PRIMARY INSURANCE POLICIES. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Master Servicer not being approved as a servicer by the Primary Insurer.

         RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

         In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

         If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees,

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sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER

         One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

         Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and

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will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

         Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

         Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing

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institution with a net worth of at least $10,000,000 to act as successor to the
Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

         Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

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         Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

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         COOPERATIVES.  Certain of the Mortgage Loans may be Cooperative Loans.
The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

         CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally

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perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.
Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

         As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

         The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title

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



to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending

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



upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

         COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant- stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive

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



sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         CONTRACTS. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is

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



entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state

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



constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS

         Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


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



                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.

REMIC ELECTIONS

         Under the Code, an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates," which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

         With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock & Stroock & Lavan LLP or Thacher Proffitt & Wood, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

         To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of

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



the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

         STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

         For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

         CURRENT INCOME ON REMIC REGULAR CERTIFICATES -- GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

         ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

         Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

         The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates

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will specify the Prepayment Assumption, but no representation is made that the
REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

         The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

         The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

         QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

         PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

         PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID

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



Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC

Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

         In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

         If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

         INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

         MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

         In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

         Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates -- Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

         SINGLE-CLASS REMICS. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

         SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over (ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates -- Market Discount."

         REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

         TERMINATION. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

         Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

         Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

         The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

         A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

         As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

         A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

         If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

         There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

         MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

         In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that

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



would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

         The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

         If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

         The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

         A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).


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



         Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

         DEALERS' ABILITY TO MARK TO MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

         If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

         The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701 (i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

         A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

         The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

         TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

         RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

         A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

         The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

         For taxable years beginning after December 31, 1997, all partners of certain "electing large partnerships" having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC will be disallowed, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below.

         The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in

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



(ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST FUND EXPENSES

         A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

         REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

         REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules.
Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign
Investors --
Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

         The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

         Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

         The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

         Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

         The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

         TAX STATUS OF THE TRUST FUND. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan LLP or Thacher Proffitt & Wood, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool.
Accordingly,
each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC
Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

         A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

         STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) (v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

         TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

         If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests -- Current Income on REMIC Regular Interests -- Original Issue Discount" and " -- Market Discount" above.

         If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This might require the use of the pricing prepayment assumption instead of the prepayment assumptions used in the underlying transactions.

         In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

         Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass- through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discounts -- Variable Rate REMIC Regular Certificates" will be applied.

         TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates."

         If discount on the Mortgage Loans other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non- REMIC Certificate. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Market Discount."

         If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

         If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non- REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

         SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non- REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

         FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

         Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997 a FASIT, as defined in Section 860L of the Code), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                              ERISA CONSIDERATIONS

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

         In DOL Regulation ss.2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and
Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

         The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

         For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

         In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

         Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

         PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

         If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

         Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

         One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

         Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.


                                LEGAL INVESTMENT

SMMEA

         Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

FFIEC POLICY STATEMENT

         The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

         The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

         The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

         A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

         In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

         The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than 10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

         When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by
(i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

         Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

         Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERALLY

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

         The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

         Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

         The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

         The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

         The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

TERM                                                                      PAGE

Accounts          ..........................................................16
Accrual Certificates........................................................18
Agency Securities ...........................................................1
Agreement         ..........................................................11
APR               ...........................................................8
ARM               ..........................................................68
Available Funds   ..........................................................17
Bankruptcy Bond   ..........................................................15
Basis Risk Shortfall........................................................51
Bear, Stearns     ..........................................................75
Buydown Funds     ..........................................................52
Buydown Loans     ...........................................................6
Capitalized Interest Account................................................11
Cede              ..........................................................21
Certificate Account.........................................................33
Certificate Register........................................................16
Certificateholders...........................................................1
Cleanup Costs     ..........................................................50
CMOs              ...........................................................9
Code              ..........................................................17
Collateral Value  ...........................................................3
Commission        ...........................................................3
Contracts         ...........................................................1
Cooperative Loans ...........................................................1
Cooperatives      ...........................................................5
Current Principal Amount....................................................18
Cut-off Date      ..........................................................12
Definitive Certificates.....................................................21
Detailed Description.........................................................1
Determination Date..........................................................17
Distribution Date ...........................................................3
DTC               ..........................................................21
ERISA             ..........................................................19
Events of Default ..........................................................40
FDIC              ..........................................................14
FHA               ...........................................................6
FHA Insurance     ..........................................................16
FHA Loans         ...........................................................5
FHLMC             ...........................................................1
FHLMC Act         ...........................................................8
FHLMC Certificate group......................................................8
FHLMC Certificates...........................................................8
Final Withholding Regulations...............................................65
FNMA              ...........................................................1

FNMA Certificates ...........................................................8
FTC Rule          ..........................................................48
Garn-St Germain Act.........................................................48
GNMA              ...........................................................1
GNMA Certificates ...........................................................8
GNMA Issuer       ...........................................................6
Guaranty Agreement........................................................6, 7
Housing Act       ...........................................................5
HUD               ..........................................................10
Indirect Participant........................................................21
Insurance Proceeds..........................................................33
Insured Expenses  ..........................................................32
Lender            ...........................................................1
LIBOR             ..........................................................74
Liquidation Expenses........................................................33
Liquidation Proceeds........................................................33
Loan-to-Value Ratio..........................................................3
lockout periods   ...........................................................7
Lower Tier REMIC  ..........................................................60
Manufactured Homes...........................................................5
Manufacturer's Invoice Price.................................................3
Master Servicer   ...........................................................1
Mortgage          ..........................................................31
Mortgage Assets   ...........................................................1
Mortgage Loans    ...........................................................5
Mortgage Pool     ...........................................................5
Mortgage Rate     ...........................................................6
Mortgaged Properties.........................................................1
Mortgagors        ..........................................................17
Multifamily Loans ...........................................................1
Multiple Variable Rate REMIC Regular Certificate............................57
National Credit Rating Agencies.............................................71
NCUA              ..........................................................73
Non-REMIC Certificates......................................................18
OID Regulations   ..........................................................53
Participants      ..........................................................21
Pass-Through Rate ...........................................................3
Percentage Interests........................................................40
Permitted Investments.......................................................28
Plan              ..........................................................70
PMBS Agreement    ..........................................................10
PMBS Issuer       ..........................................................10
PMBS Servicer     ..........................................................10
PMBS Trustee      ..........................................................10
Policy Statement  ..........................................................73
Pool Insurance Policy.......................................................14
Pool Insurer      ..........................................................23
Pre-Funded Amount ..........................................................10
Pre-Funding Account.........................................................10
Pre-Funding Period..........................................................10
Prepayment Assumption.......................................................53

Presumed Single Qualified Floating Rate.....................................56
Presumed Single Variable Rate...............................................56
Primary Insurance Policy.....................................................1
Primary Insurer   ..........................................................37
Principal Prepayments.......................................................18
Private Mortgage-Backed Securities...........................................1
Protected Account ..........................................................32
PTCE 83-1         ..........................................................70
PTE 90-30         ..........................................................71
Purchase Price    ..........................................................14
Rating Agency     ..........................................................15
Record Date       ..........................................................16
Refinance Loan    ...........................................................3
Regulation        ..........................................................70
REIT              ..........................................................61
Relief Act        ..........................................................49
REMIC             ...........................................................2
REMIC Certificates..........................................................51
REMIC Regular Certificates..................................................17
REMIC Regulations ..........................................................52
REMIC Residual Certificates.................................................17
Reserve Account   ...........................................................3
Restricted Group  ..........................................................71
Retained Interest ..........................................................16
RICs              ..........................................................61
Seller            ...........................................................1
Senior Certificates.........................................................11
Single Family Loans..........................................................1
Single Variable Rate REMIC Regular Certificate..............................56
SMMEA             ..........................................................17
Special Hazard Insurance Policy.............................................15
Special Hazard Insurer......................................................24
Sub-Servicer      ..........................................................16
Sub-Servicing Agreement.....................................................33
Subordinated Certificates...................................................11
Superlien         ..........................................................50
Terms             ...............................................1, 15, 32, 74
Tiered REMICs     ..........................................................52
Title V           ..........................................................49
Trust Fund        ...........................................................1
Trustee           ...........................................................1
UCC               ..........................................................21
United States person........................................................64
VA                ...........................................................6
VA Guarantees     ..........................................................16
VA Loans          ...........................................................5
Variable Rate Non-REMIC Certificates........................................67
Variable Rate REMIC Regular Certificate.....................................55
Yield Supplement Agreement..................................................51